AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2003
                                                     REGISTRATION NO. 333-106984


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         -------------------------------
                          GOLDEN PHOENIX MINERALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MINNESOTA                         1499                41-1878178
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                          3595 Airway Drive, Suite 405
                               Reno, Nevada 89511
                            Telephone: (775) 853-4919
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Copies to:

      Michael R. Fitzsimonds                  Clayton E. Parker, Esq.
            President                        Ronald S. Haligman, Esq.
  Golden Phoenix Minerals, Inc.             Kirkpatrick & Lockhart LLP
   3595 Airway Drive, Suite 405      201 South Biscayne Boulevard, Suite 2000
        Reno, Nevada 89511                        Miami, FL 33131
  Telephone No.: (775) 853-4919            Telephone No.: (305) 539-3300
  Telecopier No.: (775) 853-5010          Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box.[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2003


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                                   PROSPECTUS
                          GOLDEN PHOENIX MINERALS, INC.
                        23,624,604 SHARES OF COMMON STOCK



This Prospectus relates to the sale of up to 23,624,604 shares of our common stock by Fusion Capital Fund II, LLC. Fusion Capital, sometimes referred to in this Prospectus as the selling shareholder, is offering for sale up to 23,624,604 shares of our common stock, of which 21,587,302 shares may be sold to Fusion Capital pursuant to the terms of a common stock purchase agreement, 1,587,302 shares that have been previously issued to Fusion Capital as a commitment fee, 250,000 shares that we issued to Fusion Capital as reimbursement to Fusion Capital for certain expenses purchased by Fusion Capital, and 200,000 shares of our common stock previously purchased by Fusion Capital. On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital pursuant to which Fusion Capital has agreed to purchase, on each trading day, $15,000 of our common stock up to an aggregate, under certain conditions described in this Prospectus, of $12.0 million. The prices at which Fusion Capital may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by Fusion Capital.


Our common stock is quoted on the Nasdaq Over-the-Counter Bulletin Board under the symbol "GPXM." On August 25, 2003, the last reported sale price for our common stock as reported on the Nasdaq Over-the-Counter Bulletin Board was $0.38 per share.



                              --------------------


INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF THESE RISKS.


                              --------------------

The selling shareholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.


                              --------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   THE DATE OF THIS PROSPECTUS IS _____, 2003.

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----


PROSPECTUS SUMMARY .....................................................    1
RISK FACTORS ...........................................................    2
FORWARD-LOOKING STATEMENTS .............................................    8
USE OF PROCEEDS ........................................................    9
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS ...............   10
THE FUSION TRANSACTION .................................................   11
DILUTION ...............................................................   15
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS .........................................................   16
BUSINESS ...............................................................   26
LEGAL PROCEEDINGS ......................................................   35
MANAGEMENT .............................................................   36
PRINCIPAL SHAREHOLDERS .................................................   40
DESCRIPTION OF CAPITAL STOCK ...........................................   41
SHARES ELIGIBLE FOR FUTURE SALE ........................................   44
SELLING SHAREHOLDER ....................................................   45
PLAN OF DISTRIBUTION ...................................................   46
LEGAL MATTERS ..........................................................   47
EXPERTS ................................................................   47
WHERE YOU CAN FIND ADDITIONAL INFORMATION ..............................   47
GLOSSARY OF CERTAIN MINING TERMS .......................................   48
FINANCIAL STATEMENTS ...................................................  F-1

                               PROSPECTUS SUMMARY


BUSINESS

         We are a Minnesota corporation. Our principal executive offices are located at 3595 Airway Drive, Suite 405, Reno, Nevada. Our telephone number is 775-853-4919. The address of our website is www.golden-phoenix.com. Information on our website is not part of this Prospectus.

         We plan to produce economically valuable minerals from the mineral properties we currently control, and from mineral properties that we may acquire in the future. We intend to concentrate our exploration efforts in the Western United States.


THE OFFERING


         On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase, on each trading day, $15,000 of our common stock up to an aggregate, under certain conditions described below, of $12.0 million. Fusion Capital, the selling shareholder under this Prospectus, is offering for sale up to 23,624,604 shares of our common stock. As of August 25, 2003, there were 90,905,892 shares outstanding, including the 1,587,302 shares that we have issued to Fusion Capital as a commitment fee, 250,000 shares that we issued to Fusion Capital as reimbursement to Fusion Capital for certain expenses in connection with the common stock purchase agreement and 200,000 shares of our common stock purchased by Fusion Capital, all of which are included in the offering pursuant to this Prospectus, but excluding an additional 1,587,302 shares which may be issued to Fusion Capital in the future under the common stock purchase agreement. The 23,624,604 shares offered by this Prospectus represents approximately 26.5% of our total outstanding common stock as of August 25, 2003. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement.

         The $12.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock. We have the right to set a minimum purchase price, known as a "floor price," at any time. Currently, the floor price is $0.15. We can increase or decrease the floor price at any time upon one trading day's prior notice to Fusion Capital. However, the floor price cannot be less than $0.10. Fusion Capital does not have the right or the obligation to purchase shares of common stock in the event that the price of our common stock is less than the applicable floor price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $15,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Absent these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than 9.9%. In the event our stock price is greater than the $0.10 floor price, we will issue fewer shares to Fusion Capital to draw down on the common stock purchase agreement.

                                  RISK FACTORS

         You should carefully consider the risks described below before purchasing our common stock. The risks set forth below describe the material risks presently known by the Company. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment. You should acquire shares of our common stock only if you can afford to lose your entire investment.


WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE


         We have yet to establish any history of profitable operations. We have incurred annual operating losses of $3,839,898, and $2,507,052 respectively, during the years ended December 31, 2002 and 2001, respectively. As a result, at December 31, 2002, we had an accumulated deficit of $14,044,406. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our gold mines. We may not be able to successfully commercialize our gold mines or ever become profitable.



THE SALE OF OUR COMMON STOCK TO FUSION CAPITAL WILL CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE


         The purchase price for the common stock to be issued to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time. The sale of shares to Fusion Capital pursuant to the common stock purchase agreement will have a dilutive impact on our stockholders. For illustrative purposes, if we assume that Golden Phoenix had issued 40,000,000 shares of common stock under the common stock purchase agreement at an assumed offering price of $0.30 per share (i.e., the maximum number of shares needed in order to raise a total of $12.0 million under the common stock purchase agreement), less offering expenses of $35,000, our net tangible book value as of June 30, 2003 would have been $9,488,444 or $0.1060 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0783 per share and an immediate dilution to new stockholders of $0.3017 per share. The 23,624,604 shares of common stock offered by this Prospectus represents approximately 26.0% of our total outstanding common stock as of August 25, 2003. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue under the common stock purchase agreement to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.



THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO SIGNIFICANT RECURRING LOSSES FROM OPERATIONS, ACCUMULATED DEFICIT AND WORKING CAPITAL DEFICIT ALL OF WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING


         Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2002 and 2001 with respect to their substantial doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the fiscal year ended December 31, 2002, we have generated significant losses from operations, had an accumulated deficit of $14,044,406 and had a working capital deficit of $4,192,682 at December 31, 2002, which together raises substantial doubt about our ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to our financial statements for the fiscal year ended December 31, 2002.



WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS


         We do not currently have sufficient financial resources to fund our operations. As of June 30, 2003, we had a working capital deficit of $4,562,958. Therefore, we need additional funds to continue these operations. Upon effectiveness of this registration statement which we are filing pursuant to the common stock purchase agreement with Fusion Capital, we only have the right to receive $15,000 per trading day under such agreement unless our stock price equals or exceeds $0.40, in which case the daily amount may be increased under certain conditions as the price of our common stock increases.

         If sufficient financing from Fusion Capital is not available or if we are unable to commercialize and sell our gold, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $12.0 million under the common stock purchase agreement with Fusion Capital, we may still need additional financing to fully implement our business, operating and development plans if our future revenues are not sufficient to meet our working capital needs. At this time, we cannot accurately predict the amount of additional financing we may need to fully implement our business, operating and development plans, as our mining operations are constantly evolving. Anticipated total operating costs for the life of our mines exceed the funding available through our agreement with Fusion Capital. We anticipate that the financing from Fusion Capital should satisfy our liquidity needs for the next twelve months. As an example, testing and engineering on Phase II of the Mineral Ridge property is not currently complete and will require us to reevaluate our projection on a regular basis as these results are obtained. The amount of additional financing that we require is not known at this time as certain operational goals must be met first in order to better estimate our capital requirements. In the event we require additional financing in addition to the Fusion Capital financing to sustain our working capital needs and if such additional financing be unavailable or prohibitively expensive when we require it, we would be forced to curtail or cease our business operations.


THE VALIDITY OF OUR UNPATENTED MINING CLAIMS COULD BE CHALLENGED, WHICH COULD FORCE US TO CURTAIL OR CEASE OUR BUSINESS OPERATIONS


         A majority of our properties consist of unpatented mining claims, which we own or lease. These claims are located on federal land or involve mineral rights that are subject to the claims procedures established by the General Mining Law. We must make certain filings with the county in which the land or mineral is situated and with the Bureau of Land Management and pay an annual holding fee of $100 per claim. If we fail to make the annual holding payment or make the required filings, our mining claim could be void or voidable. Because mining claims are self- initiated and self-maintained rights, they are subject to unique vulnerabilities not associated with other types of property interests. It is difficult to ascertain the validity of unpatented mining claims from public property records and, therefore, it is difficult to confirm that a claimant has followed all of the requisite steps for the initiation and maintenance of a claim. The General Mining Law requires the discovery of a valuable mineral on each mining claim in order for such claim to be valid, and rival mining claimants and the United States may challenge mining claims. Under judicial interpretations of the rule of discovery, the mining claimant has the burden of proving that the mineral found is of such quality and quantity as to justify further development, and that the deposit is of such value that it can be mined, removed and disposed of at a profit. The burden of showing that there is a present profitable market applies not only to the time when the claim was located, but also to the time when such claim's validity is challenged. However, only the federal government can make such challenges; they cannot be made by other individuals with no better title rights than those of Golden Phoenix. It is therefore conceivable that, during times of falling metal prices, claims that were valid when they were located could become invalid if challenged. Title to unpatented claims and other mining properties in the western United States typically involves certain other risks due to the frequently ambiguous conveyance history of those properties, as well as the frequently ambiguous or imprecise language of mining leases, agreements and royalty obligations. No title insurance is available for mining. In the event we do not have good title to our properties, we would be forced to curtail or cease our business operations.



ESTIMATES OF MINERAL RESERVES AND OF MINERALIZED MATERIAL ARE INHERENTLY FORWARD-LOOKING STATEMENTS, SUBJECT TO ERROR, WHICH COULD FORCE US TO CURTAIL OR CEASE OUR BUSINESS OPERATIONS


         Estimates of mineral reserves and of mineralized material are inherently forward-looking statements subject to error. Although estimates of proven and probable reserves are made based on a high degree of assurance in the estimates at the time the estimates are made, unforeseen events and uncontrollable factors can have significant adverse impacts on the estimates. Actual conditions will inherently differ from estimates. The unforeseen adverse events and uncontrollable factors include: geologic uncertainties including inherent sample variability, metal price fluctuations, fuel price increases, variations in mining and processing parameters, and adverse changes in environmental or mining laws and regulations. The timing and effects of variances from estimated values cannot be predicted.

         o GEOLOGIC UNCERTAINTY AND INHERENT VARIABILITY: Although the estimated reserves and additional mineralized material have been delineated with appropriately spaced drilling to provide a high degree of assurance in the continuity of the mineralization, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. There may also be unknown geologic details that have not been identified or correctly appreciated at the current level of delineation. This results in uncertainties that cannot be reasonably eliminated from the estimation process. Some of the resulting variances can have a positive effect and others can have a negative effect on mining operations. Acceptance of these uncertainties is part of any mining operation.

         o METAL PRICE VARIABILITY: The prices for gold, silver, and copper fluctuate in response to many factors beyond anyone's ability to predict. The prices used in making the reserve estimates are disclosed and differ from daily prices quoted in the news media. The percentage change in the price of a metal cannot be directly related to the estimated reserve quantities, which are affected by a number of additional factors. For example, a 10 percent change in price may have little impact on the estimated reserve quantities and affect only the resultant positive cash flow, or it may result in a significant change in the amount of reserves. Because mining occurs over a number of years, it may be prudent to continue mining for some period during which cash flows are temporarily negative for a variety of reasons including a belief that the low price is temporary and/or the greater expense incurred in closing a property permanently.

         o FUEL PRICE VARIABILITY: The cost of fuel can be a major variable in the cost of mining, one which is not necessarily included in the contract mining prices obtained from mining contractors but is passed on to the overall cost of operation. Although high fuel prices by historical standards have been used in making the reserve estimates included herein, future fuel prices and their impact are difficult to predict, but could force us to curtail or cease our business operations.

         o VARIATIONS IN MINING AND PROCESSING PARAMETERS: The parameters used in estimating mining and processing efficiency are based on testing and experience with previous operations at the properties or on operations at similar properties. While the parameters used have a reasonable basis, various unforeseen conditions can occur that may materially affect the estimates. In particular, past operations indicate that care must be taken to ensure that proper ore grade control is employed and that proper steps are taken to ensure that the leaching operations are executed as planned. The mining contracts for the mines include clauses addressing these issues to help ensure planned requirements are met. Nevertheless, unforeseen difficulties may occur in planned operations, which would force us to curtail or cease our business operations.

         o        CHANGES  IN  ENVIRONMENTAL  AND MINING  LAWS AND  REGULATIONS:
                  Golden Phoenix believes that it currently complies with existing environmental and mining laws and regulations affecting its operations. The reserve estimates contain cost estimates based on requirements compliance with current laws and regulations. While there are no currently known proposed changes in these laws or regulations, significant changes have affected past operations and additional changes may occur in the future.


ENVIRONMENTAL CONTROLS COULD CURTAIL OR DELAY THE EXPLORATION AND DEVELOPMENT OF OUR MINES AND IMPOSE SIGNIFICANT COSTS ON US


         We are required to comply with numerous environmental laws and regulations imposed by federal and state authorities. At the federal level, legislation such as the Clean Water Act, the Clean Air Act, the RCRA, CERCLA and the National Environmental Policy Act impose effluent and waste standards, performance standards, air quality and emissions standards and other design or operational requirements for various components of mining and mineral processing, including gold and copper ore mining and processing. In January 2001, the Bureau of Land Management amended its surface management regulations to require bonding of all hard rock mining and exploration operations involving greater than casual use to cover the estimated cost of reclamation. The impact of bonding the Mineral Ridge Mine has been significant. The estimated and agreed-upon reclamation cost of the Mineral Ridge property increased from $1.64 million in 1996 to $2.7 million in 2003, an increase of approximately $1.06 million or 65%. The increase was not a result of changes in the required work to be completed, but rather it was a result of changes in the administrative costs of the reclamation and changes with respect to how leach pads and tailing dams are reclaimed. In addition, insurance companies are now requiring additional cash collateral from mining companies in order for the insurance companies to issue the surety bond. This addition of cash collateral for the bond has had a significant impact on our ability to bring the Mineral Ridge property into production. We have satisfied the initial cash collateral requirement for the surety bond and the bond is in place. We have two remaining payments for the bond, totaling approximately $337,000, due prior to March 2004, with annual premiums thereafter of approximately $11,300, decreasing annually as the surety limits decrease. We anticipate meeting this obligation from funds generated by any future revenue, our Fusion Capital financing or through a possible payment plan set up with the insurance company. In the event we are unable to meet remaining financial obligations for the surety bond, the insurance company could force us to curtail or cease operations.


         Many states, including the State of Nevada (where all of our properties are located), have also adopted regulations that establish design, operation, monitoring, and closing requirements for mining operations. Under these regulations, mining companies are required to provide a reclamation plan and financial assurance to insure that the reclamation plan is implemented upon completion of mining operations. Additionally, Nevada and other states require mining operations to obtain and comply with environmental permits, including permits regarding air emissions and the protection of surface water and groundwater. Although we are currently in compliance with applicable federal and state environmental laws, changes in those laws and regulations may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.


PROPOSED LEGISLATION AFFECTING THE MINING INDUSTRY COULD HAVE AN ADVERSE EFFECT ON US

         During the past several years, the United States Congress considered a number of proposed amendments to the General Mining Law of 1872, as amended, which governs mining claims and related activities on federal lands. In 1992, a holding fee of $100 per claim was imposed upon unpatented mining claims located on federal lands. Beginning in October 1994, a moratorium on processing of new patent applications was approved. In addition, a variety of legislation over the years has been proposed by the sitting United States Congress to further amend the General Mining Law. If any of this legislation is enacted, the proposed legislation would, among other things, change the current patenting procedures, limit the rights obtained in a patent, impose royalties on unpatented claims, and enact new reclamation, environmental controls and restoration requirements. The royalty proposal ranges from a two percent royalty on "net profits" from mining claims to an eight percent royalty on modified gross income/net smelter returns. The extent of any such changes that may be enacted is not presently known, and the potential impact on us as a result of future congressional action is difficult to predict. If enacted, the proposed legislation could adversely affect the economics of developing and operating our mines because many of our properties consist of unpatented mining claims on federal lands. Our financial performance could therefore be materially and adversely affected by passage of all or pertinent parts of the proposed legislation, which could force us to curtail or cease our business operations.


THE  DEVELOPMENT  AND  OPERATION  OF  OUR  MINING  PROJECTS   INVOLVE   NUMEROUS
UNCERTAINTIES

         Mine development projects, including our planned projects, typically require a number of years and significant expenditures during the development phase before production is possible.

         Development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

         o        estimation of reserves;

         o        anticipated metallurgical recoveries;

         o        future gold prices; and

         o        anticipated capital and operating costs of such projects.

         Our mine development projects may have limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

         Any  of  the  following   events,   among  others,   could  affect  the
profitability or economic feasibility of a project:

         o unanticipated changes in grade and tonnage of ore to be mined and processed;

         o        unanticipated adverse geotechnical conditions;

         o        incorrect data on which engineering assumptions are made;

         o costs of constructing and operating a mine in a specific environment;

         o        availability and cost of processing and refining facilities;

         o        availability of economic sources of power;

         o        adequacy of water supply;

         o        adequate access to the site;

         o        unanticipated transportation costs;

         o government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

         o        fluctuations in gold prices; and

         o        accidents, labor actions and force majeure events.

         Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.


GOLD EXPLORATION IS HIGHLY SPECULATIVE, INVOLVES SUBSTANTIAL EXPENDITURES, AND IS FREQUENTLY NON-PRODUCTIVE

         Gold exploration involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored end up being ultimately developed into producing mines. To the extent that we continue to be involved in gold exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. We cannot assure you that our gold exploration efforts will be successful. The risks associated with gold exploration include:

         o the identification of potential gold mineralization based on superficial analysis;

         o the quality of our management and our geological and technical expertise; and

         o        the capital available for exploration and development.

         Substantial expenditures are required to determine if a project has economically mineable mineralization. It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities. Because of these uncertainties, our current and future exploration programs may not result in the discovery of reserves, the expansion of our existing reserves or the further development of our mines.


MINERAL EXPLORATION IS HIGHLY SPECULATIVE

         Exploration for minerals is highly speculative and involves greater risks than are inherent in many other industries. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Also, because of the uncertainties in determining metallurgical amenability of any minerals discovered, the mere discovery of mineralization may not warrant the mining of the minerals on the basis of available technology. The exploration targets on the properties we own, lease or acquire in the future may not contain commercially mineable mineral deposits.


THE PRICE OF GOLD AND COPPER ARE HIGHLY VOLATILE AND A DECREASE IN THE PRICE OF GOLD OR COPPER CAN HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

         The profitability of gold and copper mining operations is directly related to the market prices of gold and copper. The market prices of gold and copper fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of gold and copper from the time development of a mine is undertaken and the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop one or more of our mines at a time when the price of gold or copper makes such exploration economically feasible and, subsequently, incur losses because the price of gold or copper decreases. Adverse fluctuations of the market prices of gold and copper, respectively, may force us to curtail or cease our business operations.

MINING RISKS AND INSURANCE COULD HAVE AN ADVERSE EFFECT ON OUR PROFITABILITY

         Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. Although we currently maintain insurance to ameliorate some of these risks, more fully described in the description of our business in this Prospectus, such insurance may not continue to be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties. Either of these events could cause us to curtail or cease our business operations.


WE ARE CURRENTLY NOT COMPLIANT WITH THE TERMS OF OUR INTERNATIONAL ENEXCO JOINT VENTURE AND OUR F.W. LEWIS EXPLORATION LICENSE


         On January 28, 1998, we acquired the right to earn a 60% interest in the International Enexco Limited patented mining claims with respect to the Contact Project in Elko County, Nevada, through a combination of annual work commitments totaling $2.6 million on the Enexco property and $4,000 per month payments to Enexco totaling $313,000 over seven years. At June 30, 2003, our total past-due liability for monthly payments and minimum work commitments to Enexco was $1,426,000. Enexco has deferred the current late payments for a future unspecified date. The current late payments are due on demand by Enexco. In the event we are unable to pay Enexco the amounts due when demanded, we could lose our investment in the Contact Project. In addition, if we are found in default of any term of the agreement with Enexco, our earn-in right will expire.


         On July 10, 1998, Golden Phoenix entered into a separate exploration license and purchase option agreement for the SF Lewis Trust portion of the Contact Project. The F. W. Lewis Inc. Exploration License with Option to Purchase was acquired for an initial payment of $15,000 and 100,000 shares of common stock. The agreement requires Golden Phoenix to make monthly cash payments, initially at $1,500 per month and then escalating to $2,500 per month and will total $149,000. In addition, Golden Phoenix is to issue F.W. Lewis common shares with total cash value of $2.2 million over the 4-1/2 year option term which ended December 31, 2002 and expend a total of $1,650,000 of minimum work commitment related costs. On February 19, 2003 Lewis and Golden Phoenix entered into a First Amendment to Exploration License with Option to Purchase, which extended the term of the Agreement to December 31, 2007 and modified the requirements for the stock distributions to 350,000 shares on January 1 and on July 1 of each year and minimum annual work commitments of $100,000. Monthly payments continue at $2,500. On May 7, 2003, the parties signed a second amendment that clarified that expenditures for work performed by Golden Phoenix on either the Lewis property or the adjoining International Enexco Ltd. property shall be applied to Lewis' minimum work commitment. Additionally, the second amendment clarified that Lewis holds a Production Royalty with respect to the Enexco property. As of June 30, 2003, $62,500 has been paid toward the monthly payments and 4,453,623 shares have been issued, which were valued at $676,000. As of June 30, 2003, the total liability owed to F.W. Lewis was $58,000 for the exploration license, $1,634,000 for the bi-annual stock distribution and $1,167,000 for the minimum work commitment. In the event we are unable to pay F.W. Lewis the amounts owed, we could lose our investment in the SF Lewis Trust portion of the Contact Property.


WE ARE DEPENDENT ON KEY PERSONNEL, THE LOSS OF EITHER OF THEM MAY HAVE AN ADVERSE EFFECT

         We are dependent on the services of certain key executives, including Michael R. Fitzsimonds, President and Chairman of the Board of Directors, and Steven D. Craig, Vice-President and Director. The loss of either of these individuals could force us to curtail our business and operations. We currently do not have key person insurance on these individuals.


THE MARKET PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE, WHICH COULD HINDER OUR ABILITY TO RAISE ADDITIONAL CAPITAL

         The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to agreements, title to our properties or proprietary rights, may have a significant impact on the market price of our stock. The range of the high and low bid prices of our common stock over the last 3 years has been between $0.46 and $0.09. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by the Company, including Fusion Capital and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the price of our securities, which could hinder our ability to raise additional capital to fully implement our business, operating and development plans.


PENNY STOCK REGULATIONS AFFECT OUR STOCK PRICE, WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR STOCK

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our securities will be subject to the penny stock rules, and investors may find it more difficult to sell their securities.

                           FORWARD-LOOKING STATEMENTS

         This Prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our estimates of mineral reserves and mineralized material, (b) our projected sales and profitability, (c) our growth strategies, (d) anticipated trends in our industry, (e) our future financing plans, (f) our anticipated needs for working capital, (g) our lack of operational experience and (h) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

                                 USE OF PROCEEDS

         This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholder. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive up to $12 million in proceeds from the sale of our common stock to Fusion Capital under the common stock purchase agreement. Any proceeds from Fusion Capital we receive under the common stock purchase agreement will be used for working capital and general corporate purposes.

         For illustrative purposes, we have set forth below our intended use of net proceeds for the range of proceeds indicated below to be received under the common stock purchase agreement.

                                 USE OF PROCEEDS

--------------------------------------------------------------------------------
PROCEEDS RECEIVED                                   $2,999,700        $7,041,200
--------------------------------------------------------------------------------
Mineral Ridge Mine
  Equipment (new/used)                              $  170,400        $  400,000
  Existing equipment rehabilitation                    213,000           500,000
  G&A startup                                          106,500           250,000
  Working capital                                    1,065,300         2,500,000
  Process engineering                                  106,500           250,000
  Metallurgical testing                                 63,900           150,000
  Reclamation bond                                     170,400           400,000
                                                    ----------        ----------
      Total                                         $1,896,000        $4,450,000
                                                    ==========        ==========
Mineral Ridge Exploration
  Drilling                                          $  170,400        $  400,000
  Assaying                                              25,500            60,000
  Consultants                                           25,500            60,000
  Permitting                                             8,400            20,000
                                                    ----------        ----------
      Total                                         $  229,800        $  540,000
                                                    ==========        ==========
Contact Project
  Lease and joint venture payments                  $   33,300        $   78,000
  Work commitment                                      149,100           350,000
  Permitting                                             8,400            20,000
  Consultants                                           21,300            50,000
                                                    ----------        ----------
      Total                                         $  212,100        $  498,000
                                                    ==========        ==========
Borealis Project
  Lease  payments                                   $   41,400        $   97,200
  Drilling                                              85,200           200,000
  Assaying                                              21,300            50,000
  Permitting                                            12,900            30,000
  Metallurgical work                                    63,900           150,000
  Consultants                                           42,600           100,000
                                                    ----------        ----------
      Total                                         $  267,300        $  627,200
                                                    ==========        ==========
Corporate Expenses
  Salaries                                          $  106,500        $  250,000
  Legal expenses                                       106,500           250,000
  Accounting expenses                                   42,600           100,000
  Consultants                                           63,900           150,000
  Equipment leases                                      40,800            96,000
  Office lease                                          12,900            30,000
  Office supplies and expenses                          21,300            50,000
                                                    ----------        ----------
      Total                                         $  394,500        $  926,000
                                                    ==========        ==========
      Total Proceeds Received                       $2,999,700        $7,041,200
                                                    ==========        ==========


         We anticipate that any proceeds that we may receive under the common stock purchase agreement that exceeds $7,041,200 would be used for the acquisition and development of additional mining properties.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

         Our common stock has been publicly traded since August 6, 1997. The securities are traded on the over-the-counter market, and quoted on the Nasdaq Electronic Bulletin Board under the symbol "GPXM." The following table sets forth for the periods indicated the range of high and low closing bid quotations per share as reported by the over-the-counter market for the past two years. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.


                 YEAR 2000                                HIGH             LOW
                 ---------                                ----             ---
                 First Quarter                            $0.40           $0.20
                 Second Quarter                           $0.24           $0.15
                 Third Quarter                            $0.19           $0.14
                 Fourth Quarter                           $0.17           $0.11

                 YEAR 2001                                HIGH             LOW
                 ---------                                ----             ---
                 First Quarter                            $0.15           $0.09
                 Second Quarter                           $0.21           $0.10
                 Third Quarter                            $0.16           $0.10
                 Fourth Quarter                           $0.13           $0.09

                 YEAR 2002                                HIGH             LOW
                 ---------                                ----             ---
                 First Quarter                            $0.25           $0.09
                 Second Quarter                           $0.55           $0.18
                 Third Quarter                            $0.46           $0.23
                 Fourth Quarter                           $0.31           $0.17

                 YEAR 2003                                HIGH             LOW
                 ---------                                ----             ---
                 First Quarter                            $0.34           $0.17
                 Second Quarter                           $0.33           $0.15
                 Third Quarter (July 1 - August 25)       $0.44           $0.25



         On August 25, 2003, the closing price of our common stock as reported on the Over-the-Counter Bulletin Board was $0.38 per share. On August 25, 2003, we had in excess of 500 holders of common stock and 90,905,892 shares of our common stock were issued and outstanding. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.



DIVIDENDS

         We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

                             THE FUSION TRANSACTION


GENERAL

         On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $15,000 of our common stock or an aggregate of $12.0 million. The $12.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock. We have the right to set a minimum purchase price at any time as described below. Fusion Capital does not have the right or the obligation to purchase shares of our common stock in the event that the purchase price (as discussed below) of our common stock is less than $0.10 or the minimum price we may set in the future. There are no restrictions on Fusion Capital's ability to sell common stock below $0.10 or the minimum price we may set in the future.

         We have authorized the sale and issuance of 20,000,000 shares of our common stock to Fusion Capital under the common stock purchase agreement. We estimate that the maximum number of shares we will sell to Fusion Capital under the common stock purchase agreement will be 20,000,000 shares (exclusive of the shares issued or issuable to Fusion Capital as the commitment fee assuming Fusion Capital purchases all $12.0 million of common stock.


PURCHASE OF SHARES UNDER THE COMMON STOCK PURCHASE AGREEMENT

         Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend such purchases at any time, and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $15,000 of our common stock. This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount as described below. The purchase price per share is equal to the lesser of:

         o the lowest sale price of our common stock on the purchase date; or

         o the average of the three (3) lowest closing sale prices during the ten (10) consecutive trading days prior to the date of a purchase by Fusion Capital.

         The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $15,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Absent these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

         The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital under the common stock purchase agreement at varying purchase prices:

                                            PERCENTAGE        PROCEEDS FROM THE
                                        OUTSTANDING AFTER     SALE OF SHARES TO
                                         GIVING EFFECT TO   FUSION CAPITAL UNDER
 ASSUMED AVERAGE    NUMBER OF SHARES     THE ISSUANCE TO      THE COMMON STOCK
  PURCHASE PRICE     TO BE PURCHASED    FUSION CAPITAL(1)    PURCHASE AGREEMENT
  --------------     ---------------    -----------------    ------------------
       $0.15            21,587,302              19.2%              $3,238,095
       $0.20            21,587,302              19.2%              $4,317,460
       $0.25            21,587,302              19.2%              $5,396,826
       $0.30            21,587,302              19.2%              $6,476,191
       $0.38            21,587,302              19.2%              $7,555,556
       $0.50            21,587,302              19.2%             $10,793,651
       $0.60            20,000,000              18.0%             $12,000,000
       $0.75            16,000,000              15.0%             $12,000,000
       $1.00            12,000,000              11.7%             $12,000,000
       $2.00             6,000,000               6.2%             $12,000,000
       -----             ---------               ----             -----------




(1) Based on 90,905,892 shares outstanding as of August 25, 2003. Includes the issuance of 1,587,202 shares of common stock issued to Fusion Capital as a commitment fee, the 250,000 shares of common stock issued to Fusion Capital as reimbursement of certain expenses incurred by Fusion Capital and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.

(2)      Closing sale price of our common stock on August 25, 2003.

         We are registering 21,587,302 shares pursuant to this Prospectus, which we may sell to Fusion Capital under the common stock purchase agreement. We have the right, but not the obligation, to register more shares of common stock in the future. Presently, we estimate that we will sell no more than 21,587,302 shares to Fusion Capital under the common stock purchase agreement, not including the 1,587,302 shares issued or issuable as a commitment fee, the 250,000 shares issued to Fusion Capital as reimbursement of expenses incurred by Fusion Capital and the 200,000 shares of our common stock previously purchased by Fusion Capital, all of which are included in this offering. We have the right to terminate the common stock purchase agreement at any time for any or for no reason without any payment or liability to Fusion Capital.



MINIMUM PURCHASE PRICE

         We have the right to set a minimum purchase price ("floor price") at any time. Currently, the floor price is $0.15. We can increase or decrease the floor price at any time upon one trading day prior notice to Fusion Capital. However, the floor price cannot be less than $0.10. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock in the event that the purchase price is less than the then applicable floor price.


OUR RIGHT TO SUSPEND PURCHASES

         We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.


OUR RIGHT TO INCREASE AND DECREASE THE DAILY PURCHASE AMOUNT

         Under the common stock purchase agreement Fusion Capital has agreed to purchase on each trading day during the 40-month term of the agreement, $15,000 of our common stock or an aggregate of $12.0 million. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. We also have the right to increase the daily purchase amount as the market price of our common stock increases. Specifically, for every $0.10 increase in the threshold price (as defined below) above $0.40, we have the right to increase the daily purchase amount by up to an additional $1,500. For example, if the threshold price is $0.60 we would have the right to increase the daily purchase amount up to an aggregate of $18,000. The "threshold price" is the lowest sale price of our common stock during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our common stock is below the Threshold Price, the applicable increase in the daily purchase amount will be void.

OUR TERMINATION RIGHTS

         We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.


EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON OUR SHAREHOLDERS

         All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 40 months from the date of this Prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the common stock purchase agreement.


NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

         Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.


EVENTS OF DEFAULT

         Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to us upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement of which this Prospectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

         o suspension by our principal market of our common stock from trading for a period of three consecutive trading days;

         o the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the Nasdaq Bulletin Board Exchange, the Nasdaq National Market, the Nasdaq National SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

         o the transfer agent's failure for five trading days to issue to Fusion Capital shares of our common stock which Fusion Capital is entitled to under the common stock purchase agreement;

         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days;

         o a default by us of any payment obligation in excess of $1.0 million; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.


COMMITMENT SHARES ISSUED TO FUSION CAPITAL

         We have previously issued to Fusion Capital 1,587,302 shares of our common stock as a commitment fee and 250,000 shares of our common stock as reimbursement for certain expenses related to the transaction. In addition, Fusion Capital may receive up to an additional 1,587,302 shares of our common stock as a fee with respect to purchases of our common stock in excess of $6.0 million. Specifically, after Fusion Capital has purchased $6.0 million worth of our common stock, we will issue to Fusion Capital up to an additional 1,587,302 shares of our common stock pro rata based upon our receipt of proceeds in excess of $6.0 million until such time as we have receive $12.0 million under the common stock purchase agreement. Unless an event of default occurs, Fusion Capital must hold all of the shares issued as a commitment fee until 40 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated.


NO VARIABLE PRICED FINANCINGS

         Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion Capital's prior written consent.

                                    DILUTION


         The net tangible book value of Golden Phoenix as of June 30, 2003 was ($2,476,556) or ($0.0277) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Golden Phoenix (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to Golden Phoenix, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the common stock purchase agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the common stock purchase agreement. The following example shows the dilution to new investors at an offering price of $0.38 per share.

         If we assume that Golden Phoenix had issued 40,000,000 shares of common stock under the common stock purchase agreement at an assumed offering price of $0.38 per share (i.e., the maximum number of shares needed in order to raise a total of $12.0 million under the common stock purchase agreement), less offering expenses of $35,000, our net tangible book value as of June 30, 2003 would have been $9,488,444 or $0.0783 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.1060 per share and an immediate dilution to new stockholders of $0.3017 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                            $0.3800
Net tangible book value per share before this offering          ($0.0277)
Increase attributable to new investors                           $0.1060
                                                                 -------
Net tangible book value per share after this offering                              $0.0783
                                                                                   -------
Dilution per share to new stockholders                                             $0.3017
                                                                                   =======



         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


           ASSUMED            NO. OF SHARES TO BE     DILUTION PER SHARE TO
       OFFERING PRICE              ISSUED(1)              NEW INVESTORS
       --------------              ---------              -------------
          $0.3800                 31,578,947                 $0.3017
          $0.2850                 42,105,263                 $0.2129
          $0.1900                 63,157,895                 $0.1279
          $0.0950                126,315,789                 $0.0510


---------------
(1) Golden Phoenix is registering 21,587,302 shares of common stock under the common stock purchase agreement.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Except for historical information, the following Management's Discussion and Analysis contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Our actual results could differ materially from those reflected in these forward-looking statements as a result of certain factors that include, but are not limited to, the risks discussed in the Section entitled "Risk Factors". Please see the statements contained under the Section entitled "Forward-Looking Statements."


OVERVIEW

         Golden Phoenix Minerals, Inc. is a mineral-property development company, formed in Minnesota on June 2, 1997, specializing in acquiring and consolidating mineral properties with production potential and future growth through exploration discoveries. Acquisition and development emphasis is focused on properties containing gold, silver, copper, and other strategic minerals that are located in Nevada. Presently our primary mining property asset is the operating Mineral Ridge gold mine. The other two key properties are the Contact copper-silver project and the Borealis gold-silver project.


         Golden Phoenix purchased the Mineral Ridge mine in late 2000 out of bankruptcy for $225,000 cash and the assumption of a $382,000 liability to Sierra Pacific Power Co. for a facility charge for the installation of a grid power line. Additional commitments were also assumed, including obligations to pay advanced royalty payments of $60,000 per year and the annual permit cost for the Nevada Department of Environmental Protection of approximately $20,000 during the time the permits were being transferred to Golden Phoenix from the previous operator. Golden Phoenix filed a $1.8 million interim reclamation bond, which allowed us to hold the Mineral Ridge property while other permitting was underway. The reclamation permit, which was in place when Golden Phoenix bought the property out of bankruptcy, was not transferable and the company holding the surety bond refused to write a new bond for a startup company. We were required to post a new bond, but this could not be completed until a new reclamation plan and permit was completed. The bond was due for a three-year review by the Bureau of Land Management and Nevada Department of Environmental Protection. This review changed the cost of the bond from $1.64 million to $3.2 million for the same plan. The previous bonding company wanted to be released from the bond held by the Bureau of Land Management; however, without a replacement bond, the only method of release would have been by reclaiming the property. To avoid loss of the property value due to destruction of the infrastructure, Golden Phoenix needed to bring the property back into production. We negotiated an interim bond amount to keep the project in a status-quo status until a new plan and bond amount could be negotiated. The source for the cash bond was from the two previous operators and one of our shareholders. On May 8, 2003, Golden Phoenix obtained a new amended operating permit and on June 23, 2003, we filed a $2.7 million reclamation bond with the Bureau of Land Management with respect to the Mineral Ridge mine. Now that the new permit and bond are in place the company assumes its reclamation obligation to be $2.7 million. We are working to obtain additional operating capital required to put the mine into production. Once these goals are achieved, our operating plan provides for us to realize (1) gold production from the leach pad through the addition of new cyanide to the regular leach fluids to increase gold recovery and (2) significant new gold production from initiating open pit mining, which will be processed through cyanide vat leach gold recovery plant. Pursuant to our internally generated feasibility study for Mineral Ridge, which was evaluated and reported by Behre Dolbear & Company, Inc. an independent mineral auditing consultant, the total value of the gold sales over the six-year mine life, at a $325 gold price, is estimated to be $59 million. The total operating cost, which includes royalty payments, refining costs, mining costs, milling costs, reclamation costs, and operating expenses, is estimated to be $36 million. Capital cost, including reclamation bonding, is estimated to be $6 million. The net income after taxes is estimated to be $12 million.


         The Borealis property is held under a lease agreement with the Borealis Partnership, which consists of three separate individuals who combined their separate properties to facilitate leasing the entire mineralized zone covered by the three properties. Mining will be by open pit and processing by cyanide leaching. We intend to retain a contract miner to conduct mining, crushing, and reclamation operations. Golden Phoenix personnel will supervise the contractor. Pursuant to our internally generated feasibility study for Mineral Ridge, which was evaluated and reported by Behre Dolbear & Company, Inc., the total value of the gold sales over a 6-year mine life, at a $325 per ounce gold price, is estimated to be $27 million including silver credits. The total operating cost, which includes royalty payments, refining costs, mining costs, milling costs, reclamation costs, and operating expenses, is estimated to be $13 million and capital costs, including reclamation bonding, are estimated at $8 million. The net cash flow including federal income taxes is estimated to be $3 million.

         The Contact property is held through agreements with two separate entities, the International Enexco Joint Venture and F. W. Lewis, Inc. Golden Phoenix's operating control over property owned by these two entities allows it to combine deposits within the district allowing for economic mining, which was previously not possible. Mining will be by open pit and processing by solvent extraction-electro-wining leaching.


         The Company has a history of operating losses and we expect to continue to incur operating losses in the near future as we initiate mining operations at our three mines and conduct additional exploration in their vicinity. As a development stage company we have been funded primarily through stock sales and loans from officers and shareholders with the addition of revenue from gold sales through the production from the Mineral Ridge mine. We intend to develop and mine existing reserves and to further delineate additional, identified mineral deposits at our three mines. We also intend to explore for undiscovered deposits on these three properties and to acquire and explore new properties, all with the view to enhancing the value of such properties. We have been open to and will continue to entertain possible joint ventures with other mining company partners. Except for the agreement in principal executed May 6, 2003 with Gryphon Gold Corporation. No other joint ventures have been entered into.

         Our ability to satisfy the cash requirements of our mining development and exploration operations will be dependent upon future financing and cash flow from the Mineral Ridge gold mine. We anticipate that additional financing will be obtained, although no assurance can be made that funds will be available on terms acceptable to us.


GOING CONCERN

         The report of our independent accountants on our December 31, 2002 financial statements includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to substantial recurring losses from operations and significant accumulated deficit and working capital deficit. Our ability to continue as a going concern will be determined by our ability to obtain additional funding and commence and maintain successful operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


CRITICAL ACCOUNTING POLICIES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a wide variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements. Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become even more subjective and complex. We have identified certain accounting policies that are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 of the Notes to the Financial Statements.

         Several of those critical accounting policies are as follows:

         PROVEN AND PROBABLE ORE RESERVES. On a periodic basis, management reviews the reserves that reflect estimates of the quantities and grades of ore at our mineral properties which management believes can be recovered and sold at prices in excess of the total cost associated with extraction and processing the ore. Management's calculations of proven and probable ore reserves are based on, along with independent consultant evaluations, in-house engineering and geological estimates using current operating costs, metals prices and demand for our products. Periodically, management obtains external determinations of reserves.

         In early 2003 Behre Dolbear & Company, Inc., Denver, Colorado was contracted to do an independent technical review of our reported mine reserves at Mineral Ridge, Borealis and Contact. In conducting the assignment, they reviewed and examined geologic, geostatistical, mining, processing, environmental, and economic information and data supplied by Golden Phoenix. While Behre Dolbear discussed this information and data with Golden Phoenix's staff and other consultants, it has independently satisfied itself that the parameters used are reasonable in accord with industry-accepted practice. Based on this review, Behre Dolbear believes that Golden Phoenix has reasonable basis for concluding that reserves exist at the Mineral Ridge and Borealis projects. The estimated reserves are at probable level of assurance for the Borealis Project while the Mineral Ridge Project includes some proven reserves, which have not been separated from the probable reserves. For the Contact Project, Behre Dolbear found that enough information exists to delineate mineralized material under the SEC terminology. They further found that with some additional modeling and analysis, some of this mineralized material could be reclassified as a probable reserve.

         Reserve estimates will change as existing reserves will be depleted through production, as well as changes in estimates caused by changing production cost and/or metals prices. Changes in reserves may also require revision based on actual production experience once production commences.

         Declines in the market price of metals, as well as increased production or capital costs or reduced recovery rates, may render ore reserves uneconomic to exploit. Should that occur, restatements or reductions in reserves and asset write-downs in the applicable accounting periods may be required. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations. No assurance can be given that the estimate of the amount of metal or the indicated level of recovery of these metals will be realized.

         DEPRECIATION AND DEPLETION. Depreciation is based on the estimated useful lives of the assets and is computed using the straight-line method.

         IMPAIRMENT OF LONG-LIVE ASSETS. Management reviews the net carrying value of all property and equipment and other long-lived assets, including mineral properties, on a periodic basis. We estimate the net realizable value of asset based on the estimated undiscounted future cash flows that will be generated from operations at each property, the estimated salvage value of the surface plant and equipment and the value associated with property interests. These estimates of undiscounted future cash flows are dependent upon the estimates of metal to be recovered from proven and probable ore reserves, future production cost estimates and future metals price estimates over the estimated remaining life of the mineral property. If undiscounted cash flows are less than the carrying value of a property, an impairment loss will be recognized based upon the estimated expected future cash flows from the property discounted at an interest rate commensurate with the risk involved.

         Management's estimates of metals prices, recoverable proven and probable ore reserves, and operating, capital and reclamation costs are subject to risks and uncertainties of change affecting the recoverability of our investment in various projects. Although management believes it has made a reasonable estimate of these factors based on current conditions and information, it is reasonably possible that changes could occur in the near term which could adversely affect management's estimate of net cash flows expected to be generated from our mineral properties and the need for asset impairment write-downs.

         ENVIRONMENT MATTERS. When it is probable that such costs will be incurred and they are reasonably estimable, we accrue costs associated with environmental remediation obligations at the most likely estimate. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study for the mineral property and are expensed when probable of being incurred closed operations and environmental matters. We periodically review our accrued liabilities for such remediation costs as evidence becomes available indicating that our remediation liability has potentially changed. Such costs are based on management's current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations.

         Future closure, reclamation and environment-related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature and extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretations by regulatory authorities and the possible participation of other potentially responsible parties. Reserves for closure costs, reclamation and environmental matters totaled approximately $1,820,000 at December 31, 2002. On May 8, 2003, we received the new amended operating permit and on June 23, 2003, we filed a $2.7 million reclamation bond with the Bureau of Land Management with respect to the Mineral Ridge mine. We utilized an insurance-backed financial assurance program produced by IMA Environmental Insurance of Denver, Colorado, and underwritten by AIG Environmental, to acquire the bond. The program structure includes an insurance policy that will pay reclamation expenses as they occur. The insurance enables us to acquire the necessary reclamation bond at a fixed and discounted rate for a term of twelve years. Now that the new permit and bond are in place the company assumes its reclamation obligation to be $2.7 million. We anticipate that expenditures relating to these reserves will be made over the next five to ten years. It is reasonably possible the ultimate cost of remediation could change in the future and that changes to these estimates could have a material effect on future operating results as new information becomes known.


NEW ACCOUNTING PRONOUNCEMENTS

         New accounting pronouncements that have a current or future potential impact on our financial statements are as follows:

         SFAS NO. 143 - In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandoned costs. The statement was adopted January 1, 2003. As of December 31, 2002, the Company had recognized a reclamation liability of approximately $1,800,000 with corresponding restricted cash collateral required by the interim reclamation bond on the Mineral Ridge mining property. The Company had determined that the recorded liability was adequate to cover the estimated costs of reclaiming the Mineral Ridge mining property in accordance with existing permits and regulatory requirements. With the issuance of the new reclamation permits in June 2003 associated with the Mineral Ridge mining property and the new operating plan submitted as part of the permitting process, along with other factors, the estimated reclamation costs were increased to approximately $2.7 million which obligation has been covered by a surety bond of a corresponding amount. The Company has paid approximately $2,000,000 in premiums on the surety bond with an additional $337,000 due prior to March 2004 with annual premiums thereafter of approximately $11,311 decreasing annually as the surety limits decrease. This resulted in additional reclamation expense recognized by the Company in the amount of approximately $537,000 for the six months ended June 30, 2003. The Company has no other reclamation obligations or liabilities related to its other mineral properties.


         SFAS NO. 145 - On April 30, 2002, the FASB issued FASB Statement No. 145 (SFAS 145), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds both FASB Statement No. 4 (SFAS (4), "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64),
"Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS
64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, "Accounting for Sales of Real Estate," if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, "Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases." Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The Company does not expect that the adoption of SFAS 145 will have a material effect on its financial performance or results of operations.

         SFAS NO. 146 - In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect on adoption of SFAS 146 will change on a prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The Company does not expect that the adoption of SFAS 146 will have a material effect on its financial performance or results of operations.

         SFAS NO. 148 - In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure"(SFAS 148"). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.

         SFAS NO. 149 - In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), Amendment of Statement 133 on Derivative Instruments and Hedging Activities, to provide clarification on the meaning of an underlying, the characteristics of a derivative that contains financing components and the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors. This statement will be applied prospectively and is effective for contracts entered into or modified after June 30, 2003. The statement will be applicable to existing contracts and new contracts relate to forward purchases or sales of when-issued securities or other securities that do not yet exist. The Company does not expect that the adoption of SFAS 149 will have a material effect on the Company's financial statements.

         SFAS NO. 150 - In May 2003,  the FASB  issued  Statement  of  Financial
Accounting Standards No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." This Statement establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The statement will be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the period of adoption. The Company does not expect that the adoption of SFAS 150 will have a material effect on the Company's financial statements.


RESULTS OF OPERATIONS


RESULTS OF OPERATIONS FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2003 COMPARED TO THE SIX-MONTH PERIOD ENDED JUNE 30, 2002



         We generated no revenue for the first quarter ended June 30, 2003, as compared to $42,920 for the first six months ended June 30, 2002. The reduction in revenues in 2003 is due to lack of final reclamation permit that would have allowed the addition of cyanide to the processing circuit and additional gold leach from the existing heap leach material at the mine. Our revenues have been generated from the sale of gold derived from the rinsing of the existing leach pads at the Mineral Ridge Mine.

         Costs have been incurred in connection with just the properties in Nevada. These costs have been incurred for the location of mining claims and field examinations to determine the potential occurrence of economic mineralization on the different properties. Other costs include the compilation of historic data on the properties to assist in the evaluation of the properties and the planning of further development and exploration.

         The following table describes the results of operations for the six months ended June 30, 2003 compared to the six months ended June 30, 2002 for selected expenses.

DESCRIPTION                    2003              2002           DIFFERENCE
-----------                    ----              ----           ----------
Finance Charges(1)          $   82,209        $  186,330      $   (104,121)
Plant Operations(2)            202,931           112,625            90,306
Consultants(3)                  64,051            67,255            (3,204)
Lease payments(4)              171,528           187,720           (16,192)
Payroll(5)                     152,206           131,158            21,048
Professional Fees(6)           199,895            47,657           152,238


---------------

(1) The change in the finance charge is primarily due to the change in accrual of interest on accounts payable outstanding over one year and the reduction in other interest bearing debt.

(2) The change in the plant operation cost is due to adjustment of hourly rates for some of our employees at the mine and the addition of a mining engineer for the project. We had savings in some of the operational areas that allowed for the modest increase in total cost.

(3) This will be an on going evaluation during the next two years that will include a plant design if the evaluation is positive. We also had some additional metallurgical testing completed for the current Reclamation Permit submitted to the Nevada State Department of Environmental Protection.

(4) The decrease in lease payments can be attributed to a decrease in the monthly lease for the Contact property.

(5) The increase in payroll is due the addition of an executive assistant to the Reno office.

(6) The change in professional fees for the year is due to increased legal fees and accounting fees.

         Operating expenses for the six months ended June 30, 2003 totaled $1,484,541 for 2003, compared to $2,024,103 for 2002. The decrease is due primarily to reduction in exploration expenses.


RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2001


         We generated $118,007 in revenue for the fiscal year ended December 31, 2002, as compared to $343,038 for the fiscal year ended December 31, 2001, a decrease of $225,031 or 65.6%. Our revenues for the year ended December 31, 2002 were derived from the sale of gold from the rinsing of the existing leach pads at the Mineral Ridge Mine. The reduction in revenues in 2002 are due to lack of final reclamation permit that would have allowed the addition of cyanide to the processing circuit and additional gold leach from the existing heap leach material at the mine.

         Costs have been incurred in connection with just the properties in Nevada. These costs have been incurred for the location of mining claims, and field examinations to determine the potential occurrence of economic mineralization on the different properties. Other costs include the compilation of historic data on the properties to assist in the evaluation of the properties and the planning of further development and exploration.

         The following table describes the results of operations for the fiscal year ended December 31, 2002 compared to fiscal year ended December 31, 2001.


Description                       2002              2001           Difference
-----------                       ----              ----           ----------
Finance Charges (1)            $ 253,231         $ 189,392         $  63,839
Plant Operations (2)             308,637           293,577            15,060
Bad Debt (3)                      52,203                --            52,203
Consultants (4)                  108,518            25,735            82,783
Directors Fees (5)                43,779                --            43,779
Investor Relations (6)           429,092            50,453           378,639
Lease payments (7)               930,620           728,000           202,620
License & Permits (8)             68,901            27,502            41,399
Payroll (9)                      311,270           249,513            61,757
Professional Fees (10)           194,239           259,611           (65,372)

-----------------------
(1) The change in the finance charge is primarily due to the change in accrual of interest on unpaid salaries for Michael Fitzsimonds, Steven Craig, and our CPA. This interest was not accrued in previous years. We also have the finance charge for the letter of credit that secures the Interim Reclamation Bond for Mineral Ridge.

(2) The modest change in the plant operation cost is due to adjustment of hourly rates for some of our employees at the mine and the addition of a mining engineer for the project. We had savings in some of the operational areas that allowed for the modest increase in total cost.

(3) During 2002 it was decided to write off an investment in an industrial mineral company that continues to have problems with permitting and raising sufficient capital to sustain its self. We have not given up on the company but are not planning to put any further capital into the venture. If we do see a return then we will treat the income by appropriate accounting methods to reverse the write off. We also wrote off two small debts from ex-employees that are to small to pursue collections.

(4) During the year we have undertaken several engineering studies for Mineral Ridge Mine. Approximately $65,720 of the increase can be attributed to Whitney & Whitney who has an ongoing consulting contract with the Company for assistance with engineering studies. These include evaluation of changing the recovery process at the mine from a heap leach operation to a full gravity/cyanide vat leach mill. This will be an on going evaluation during the next two years that will include a plant design if the evaluation is positive. We also had some additional metallurgical testing completed for the current Reclamation Permit submitted to the Nevada State Department of Environmental Protection.

(5) Up until 2002 the Company had not directly compensated its directors with anything other than stock options. With the changes in disclosure laws and the additional liability the directors are responsible for it was felt that they deserved some direct compensation. This was a plan that has been formulated over the past couple of years and was implemented during 2002. The directors are compensated at a rate of $500 per Board of Directors meeting that they participate in which is paid in restricted common stock which is valued at the average price for the month in which the meeting occurs. Allan Marter and David Caldwell were given an additional compensation for their service during the early years of the Company.

(6) The increase in public relations is primarily due to increased costs for investor relations activities during 2002. These include fees for some outside groups in connection with the Company's private placements that allowed the company to operate the Mineral Ridge mine and post the interim reclamation bond. There were also fees paid in connection with the equity financing from Fusion Capital and other debt financings that have not been completed at this time.

(7) The increase in lease payments can be attributed to a payment $450,000 in common stock during the fourth quarter for the Contact property. This was a scheduled payment that we were asked to hold by the owner since it was in common stock. The payments are calculated for the time period that they were due but not distributed until requested by the owner. There will be further payments in the future for this project.

(8) The increase in license and permits can be attributed to increases in permit fees for Mineral Ridge.

(9) The increase in payroll is due to an accounting change on accrual of deferred salaries for Michael Fitzsimonds and Steven Craig that have not shown as an accrual in the past. This accounting change increased the payroll that is being accrued by approximately $320,000. This deferred payroll has been noted in our filings since the beginning but was never accrued until 2002. The other change for the year is the addition of an executive assistant to the Reno office.

(10) The change in professional fees for the year is due to lower legal fees associated with Mineral Ridge mine.

         Operating expenses totaled $3,675,756 for 2002, compared to $2,563,489 for 2001. The increase is primarily attributable to increased professional and consulting fees of approximately $480,000, mineral property lease and minimum work commitment expenses on the Contact property of approximately $326,000, and bad debt expense of approximately $52,000.


LIQUIDITY AND CAPITAL RESOURCES


         Since Golden Phoenix's incorporation in June 1997, our expenses have exceeded sales resulting in an accumulated deficit of approximately $15.7 million at June 30, 2003 and approximately $12.2 million at June 30, 2002.

         As of June 30, 2003, we had $203,607 in cash and a working capital deficit of $4,562,958. A significant portion of the cash is allocated to be used for the Mineral Ridge mine, the Contact copper property and the Borealis gold property. We anticipate expenditures for year 2003 for general and administrative expenses to be approximately $250,000 and approximately $1,000,000 for exploration and property holding costs. Exploration and holding expenditures are expected to include $300,000 for the Mineral Ridge gold mine, $300,000 for the Contact Property, $150,000 for the International Enexco Contact joint venture, $200,000 for the Borealis project, $50,000 for future Nevada land holding costs and $40,000 for generative exploration. These amounts could increase or decrease significantly, at any time during the fiscal year, based on exploration results and decisions about releasing or acquiring additional properties, among other factors. The Borealis property lease payments are $8,000 per month. Payments for the six months ended June 30, 2003 totaled $48,000. The total Contact payment is $6,500 per month, which is divided as $2,500 for F. W. Lewis Inc. lease and $4,000 for the International Enexco joint venture. In addition, we have minimum work commitments to Enexco and F.W. Lewis. As of June 30, 2003, the total liability for monthly payments and work commitments to Enexco was $1,426,000. The President of Enexco has deferred the current late payments for a later time. Enexco did not set a specific due date for the payment of the current late payments. No payments have been made for the year 2003 through the end of June. The payments are payable in cash. As of June 30, 2003, the total liability owed to F.W. Lewis was $58,000 for the exploration license, $1,167,000 for the minimum work commitment. Qualifying Enexco work commitment expenditures can be applied to the F.W. Lewis work commitment. Please see the additional description contained under the section entitled "Business - Mining Property and Projects."

         In May 2003, we entered into an insurance-backed financial assurance program for a surety bond, to secure the $2.7 million reclamation bond for the Mineral Ridge property. The program structure includes an insurance policy that will pay reclamation expenses as they occur. During June 2003, we transferred approximately $1,800,000 of the reclamation cash deposits that had been presented as restricted cash for the reclamation of the Mineral Ridge property to the insurance company and removed the accrued reclamation obligation due to the insurance policy entered into that will pay the future reclamation costs during the term of the policy. We paid an additional $200,000 of premiums on the reclamation bond policy in June 2003 with an obligation to pay an additional $167,000 within six months of the inception of the policy and an additional $170,000 within nine months of the inception of the policy. We are obligated to pay an additional $11,311 annually thereafter.


         In the next twelve months, we anticipate purchasing certain capital equipment for the Mineral Ridge mine, which would be support equipment for the process and leach facilities, including a small dozer, front-end loader, forklift, and a small haul truck. Depending on whether we purchase new or used equipment, these capital equipment items could cost between $50,000 and $200,000. We anticipate funding the purchases of these capital equipment items through funding we receive from our Fusion Capital financing, other sales of common stock and any revenue we may generate.


         During 2003, our liquidity needs were met from: (i) a private placement of restricted shares of $1,143,189, (ii) the issuance of stock to vendors and employees for goods and services of $150,872, and (iii) the conversion of outstanding debt to common stock of $42,600. As of July 2, 2003, we had 89,555,862 shares of common stock outstanding, which we have recognized as $13,744,151 of paid in capital including cash and services. As of June 30, 2003, we have current assets of $236,448 compared to current liabilities of $4,462,382 resulting in a working capital deficit of $4,562,958. Total current liabilities increased approximately $198,652 for the six months ended June 30, 2003 compared to the same period in 2002.

         During 2002, our liquidity needs were met from: (i) a private placement of restricted shares of $1,833,875, (ii) the issuance of stock to vendors and employees for services valued at $992,969, and (iii) the conversion of outstanding debt and related interest to common stock of $651,983. As of December 31, 2002 the Company had 76,881,842 shares of common stock outstanding, which the Company has recognized as $12,385,173 of paid in capital including cash and services. As of December 31, 2002, the Company had current assets of $71,048 compared to current liabilities of $4,263,730 resulting in a working capital deficit of $4,192,682. Due to the sale of shares of our common stock, we were able to generate cash that was used to partially meet our working capital needs. As a result of the additional issuances of our shares of common stock, any net income per share would be lower in future periods. We anticipate funding our working capital needs through funding we receive from our Fusion Capital financing and any future revenue we may generate, as well as other sales of our common stock. In the event we fund our working capital needs through the issuance of equity, our existing and future shareholders will be diluted and any net income per share would be lower in future periods.

During the years ended December 31, 2002 and 2001 and the period from inception through December 31, 2002, we made precious metal sales of $-0-, $115,453, and $150,598, respectively to Itronics Metallurgical, Inc. (Itronics). Itronics acted as a intermediary for the sale of our precious metals with an outside refinery acquiring the metals based on their quoted price. Itronics is a company owned by Dr. John W. Whitney, who is a significant shareholder of Golden Phoenix.

We lease mineral property known as the Borealis Property from the Borealis Partnership, which consists of three separate individuals who combined their separate properties to facilitate leasing the entire mineralized zone covered by the three properties. Dr. Whitney is an underlying owner of the Borealis project. During the years ended December 31, 2002 and 2001 and the period from inception through December 31, 2002, we have made payments of $18,620, $30,290, and $133,485, respectively to Dr. Whitney for a portion of its lease obligation on the Borealis property.

We sub-leased part of our office space to Whitney & Whitney, Inc. The sublease expired in July 2000. We have a consulting agreement with Whitney & Whitney which has a term of three years beginning March 1, 1999 and may be extended for an additional three years. The consulting agreement calls for Whitney & Whitney to provide metallurgical, geological and plant design services related to our projects along with assistance related to general business and financial matters. The agreement also calls for payments by Golden Phoenix of a minimum of $2,500 per month in restricted shares of common stock. The agreement may be terminated by either party upon 90 days written notice. The amount of services provided by Whitney & Whitney were $239,268 for 2002 and $120,776 for 2001.

         The President of Whitney & Whitney, Inc., Dr. Whitney, is a significant shareholder of Golden Phoenix. At December 31, 2002, he owned directly or beneficially approximately 6% of Golden Phoenix `s outstanding common stock.


         On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, for the issuance and purchase of our common stock. Under the common stock purchase agreement, Fusion Capital committed to purchase up to $12.0 million of our common stock over a forty-month period that commences upon the effectiveness of the registration statement required to be filed pursuant to the common stock purchase agreement. Upon effectiveness of such registration statement and subject to certain conditions, Fusion Capital is to purchase $15,000 of our common stock on each trading day during the term of the agreement, subject to our right to increase, decrease or suspend purchases by Fusion Capital. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. However, Fusion Capital does not have the right and is not obligated to purchase our stock in the event that the purchase price is below $0.10. We intend to use the proceeds from the sale of our common stock to Fusion Capital, if any, for working capital and general corporate purposes, if market conditions are favorable.


         During the six months ended June 30, 2003, we raised approximately $1.14 million from the exercise of warrants that convert to restricted shares of common stock. The funds were used to reduce outstanding debt and continue improvements, repairs at Mineral Ridge, and some funds have been reserved for the additional reclamation bond and start-up capital for the Mineral Ridge Mine.


         We cannot assure you that the additional capital we may require to finance our operations will be available on acceptable terms, if at all. Any failure to secure additional financing will force us to modify our business plan. In addition, we cannot assure you that we will achieve profitability in the future.

         On May 8, 2003, the Company signed an Agreement in Principle for the assignment of a 50% interest in its Borealis Gold Property to Gryphon Gold Corporation, a Nevada corporation. Gryphon is not an affiliate of the Company. To earn a 50% interest in the Borealis Gold Property, Gryphon must incur qualified expenditures on the property or make payments to the Company in the aggregate of $5,000,000 during the first forty-eight months from the date of the Agreement. Gryphon also has an option to acquire an additional 20% interest by incurring additional qualified expenditures of $4,000,000 on the property (or paying the amount to the Company) or producing a qualifying feasibility study.

         Subsequent to December 31, 2002, the Company entered into two additional amendments to the Exploration License with Option to Purchase Agreement with F.W. Lewis, Inc. that extended the term of the exploration license and clarified certain minimum work commitments of the Company. See Note 10 to the December 31, 2002 financial statements for additional details.


         We are also investigating other potential financing sources and we are in discussions with potential joint venture partners, including a potential joint venture in Mineral Ridge. This potential joint venture could result in the venture paying fees to Golden Phoenix for the right to certain interests in the Mineral Ridge property.



CERTAIN RELATIONSHIPS AND RELATED PARTIES

         The Company has an on-going consulting agreement with Whitney & Whitney Inc. for metallurgical, geological and plant design consulting for our projects and related business and financial matters. This contract is structured such that the Company can, at its election, pay a majority of these fees with restricted stock of the Company. John Whitney is President at Whitney & Whitney Inc., an investor in our Company, an underlying owner of the Borealis project and President of Whitney & Whitney Inc. The Company has paid the following amounts to Whitney & Whitney Inc. over the past two fiscal years and the current year to date:

                                                         VALUE OF
                                                       COMPENSATION
                             NUMBER OF SHARES OF      INCLUDING CASH
            YEAR                 COMMON STOCK            PAYMENTS
            ----                 ------------            --------
            2001                    1,208,248              $120,776
            2002                    1,847,002              $239,268
            2003                            0                    $0
                                    ---------              --------
            Total                   3,055,250              $360,044
                                    =========              ========


         The Company has paid the following amounts to Mr. Whitney for a portion of its lease obligation on the Borealis property:

                            NUMBER OF SHARES
          YEAR               OF COMMON STOCK           AMOUNTS PAID
          ----               ---------------           ------------
          2001                     220,547               $20,290
          2002                     247,498               $31,731
          2003                      29,400                $5,880
                                   -------               -------
          Total                    497,445               $57,901
                                   =======               =======


         Mr. Whitney has purchased either through a placement agreement or the exercise of warrants issued with the private placement the following shares:

                           NUMBER OF SHARES      AMOUNTS PAID ON
         YEAR               OF COMMON STOCK    EXERCISE OF WARRANTS
         ----               ---------------    --------------------
         2001                     550,000               $55,000
         2002                     800,000               $80,000
         2003                           0                    $0
                                ---------              --------
         Total                  1,350,000              $135,000
                                =========              ========

         The total related party transactions for Mr. Whitney and Whitney & Whitney Inc. are as follow:

                                                   TOTAL OF ABOVE
                                                   RELATED PARTY
                          NUMBER OF SHARES OF     TRANSACTIONS FOR
          YEAR                COMMON STOCK          MR. WHITNEY
          ----                ------------          -----------
          2001                   1,978,795              $196,066
          2002                   2,894,500              $350,999
          2003                      29,400                $5,880
                                 ---------              --------
          Total                  4,902,695              $552,935
                                 =========              ========


         Dr. Frank Diegman has become our largest investor over the past few years through investments in private placements in the Company. The following is a summary of the shares that have been purchased through either private placements or exercise of warrants associated with the private placements:

                                   NUMBER OF
                                   SHARES OF
             YEAR                COMMON STOCK        AMOUNTS INVESTED
             ----                ------------        ----------------
             2001                   3,250,000              $275,000
             2002                   4,583,333              $625,000
             2003                   3,000,000              $300,000
                                   ----------            ----------
             Total                 10,333,333            $1,200,000
                                   ==========            ==========


         Mr. Fitzsimonds, the Company's Chief Executive Officer and a Director, converted 100,000 preferred shares to 1,000,000 common shares of stock during the fourth quarter of 2002 in exchange for canceling $100,000 worth of debt the Company owed him.

                                    BUSINESS

THE COMPANY

         Golden phoenix is a mineral property development company, formed in Minnesota on June 2, 1997. Golden Phoenix plans to produce economically valuable minerals from the mineral properties we currently control, and from mineral properties that we may acquire in the future. Our acquisition and development emphasis is focused on properties containing gold, silver, copper, and other strategic minerals located in Nevada and the Western United States.

         Our five corporate directors and officers are individuals with prior management experience who specialize in exploration and development with large and small mining companies. This team has in excess of 120 years of mineral exploration, development, and gold production experience, with career tracks beginning at entry-level, then to mid-management and executive positions.

         We are in the process of transforming from a development-stage company to a company that operates its own mines. We also plan to provide joint venture opportunities to mining companies to conduct exploration or development on mineral properties we own or control. We, together with any future joint venture partners, intend to explore and develop selected properties to a stage of proven and probable reserves, at which time we would then decide whether to sell our interest in a property or take the property into production alone or with our partner(s). By joint venturing our properties, we may be able to reduce our costs for further work on those properties, while continuing to maintain and acquire interests in a portfolio of gold and base metals properties in various stages of mineral exploration and development. We expect that this corporate strategy will minimize the financial risk that we would incur by assuming all the exploration costs associated with developing any one property, while maximizing the potential of success and growth.

         Management believes that Golden Phoenix has created the basis for a competitive minerals exploration/development and operational company through assembling a unique group of individuals with experience in target generation, ore discovery, resource evaluation, mine development and mine operations.

         Golden Phoenix has at least five sources of land available for exploration, development and mining: public lands, private fee lands, unpatented mining claims, patented mining claims, and tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the U. S. Forest Service, state governments, tribal governments, and individuals or entities who currently hold title to or lease government and private lands.

         There are numerous levels of government regulation associated with the activities of exploration and mining companies. Permits, which we are maintaining and amending include "Notice of Intent" to explore, "Plan of Operations" to explore, "Plan of Operations" to mine, "Reclamation Permit", "Air Quality Permit", "Water Quality Permit", "Industrial Artificial Pond Permit", and several other health and safety permits. These permits are subject to amendment or renewal during our operations. Although there is no guarantee that the regulatory agency will timely approve, if at all, the necessary permits for our current operations or other anticipated operations, currently we have no reason to believe that necessary permits will not be issued in due course. The total cost and effects on our operations of the permitting and bonding process cannot be estimated at this time. The cost will vary for each project when initiated and could be material.

         The following table set forth the regulations Golden Phoenix is subject to and the costs associated with compliance of such regulations.

                                                          Compliance
Name of Regulation                             Fees          Cost         Type of Compliance
-------------------------------------------------------------------------------------------------------------------------
Nevada Department of Environmental
  Protection Water Pollution Control           $ 14,000      $    4,800   Quarterly water sampling & waste rock sampling
Nevada Department of Environmental
  Protection Air Quality                       $  2,000      $    2,000   Air quality monitoring of equipment
Nevada Department of Environmental
  Protection Reclamation                       $  5,000             --    Reclamation
Mining Safety Health Association                     --      $   2,000    Safety equipment and training
-------------------------------------------------------------------------------------------------------------------------
Total                                          $ 21,000      $   8,800
                                               ========      =========

         We are current on all regulatory reports that must be filed with respect to our properties and operations.


         There are a total of 29 permits required to bring a mine into production. The last major permit, Reclamation Permit and Plan of Operation, was issued May 8, 2003. This permit determines the amount of bonding required for the project. There are three other major permits, which have a renewal period that has coincided with Golden Phoenix's acquisition of the mine property. These permits are: Air Quality Permit, Water Pollution Control Permit, and Artificial Pond Permit. The renewal applications for these permits have been submitted and Golden Phoenix is awaiting approval of the new Water Pollution Control. The new Air Quality Permit was received on February 24, 2003. The Artificial Pond Permit was renewed during 2001. There are several mine safety permits that will be renewed when Golden Phoenix informs the MSHA that it is restarting the mine. These permits require inspections prior to the start of full operations. Golden Phoenix intends to notify the appropriate agency within the required time frames for the restart of operations.



COMPETITION AND GOLD PRICE

         The mining industry has historically been intensely competitive. However, over the last ten years imposition of numerous regulatory requirements and claim rental policies by the United States Government and the general exodus of major gold corporations from the U.S. to pursue mineral exploration in foreign countries has allowed large areas of very prospective mineralized ground to become open for location and acquisition. Nonetheless, the increasing price of gold in 2002 and 2003 to date has led to a number of companies to begin once again to aggressively acquire claims and properties. Gold prices in 2002 increased from $278 to $349 and closed at $347. During the first quarter of 2003, the gold price reached $382 in early February before falling to close at $335 at the end of March.


CAPITAL EQUIPMENT

         In the next twelve months, we anticipate purchasing certain capital equipment for the Mineral Ridge mine, which would be support equipment for the process and leach facilities, including a small dozer, front-end loader, forklift, and a small haul truck, which cost could range from $50,000 to $200,000. We anticipate funding these capital equipment expenditures with funds we receive from our Fusion Capital financing and from any revenues we may generate. The Company plans to conduct all mining with contractors. However if the Company decides to do its own mining, then a fleet of mining equipment would be purchased or leased. The equipment required would include a bulldozer, front-end loader, road grader, haul trucks, blast-hole drill rigs, and field support vehicles We anticipate purchasing some capital equipment for the Mineral Ridge mine, which would be support equipment for the process and leach facilities such as a small dozer, front end loader, forklift, and a small haul truck. The pickup trucks we intend to purchase will be for our staff professionals only. All contractors will provide their own vehicles.


MINING PROPERTIES AND PROJECTS

         The Federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a 20-acre mining claim granted under the 1872 Mining Law. The Federal government still owns the surface estate even though the subsurface can be owned through claim staking. Private fee lands are lands that are controlled by fee-simple title by private individuals or corporations. These lands can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner. Unpatented mining claims, which are staked by another individual or corporation, can be controlled by either leasing or purchasing the claims outright from the private owners that staked the claims on public land. Patented mining claims are claims that were staked under the 1872 Mining Law, and through application and approval, the owners were granted full private ownership of the surface and subsurface estate by the Federal government. These lands can be acquired for exploration and mining through lease or purchase from the private owners.

Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land.

         The following describes the existing mining or development projects found in Nevada that are owned or controlled by us. Our primary and most important mining property asset is the operating Mineral Ridge gold project. The other two key projects are development-stage properties and are the Contact copper-silver project and the Borealis gold-silver project.


                        GOLDEN PHOENIX PROBABLE RESERVES

=============================================================================================================================
                                              Golden Phoenix Probable Reserves
=============================================================================================================================
Property                                Probable Reserve         Grade        Recovery        Price       Recoverable Metal
------------------------------------- --------------------- ---------------- ------------ -------------- --------------------
Mineral Ridge Gold Project              2,600,000 tons          0.076 opt        81%        $325/oz           172,000 oz
------------------------------------- --------------------- ---------------- ------------ -------------- --------------------
Borealis Gold Project                     860,000 tons          0.126 opt        75%        $325/oz            81,000 oz
===================================== ===================== ================ ============ ============== ====================

MINERAL RIDGE GOLD MINE, ESMERALDA COUNTY, NEVADA

         The Mineral Ridge gold mine is located four miles northwest of the town of Silver Peak and thirty-two miles west of Tonopah in Esmeralda County, Nevada. The property consists of 54 patented and 132 unpatented mining claims totaling nearly 3,700 acres, or 5.8 square miles. The property is accessed on the east side from state highway 265 and on the west side from a well-maintained gravel road. Heavy trucks access the site by way of the west entrance by way of state highway 264, which connects to state highway 773 and U. S. highway 6.


         Golden Phoenix purchased the Mineral Ridge mine in late 2000 out of bankruptcy for $225,000 cash and the assumption of a $382,000 liability to Sierra Pacific Power Co. for a facility charge for the installation of a grid power line. Additional commitments were also assumed, including obligations to pay advanced royalty payments of $60,000 per year and the annual permit cost for the Nevada Department of Environmental Protection of approximately $20,000 during the time the permits were being transferred to Golden Phoenix from the previous operator. Prior mine operators had spent about $30 million on the property, which includes about $18 million in office, process, and ancillary facilities, about $2 million in engineering and feasibility studies, about $6 million in drilling and assays, $2 million in past permitting costs, and the remainder in site preparation. The property comes with an active leach pad and ore exposed in the Drinkwater pit.


         The Mineral Ridge property holds four separate economically mineable gold deposits, the Drinkwater, Mary, Brodie, and Solberry/Bluelite. The combined reserves, at a 0.030 troy ounces of gold per ton cut off grade, is 2,600,000 tons averaging 0.076 troy ounces of gold per ton for 172,000 ounces of recoverable gold at an 81 percent recovery. The reserve was calculated using Minesight(TM) software and has been reviewed by Behre Dolbear & Company, Inc., a outside consultant. Included in the reserve estimate of recoverable gold are 10,000 recoverable ounces of gold contained in the leach pad that remain to be recovered by cyanide leaching. The property holds further mineral potential with identified targets potentially containing additional gold mineralization. As of March 31, 2003, total expenditures, excluding acquisition costs, on the Mineral Ridge property have been $3,141,376.


         Golden Phoenix has filed a $1.8 million interim reclamation bond, which allows us to hold the Mineral Ridge property while other permitting is underway. The reclamation permit, which was in place when Golden Phoenix bought the property out of bankruptcy, was not transferable and the company holding the surety bond refused to write a new bond for a startup company. We were required to post a new bond, but this could not be completed until a new reclamation plan and permit was completed. The bond was due for a three-year review by the Bureau of Land Management and Nevada Department of Environmental Protection. This review changed the cost of the bond from $1.64 million to $3.2 million for the same plan. The previous bonding company wanted to be released from the bond held by the Bureau of Land Management; however, without a replacement bond, the only method of release would have been by reclaiming the property. To avoid loss of the property value due to destruction of the infrastructure, Golden Phoenix needed to bring the property back into production. We negotiated an interim bond amount to keep the project in a status-quo status until a new plan and bond amount could be negotiated. The source for the cash bond was from the two previous operators and one of our shareholders. On May 8, 2003, Golden Phoenix obtained a new amended operating permit and on June 23, 2003, we filed a $2.7 million reclamation bond with the Bureau of Land Management with respect to the Mineral Ridge mine. Now that the new permit and bond are in place the company assumes its reclamation obligation to be $2.7 million. We are working to obtain additional operating capital required to put the mine into production. Once these goals are achieved, our operating plan provides for us to realize (1) gold production from the leach pad through the addition of new cyanide to the regular leach fluids to increase gold recovery and (2) significant new gold production from initiating open pit mining, which will be processed through cyanide vat leach gold recovery plant.

         The total value of the gold sales over five-year mine life, at a $325 gold price, is estimated to be $59 million. The total operating cost, which includes royalty payments, refining costs, mining costs, milling costs, reclamation costs, and operating expenses is estimated to be $36 million and capital costs of $6 million. The net cash flow, including royalties and federal income taxes, is estimated to be $12 million. As of December 31, 2002, Mineral Ridge mine has produced 1,974 ounces of gold and 983 ounces of silver for a net value to the Company of $462,948.

         We intend to commence further exploration of numerous targets and development of identified economic mineralization at the Mineral Ridge Project once mining is initiated. It is expected that this work will identify and delineate additional reserves for both open pit and underground deposits and ultimately extend the life of the mine. This work has been delayed in the past in part due to on-going discussions we have had with the Bureau of Land Management and the Nevada Department of Environmental Protection with respect to the approximate amount of the reclamation bond. An additional reason for the delay in restarting the mine has been our lack of capital necessary to fund the reclamation bond required to restart the leach pad. On May 8, 2003, we received the new amended operating permit and on June 23, 2003, we filed a $2.7 million reclamation bond with the Bureau of Land Management with respect to the Mineral Ridge mine. We utilized an insurance-backed financial assurance program produced by IMA Environmental Insurance of Denver, Colorado, and underwritten by AIG Environmental, to acquire the bond. The program structure includes an insurance policy that will pay reclamation expenses as they occur. The insurance enables us to acquire the necessary reclamation bond at a fixed and discounted rate for a term of twelve years. It also allows us the flexibility to increase our bond in the future as we move into Phase II of our operations at Mineral Ridge.


LAND AND ROYALTIES

         The Mineral Ridge property consists of 54 patented and 132 unpatented mining claims totaling nearly 3,700 acres or 5.8 square miles. We also control three private land parcels, which are located outside the main mine area. These are the abandoned Blair town site, the Silver Peak mill site, and deeded land west of Mineral Ridge over some springs. These private lands total about 430 acres.

         We are obligated to honor two prior royalty agreements. The first is to Mary Mining Company, which includes annual advanced royalty payments of $60,000, and a sliding-scale production royalty based on gold price divided by 100 in $50 increments. The other agreement, which originated from Benquet Corp., is with private individuals on several patented claims. This agreement includes a 1.0% sliding-scale production royalty on production when gold prices are below $300 per ounce and 2.0% when gold prices are above $300 per ounce.


RECENT MINE AND PROPERTY OWNERSHIP AND DISCUSSION OF PAST RESULTS

         Modern exploration, development and mining interest in the Mineral Ridge District commenced in the mid-1970s when Sunshine Mining Company, Homestead Mining Company, and Zephyr Resources became involved in exploring for low-grade ores that could be mined economically through open pit mining. In the early 1980s, a number of companies conducted geologic investigations and exploration programs on the Mary and Drinkwater claims at Mineral Ridge including Houston Oil and Minerals, Occidental Minerals and the Sunshine Mining Company. During this same period Sunshine Mining and FMC Gold Co. conducted exploration programs on the Oromonte claims.

         The Mineral Ridge facilities we took over in 2000 was initially built by Cornucopia Resources Ltd., the prior owner of Mineral Ridge. In July 1993, Cornucopia entered into a mining lease on the Mary and Drinkwater claims with the Mary Mining Trust. In May 1995, Cornucopia entered into an option agreement with BUSA on the Oromonte claims, which generally cover the land on top of the ridge where the crusher is now located. Commencing in July 1993, Cornucopia conducted extensive exploration and development programs on the Mineral Ridge Property. In February 1996, Behre Dolbear performed a feasibility study for Cornucopia that was positive and stressed two main risks: (1) grade control during mining and (2) maintaining the permeability of the heaps by agglomerating with sufficient cement.

         We believe that Cornucopia failed in 1997 because of delivery of a lower than planned grade of ore to the leach pad, slower than planned recovery of the gold that was delivered to the leach pads, periodic water shortages due to the one well and inadequate storage capacity, falling gold prices, and a lack of working capital to cover the lag in gold recovery from the heaps.

         In 1998 the property was transferred to Vista Gold Corp., whose general operating plan included increased placement of ore on the pads, albeit at a somewhat lower grade, and mining of both ore and waste with large equipment (to keep mining costs low), which Vista had available at their Hycroft Mine. The new operations by Vista also ran somewhat less than a year, and also failed at the end of 1999, reportedly from a combination of excessive dilution of the ore, the use of insufficient cement for agglomeration causing poor heap permeability and thus slow gold recovery, a 10-year low for gold prices, a lack of working capital to buy time to fix the operating problems, the large number of personnel on the payroll for the size of the operation, and a lack of available cash to service the large construction debt to the bank, which was assumed from Cornucopia's transfer of the property to Vista.

         In January 2000 Mineral Ridge Resources, a subsidiary of Vista Gold, filed for Chapter 11 bankruptcy. A Trustee of the court maintained the property until Golden Phoenix acquired the ownership of the mine on November 8, 2000.


CHANGES FOR FUTURE OPERATIONAL SUCCESS

         Golden Phoenix has initiated numerous studies to better understand the reasons for past failures at the mine. The results of these studies were revealing in their conclusions and are listed by impact to the mining and recovery operation.

         GOLD RECOVERY. Past operators placed ore containing about 100,000 ounces of gold onto the leach pad. Since 1997 when leaching was initiated, only about 54,000 ounces of gold was recovered. Our metallurgical studies have discovered that the deposit contains a large quantity of visible, chunky gold along with micron gold. Golden Phoenix initially plans to recover a portion of the approximate 46,700 ounces remaining on the pad by adding cyanide to the crushed ore on the leach pad. Any remaining coarse gold should be recovered at a later date. Future processing, when mining is underway, will require a mill with a flowsheet that recovers the large gold before the ore goes into a cyanide vat leach recovery plant. The leach pad will no longer be used other than for waste rock storage.

         ORE CRUSHING. Evaluation of the crushing plant, which crushes rocks as large as 3 feet in diameter down to 1/8-inch particles, found that numerous design problems exist in the plant. The biggest problem is that the plant has an internal 60 percent recycle load, which means that rock that was properly sized was not removed from the flow stream, but had to be carried along with rocks requiring additional crushing. Furthermore, the plant had no internal storage pile capacity, so that if a piece of equipment required repair, the entire plant had to be shut down. Golden Phoenix plans to reconfigure the entire crusher so that it operates efficiently and cost effectively. The use of the crushing facility is not anticipated until Phase II operations commence. Phase II of the operation is planned for commissioning approximately 2 years after Phase I, which is to re-leach the existing leach pad to recover between 20,000 and 24,000 ounces of gold. We are in the preliminary stages of this redesign of the plant; therefore, at this time, we are unable to estimate the time and cost of the reconfiguration of the crushing plant. Management will make the decision to reconfigure the crushing plant as the design approaches completion, as well as the decision about what parts of the plant will be used and what will be disposed of is decided. Crushed products will go directly to a nearby mill that we anticipate will be constructed in the next twenty-four months.

         MINING GRADE CONTROL. Past operators used oversized equipment to mine the ore zone, and up to 40 percent dilution of the ore with waste rock occurred. Golden Phoenix plans to conduct mining with properly sized equipment that will reduce dilution and maintain the grade of the ore that goes to the crushing plant and mill.


FURTHER POTENTIAL

         The Mineral Ridge gold property has produced over 626,000 ounces of gold from two distinctly different types of deposits. The most important is the mesothermal gold quartz veins and adjacent silicified zones that historically have been recognized as the only gold producing system on the property. The mesothermal veins generally lie conformably at or above the granite contact with the lower Wyman formation. The early miners exploited these high-grade veins by underground mining methods and more recently by open pit mining.

         The second most important gold producing system is the recently recognized epithermal quartz-sulfide veins, breccias and related mineralization that overprints the earlier mesothermal veins. The epithermal quartz-sulfide veins and breccias occupy late cross structures formed while the Mineral Ridge core complex was being uplifted from the ductile to the brittle environment. These veins have not been previously recognized, but are distinct and have probably made significant contributions to the total gold inventory of the district.

         Steven D. Craig, in-house geologist and an Officer and Director of Golden Phoenix, has completed an analysis of the various favorable geological features associated with the two types of veins. This includes defining the different types of gold veins and when they formed, performing a structural reconstruction of the host rocks through time, and identifying the extent of the favorable geological environment in which gold deposits could be found. This work then allowed certain conclusions for discovering gold mineralization in previously unrecognized and untested targets. The further potential was analyzed by identifying both mesothermal and epithermal targets. The five targets that were identified we believe have potential for the discovery of additional gold mineralization. These targets are (1) the down dip extension of the Mary Drinkwater zone, (2) the up dip extension of the Mary

Drinkwater zone under Deep Springs Hill, (3) The NNE structural zone trending through the Drinkwater deposit, (4) the Brodie NNE structural zone to Oro Monte, and (5) the Brodie-Missouri WNW structural zone. We believe that by drilling these targets, the mineable ore reserves held on the property will increase.


BOREALIS PROJECT, MINERAL COUNTY, NEVADA

         The Borealis gold property is located approximately twelve miles southwest of the town of Hawthorne in the prolific Walker Lane gold belt. Access to the property is gained from a gravel road located about two miles south of Hawthorne from State Highway 359. The gravel road goes over Lucky Boy Pass to the west and the property is accessed from this road after about ten miles after leaving the highway.


         The property is held under a lease agreement with the Borealis Partnership, which consists of three separate individuals who combined their separate properties to facilitate leasing the entire mineralized zone covered by the three properties. Subsequent to acquiring this lease, two of the partners have become shareholders in the Company; one is a minor shareholder and the other is John Whitney who, as of July 1, 2003 owned approximately 7.8% of Golden Phoenix's issued and outstanding common stock. The lease was entered into on January 24, 1997 and control of the property is maintained with monthly advanced royalty payments. Current monthly payments are $8,000; we are current on these payments. The production royalty is calculated by dividing the price of gold by
100. As of June 30, 2003, total expenditures including acquisition cost on the Borealis property have been $1,919,179.


         On May 13, 2003 the Company signed an Agreement in Principle to joint venture its Borealis gold project with Gryphon Gold Corporation, a Nevada incorporated company. Under the terms of the agreement Gryphon Gold has the right to acquire a 50% interest in the property after incurring qualified expenditures on work programs or making payments to Golden Phoenix in the aggregate of five million dollars over a four-year period. Gryphon Gold has the right to acquire an additional 20% by delivering to Golden Phoenix a feasibility study for mine production based on a mineable reserve of 500,000 ounces of gold or gold equivalent or by incurring an additional four million dollars in expenditures. Gryphon has paid Golden Phoenix $25,000, in consideration of a 75-day due diligence period and will pay an additional $100,000 upon signing the definitive joint venture agreement.

         Echo Bay Minerals and their predecessors mined the property from eight pits beginning in 1981. The mine processed 10.7 million tons of gold ore that averaged 0.059 ounces of gold per ton, which yielded 635,000 ounces of gold. Echo Bay terminated oxide ore mining in 1991.

         The Borealis property hosts an epithermal gold system marked by large areas of silicification, hydrothermal brecciation and advanced argillic alteration in Tertiary volcanic rocks. The volcanic stratigraphy consists of andesite flows, breccias, and tuffs. The gold deposits are structurally controlled along a series of northeasterly-trending normal faults that dip steeply to the northwest. Gold occurs as micron-sized particles in highly altered andesite and tuff. Fissure-type quartz veining is not present. The average silver to gold ratio is five to one.

         Golden Phoenix began acquiring operating rights to the Borealis Project in 1997 and in October of 2000 it had increased its ownership of the underlying lease to 100 percent. After gaining majority control in early 1998, the Company began an extensive evaluation of the property, which mostly focused on building a digital drill-hole database. This work developed a new understanding of the remaining gold resource and the potential to find significant new deposits.

         In total the Company identified a probable reserve of 860,000 tons of oxidized gold ore averaging 0.126 ounces of gold per ton from which 81,000 ounces of gold can be recovered at a 75 percent recovery rate. An in house mining engineer using Minesight(TM) software, after the drill hole information was entered and checked into a database, calculated the resource using industry standard search parameters. This probable reserve is contained in the Borealis, Freedom Flats, East Ridge/Gold View, Polaris, and Northeast Ridge deposits.


         Mining will be by open pit and processing by cyanide leaching. We intend to retain a contract miner to conduct mining, processing, and reclamation operations. The contractor will be supervised by Golden Phoenix personnel. The total value of the gold sales over a six-year mine life, at a $325 gold price, is estimated to be $27 million including silver credits. The total operating cost, which includes royalty payments, refining costs, mining costs, milling costs, reclamation costs, and operating expenses, is estimated to be $13 million and capital costs are estimated to be $8 million.

FURTHER POTENTIAL

         We are planning to drill additional holes, once funding is obtained, to better delineate some of the shallow oxide gold deposits that have been defined. Furthermore, we also hope to drill the leach pads to determine the amount of remaining gold left in the pads and whether they would be economic to re-leach for gold. In addition, we plan to further explore identified sulfide mineralization lying below known oxide deposits and in the partially explored Graben deposit.


CONTACT PROJECT, ELKO COUNTY, NEVADA


         The Contact copper project is located about 50 miles north of Wells in Elko County, Nevada. The property covers about eleven-square miles and is controlled by both 152 patented and two unpatented mining claims. Access to the property is by following a dirt road one mile to the west, which intersects U.S. Highway 93 at the Nevada Department of Transportation yard at the hamlet of Contact. Golden Phoenix has two agreements in place on the Contact property; the first is the International Enexco Joint Venture and the second is with F. W. Lewis, Inc. On January 28, 1998, we acquired the right to earn a 60 percent interest in the International Enexco Limited ("Enexco") patented mining claims through a combination of annual work commitments totaling $2,600,000 on the Enexco property and $4,000 per month payments to Enexco totaling $313,000 over seven years. At June 30, 2003, the total liability for monthly payments and minimum work commitments to Enexco was $1,426,000. The President of Enexco has deferred the current late payments for a later time. Enexco did not set a specific due date for the payment of the current late payments. The current late payments are due on demand by Enexco. Golden Phoenix also has the option to acquire Enexco's remaining 40 percent in the joint venture following the 60 percent earn-in, for an additional $5 million for the first 20 percent and $10 million for the remaining 20 percent. These agreements expire if Golden Phoenix terminates the joint venture agreement or is found in default of any term in the agreement. A 0.25 percent net smelter return royalty burdens the Enexco property upon production and is payable to the SF Lewis Trust.

         On July 10, 1998, Golden Phoenix entered into a separate exploration license and purchase option agreement for the SF Lewis Trust portion of the Contact Project. The F. W. Lewis Inc. Exploration License with Option to Purchase was acquired for an initial payment of $15,000 and 100,000 shares of common stock. The agreement requires Golden Phoenix to make monthly cash payments, initially at $1,500 per month and then escalating to $2,500 per month and will total $149,000. In addition, Golden Phoenix is to issue F.W. Lewis common shares with total cash value of $2.2 million over the 4-1/2 year option term which ended December 31, 2002 and expend a total of $1,650,000 of minimum work commitment related costs. On February 19, 2003 Lewis and Golden Phoenix entered into a First Amendment to Exploration License with Option to Purchase, which extended the term of the Agreement to December 31, 2007 and modified the requirements for the stock distributions to 350,000 shares on January 1 and on July 1 of each year and minimum annual work commitments of $100,000. Monthly payments continue at $2,500. On May 7, 2003, the parties signed a second amendment that clarified that expenditures for work performed by Golden Phoenix on either the Lewis Property or the adjoining International Enexco, Ltd. Property, shall be applied to Lewis' minimum work commitment. Additionally, the second amendment clarified that Lewis holds a Production Royalty with respect to the Enexco property. As of June 30, 2003, $62,500 has been paid toward the monthly payments and 4,453,623 shares have been issued, which were valued at $676,000. As of June 30, 2003, the total liability owed to F.W. Lewis was $58,000 for the exploration license, $1,634,000 for the bi-annual stock distribution and $1,167,000 for the minimum work commitment not yet performed. The option to purchase price for the Lewis property is $3 million cash and $1 million worth of Golden Phoenix common stock and can be executed at any time during the option period. The option was further granted and extended under the First Amendment agreement. The SF Lewis Trust, which controls all the shares of
F. W. Lewis, Inc., will retain a five per cent production royalty on gold and silver and 4 percent on all other minerals. The SF Lewis Trust production royalty may be purchased for $3 million cash and $2 million worth of common stock. Golden Phoenix was obligated to expend $250,000 on exploration during 1998 and $1.4 million over the term of the 4-1/2 year License agreement, which ended December 31, 2002.


         The best mineralization on the Contact property is located on the private patented claims, which Golden Phoenix controls through the aforementioned joint venture agreement with Enexco and aforementioned exploration license with option to purchase with F. W. Lewis, Inc.

         Early explorers discovered the district in about 1870 and modern exploration was begun in about 1967. Calta Mines, Coralta Resources, Phelps Dodge, and finally Golden Phoenix have diligently explored the district for copper since then.

         The Contact copper project is located over a Jurassic granodiorite stock and flanking Paleozoic sedimentary rocks. Copper mineralization occurs in association with high-grade quartz veins hosted in fault zones in the granodiorite or sediments, as disseminations in potassically altered granodiorite, and fracture controlled stock works and skarns in the sediments. The district does not host a classic-style porphyry copper deposit.

         Mining will be by open pit and processing by solvent extraction leaching. We intend to retain a contract miner to conduct mining, processing, and reclamation operations. Golden Phoenix personnel will supervise the contractor.

         The Contact copper project contains mineralized material from over 100 drill holes of 61,513,000 tons grading 0.77% copper at a 0.2% cutoff for a total of 953,271,000 pounds of copper. Internal to the Banner mineralized zone are several continuous high-grade zones that range from five to forty feet wide. Using a 3% cutoff grade on these zones, Golden Phoenix calculated this mineralized material to be 1,777,000 tons grading 7.17% copper for a possible total of 254,789,000 pounds of copper.


FURTHER POTENTIAL

         We believe that the Banner zone within the Contact property may have considerable potential for expanding both open-pittable and underground ore reserves. Ore types include SX-EW leaching of shallow oxide ores, and milling and concentrating of the deeper high-grade sulfide ores for smelting at another facility. Additionally, other areas on the property have abundant oxide copper mineralization, which have not been previously explored. We believe these highly prospective areas offer potential for discovery of other valuable copper deposits. We are planning to drill additional holes, once funding is obtained, to better delineate these copper deposits.


ALASKAN ROYALTIES

         We have retained a one- percent net smelter return royalty on the following properties located in Alaska. We are not required to perform any work or make any payments for these royalties.

         1. GLORY CREEK. This property is 100% controlled by Great American Mineral Exploration, Inc. ("GAME"). It is located in the Bonnifield mining district, about 60 miles south of Fairbanks. Exploration work on the property has defined an anomalous zone of gold mineralization that requires drilling for the next phase of work. Any further work is deferred on the property at this time and we do not know if and when a discovery of gold mineralization will be made.

         2. UNCLE SAM. This property is 100% controlled by GAME. The property is located in the Richardson Gold District, about 60 miles southeast of Fairbanks. Their work has defined a strongly anomalous gold zone that requires drilling for the next phase of work. Work has been deferred on the property at this time and we do not know if and when a discovery of gold mineralization will be made.


RECENT DEVELOPMENTS


FUSION CAPITAL TRANSACTION

         On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, for the issuance and purchase of our common stock. Under the common stock purchase agreement, Fusion Capital committed to purchase up to $12.0 million of our common stock over a forty-month period that commences when the registration statement required to be filed as part of this transaction becomes effective. Once the registration statement is declared effective and subject to certain conditions, Fusion Capital is to purchase $15,000 of our common stock on each trading day during the term of the agreement, subject to our right to increase, decrease or suspend purchases by Fusion Capital. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. However, Fusion Capital does not have the right and is not obligated to purchase our stock in the event that the purchase price is below $0.10. We intend to use the proceeds from the sale of our common stock to Fusion Capital, if any, for working capital and general corporate purposes, if market conditions are favorable. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement.

STAFFING

         We have a staffing level of two key professionals and a full time CPA in the Reno office. At the Mineral Ridge mine we have eight full time employees and anticipate adding other permanent staff at the Mineral Ridge operation in the next twelve months. We intend to employ independent contractors to fulfill short-term needs and obligations.

         The Company plans to hire an environmental manager and chief financial officer, who will oversee Company wide responsibilities in their specialties. They will be assigned to the Reno headquarters office. As the Company prepares to develop the Contact and Borealis copper and gold projects, we intended to hire mine managers, geologists, and engineers will be hired to ensure proper development of the projects. It is not known when these projects will be developed.

                                LEGAL PROCEEDINGS

         On March 5, 2003, William F. Matlack, a former shareholder of Golden Phoenix, filed a complaint in the Second Judicial District Court in and for Washoe County, Nevada against Golden Phoenix. The complaint relates to a former subsidiary of Golden Phoenix, Golden Phoenix Alaska, and alleges, among other things, breach of contract, dealing in bad faith, fraud, fraudulent misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty and breach of covenant of dealing fairly and in good faith. The complaint seeking (i) economic damages in excess of $10,000, (ii) compensatory damages in excess of $10,000, (iii) punitive damages at the amount of $500,000, (iv) interest on economic damages at the rate established by law and (v) reasonable fees and costs related to the action. On July 2, 2003, Golden Phoenix filed its response with respect to the complaint. Golden Phoenix believes that this complaint is without substance and intends to vigorously defend this matter.

                                   MANAGEMENT


         The following are the directors and executive officers of Golden Phoenix as of August 25, 2003:


   Name                     Age    Position
   ----                     ---    --------
   Michael R. Fitzsimonds   46     President and Director
   Steven D. Craig          55     Vice President, Corporate Secretary and
                                   Director
   Allan J. Marter          55     Director
   David A. Caldwell        43     Director
   Ronald L. Parratt        54     Director


         The officers and directors who have served in their stated capacities since the inception of the Company are Michael Fitzsimonds and David Caldwell. Mr. Craig became secretary and a director in September 1998, Mr. Marter, became a director in February 1998 and Mr. Parratt became a director in July 2002. For directors, the term of office is until the next annual meeting of shareholders and their successors are duly elected and qualified. For officers, unless terminated earlier by the Board of Directors, the term of office is until the next annual meeting of the Board of Directors, presently scheduled to be held immediately following the annual meeting of the shareholders.


         MICHAEL R. FITZSIMONDS. Mr. Fitzsimonds is President, CEO and Chairman of the Board of Directors of Golden Phoenix Minerals, Inc. and has served in his capacity since 1997. Mr. Fitzsimonds is responsible for all administrative and corporate finance activities at Golden Phoenix. Mr. Fitzsimonds also directs the Company's Mineral Ridge operations and development work including resource evaluations and permitting requirements. He has more than 24 years of mining industry experience as a geological engineer, including experience evaluating complex gold deposits. From 1987 to 1997, Mr. Fitzsimonds served as Project Services Manager and Senior Geologist for Santa Fe Pacific Gold, Inc., and was responsible for the company's initial resource evaluations and due diligence of all mine operation projects and acquisitions worldwide. Mr. Fitzsimonds has experience in many aspects of the minerals industry, ranging from grass roots exploration and project development to mine start-up. Mr. Fitzsimonds was a member of the startup team for the Alligator Ridge Mine in White Pine County, Nevada, his primary responsibilities included development of new reserves for the mine, grade control, reserve analysis, managed the mine assay laboratory, and worked with engineering on the mine development. As part of his duties while working with Santa Fe Pacific Gold for eleven years, Mr. Fitzsimonds did all of the preliminary reserve estimates for all of the projects that Santa Fe Pacific Gold made into mines in Nevada. As part of the project services group for Santa Fe Pacific Gold, Mr. Fitzsimonds worked as the liaison between mine development and exploration to assist in the development of these projects. Mr. Fitzsimonds earned his B. Sc. in Geological Engineering, Mining and Exploration from the University of Arizona.


         STEVEN D. CRAIG. Mr. Craig is Vice President, Corporate Secretary and a Director and has served in his capacity since 1998. He is an experienced economic geologist specializing in the discovery of ore deposits and building exploration teams to facilitate discoveries. Mr. Craig has more than 28 years of diversified exploration experience including, 5 years with Golden Phoenix and the prior 23 years with Kennecott Exploration Company, and its affiliates, as manager of a gold exploration team headquartered in Reno, Nevada. His international experience includes gold exploration in New Guinea, South America and Mexico. Mr. Craig earned his M.S. in Economic Geology from Colorado State University. His responsibilities at Golden Phoenix include directing of the Company's exploration program and assisting in administrative functions.

         ALLAN J. MARTER. Mr. Marter is a Director of Golden Phoenix and has served in his capacity since 1998. He is Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd., Denver, Colorado, where he has served for the past three years. Prior to that, Mr. Marter was President of Waiata Resources. Mr. Marter has more than 23 years experience of financial management in the mining industry including as CFO and a Director of a number of small to mid-sized mining and exploration companies, including in Denver and Vancouver, Canada.

         DAVID A. CALDWELL. Mr. Caldwell is a Director of Golden Phoenix and has served in his capacity since 1997. Mr. Caldwell has more than 16 years experience as a geologist and geophysicist specializing in the discovery, delineation and economic evaluation in gold exploration, base metal and sulfur. Mr. Caldwell is Senior Geologist for Nevada Pacific Gold Corporation, Elko, Nevada, which he co-founded in 1997. Prior to that, Mr. Caldwell has also served in a senior management role, and has had roles in project management and development at Santa Fe Pacific Gold Corporation and the Gold Fields Mining Company.

         RONALD L. PARRATT. Mr. Parratt is a Director of Golden Phoenix and has served in his capacity since 2001. Mr. Parratt has more than 29 years experience as a geologist, exploration manager and developer of gold deposits in North America. Mr. Parratt is currently President of AuEx, LLC, a non-affiliated private mineral exploration company. For the past five years, Mr. Parratt has served as Exploration Manager for the Homestead Mining Company. Until 1997, Mr. Parratt served as Vice President of Exploration for the Santa Fe Pacific Gold Corporation, where he was responsible for intensive exploration activities in the U.S., Brazil and Central Asia. During this tenure, Mr. Parratt oversaw the exploration and development of 15 million ounces of gold reserves. Mr. Parratt earned his M.S. degree in Economic Geology from Purdue University. Mr. Parratt is currently serving on Nevada's Commission on Mineral Resources.


DIRECTORS

         Our Board of Directors consists of five seats. Directors serve for a term of one year and stand for election at our annual meeting of stockholders. Pursuant to our Bylaws, a majority of directors may appoint a successor to fill any vacancy on the Board of Directors. Michael R. Fitzsimonds, our President, and Steven D. Craig, our Vice-President and Secretary, are also executive officers of Golden Phoenix.


COMMITTEES

         The Board of Directors has set up three committees as part of the compliance with new reporting regulations that were enacted during 2002 under the Oxley-Sarbanes Act. The following is a list of committees that are presently active and staffed by independent directors of the company.

Committee                   Chairperson        Members
---------                   -----------        -------
Audit Committee             Allan Marter       Ronald Parratt, David Caldwell
Compensation Committee      Allan Marter       Ronald Parratt, David Caldwell
Governance Committee        Ronald Parratt     Allan Marter, David Caldwell


         The Board of Directors has determined that Mr. Marter is an Audit Committee financial expert and that he is "independent" under the securities Exchange Act of 1934.


COMPENSATION OF DIRECTORS

         CASH COMPENSATION. At the present time the Board of Directors is not compensated in cash.

         SHARE-BASED COMPENSATION. The Board of Directors is compensated $500 per meeting that is paid in restricted stock valued at the average price for the month that the meeting occurs. The Board of Directors is also allocated stock options on a yearly basis that have a three-year expiration limit.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange commission initial reports of ownership and reports of changes in ownership of Common Stock and other of our equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us copies of all Section 16(a) forms they file.

         Based on available information, we believe that all filings with respect to Section 16(a) are now current. Form 5's for Mr. Fitzsimonds, Mr. Craig and Mr. Caldwell were not timely filed. Form 3's and 5's for Mr. Whitney were not timely filed. A total of 11 Form 4's, representing 29 transactions, were not timely filed for Mr. Whitney.



CODE OF ETHICS

         Golden Phoenix has not currently adopted a formal code of ethics that applies to our principal executive officer or principal accounting officer. We are in the process of establishing such written standards for these officers.

EXECUTIVE COMPENSATION

         The following table sets forth information as to the compensation of the Chief Executive Officer whose compensation for the year ended December 31, 2002 did not exceeded $100,000:

                                    ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                               ----------------------------    ---------------------------------------------------------------------
                                                                         AWARDS                             PAYOUTS
                                                               ---------------------------  ----------------------------------------
                                                                                            SECURITIES
                                                               OTHER ANNUAL    RESTRICTED   UNDERLYING
NAME AND                                                       COMPENSATION      STOCK      OPTIONS/      LTIP         ALL OTHER
PRINCIPAL POSITION     YEAR       SALARY ($)      BONUS ($)         ($)         AWARD(S)     SARS (#)   PAYOUTS ($)   COMPENSATION
------------------     ----       ----------      ---------    -------------    --------     --------   -----------   ------------
       (a)              (b)          (c)             (d)            (e)           (f)           (g)         (h)           (i)
------------------     ----       ----------      ---------    -------------    --------     --------   -----------   ------------
Michael                 2002     $95,000(1)             --               --           --          --           --               --
Fitzsimonds, CEO        2001     $95,000(2)             --               --           --          --           --               --
                        2000     $95,000(3)             --               --           --    1,395,000(4)       --               --


(1) Of the $95,000 in 2002 annual compensation, $35,000 was accrued at December 31, 2002 and remains unpaid.

(2) Of the $95,000 in 2001 annual compensation, $35,000 was accrued at December 31, 2001 and remains unpaid.

(3) Of the $95,000 in 2000 annual compensation, $35,000 was accrued at December 31, 2000 and remains unpaid.

(4) In 2000, Mr. Fitzsimonds was granted options 1,145,000 common shares at $0.22. He was also granted 250,000 in new options at $0.22 in 2000.


         There is no employee that was paid $100,000 per year in cash compensation. An executive compensation contract for the payment of salary was initiated in May of 1998. We have agreed to pay Mr. Fitzsimonds the sum of $60,000 per year in cash compensation and deferred compensation of $35,000.


OPTION GRANTS IN LAST FISCAL YEAR

                             Number of        % of Total
                             Securities       Granted to
                             Underlying      Employees in      Exercise or
Name                      Options Granted     Fiscal Year       Base Price     Expiration Date
----                      ---------------     -----------       ----------     ---------------
Michael Fitzsimonds              None               0%               --              --


Aggregated  Option  Exercises  in Last  Fiscal  Year and Fiscal  Year End Option
Values

         Options Exercised:

                             Shares Acquired
Name                         On Exercise(#)           Value Realized
----                         --------------           --------------
Michael R. Fitzsimonds       None                     --


         Options Unexercised:

                                                                                             Value of Unexercised
                                               Number of Securities Underlying               In-the-Money Options
                                               Unexercised Options at 12/31/02                    At 12/31/02
                                               --------------------------------        -------------------------------
Name                                           Exercisable          Unexercised        Exercisable         Unexercised
----                                           -----------          -----------        -----------         -----------
Michael R. Fitzsimonds                           2,818,940          2,818,940           $539,741              $539,741

STOCK OPTION PLAN

         In April 1998, the Board of Directors approved the Golden Phoenix Minerals, Inc. Stock Option Incentive Plan, under which employees and directors of the Company are eligible to receive grants of stock options. Golden Phoenix has reserved a total of 1,000,000 shares of common stock under the Stock Option Incentive Plan. The plan is presently administered by Golden Phoenix's Chief Executive Officer. Subject to the provisions of the Stock Option Incentive Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options, and to determine the terms and conditions and the number of shares issued pursuant thereto.


EMPLOYMENT AGREEMENTS

         Effective May 15, 1998, Golden Phoenix entered into an Employment Agreement with Michael Fitzsimonds. Pursuant to the Employment Agreement, Mr. Fitzsimonds serves as President of Golden Phoenix. The initial term of the Employment Agreement was for one (1) year and automatically renews for an additional one (1) year term on each successive annual anniversary of the Employment Agreement, unless terminated pursuant to the terms of the Employment Agreement. Mr. Fitzsimonds' Employment Agreement provides for $95,000 in total annual salary, of which $60,000 is to be paid in bi-monthly installments, with the remaining $35,000 deferred. In the event the Board of Directors elects to terminate the Employment Agreement without cause, Golden Phoenix must pay a severance to Mr. Fitzsimonds equal to one (1) year's then-current salary and one
(1) year's then-current benefits. The Board of Directors must provide Mr. Fitzsimonds thirty (30) days' notice of its intent to terminate Mr. Fitzsimonds' employment without cause. In lieu of thirty (30) days' notice, the Board of Directors may elect to provide Mr. Fitzsimonds an additional thirty (30) days of salary and benefits. In the event 40% or more of the outstanding shares of Golden Phoenix are acquired by someone other than Golden Phoenix or Mr. Fitzsimonds, the Employment Agreement terminates immediately. Upon this type of termination, Golden Phoenix must pay a severance to Mr. Fitzsimonds equal to two
(2) years' then-current salary and two (2) years' then-current benefits. Mr. Fitzsimonds may elect to take a cash payment in lieu of his two (2) years' then-current benefits.

         Effective May 15, 1998, Golden Phoenix entered into an Employment Agreement with Steven Craig. Pursuant to the Employment Agreement, Mr. Craig serves as Vice-President of Corporate Development of Golden Phoenix. The initial term of the Employment Agreement was for one (1) year and automatically renews for an additional one (1) year term on each successive annual anniversary of the Employment Agreement, unless terminated pursuant to the terms of the Employment Agreement. Mr. Craig's Employment Agreement provides for $85,000 in total annual salary, of which $60,000 is to be paid in bi-monthly installments, with the remaining $25,000 deferred. In the event the Board of Directors elects to terminate the Employment Agreement without cause, Golden Phoenix must pay a severance to Mr. Craig equal to one (1) year's then-current salary and one (1) year's then-current benefits. The Board of Directors must provide Mr. Craig thirty (30) days' notice of its intent to terminate Mr. Craig's employment without cause. In lieu of thirty (30) days' notice, the Board of Directors may elect to provide Mr. Craig an additional thirty (30) days of salary and benefits. In the event 40% or more of the outstanding shares of Golden Phoenix are acquired by someone other than Golden Phoenix or Mr. Craig, the Employment Agreement terminates immediately. Upon this type of termination, Golden Phoenix must pay a severance to Mr. Craig equal to two (2) years' then-current salary and two (2) years' then-current benefits. Mr. Craig may elect to take a cash payment in lieu of his two (2) years' then-current benefits.

                             PRINCIPAL SHAREHOLDERS


         The following table presents certain information regarding the beneficial ownership of all shares of common stock at August 25, 2003 for each executive officer and director of our Company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 90,905,892 common shares issued and outstanding at August 25, 2003 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully diluted basis showing all authorized, but unissued, shares of our common stock at August 25, 2003 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.



                                                                                 EXERCISABLE
                                                                                  OPTIONS/
                                                          SHARES OWNED            WARRANTS             PERCENTAGE
                                                          ------------            --------             ----------
John W. Whitney                                           3,361,197(1)            1,865,280                5.6%
P.O. Box 10725
Reno, Nevada

Frank Diegman                                               10,833,333            5,833,333               17.2%
1986 E Football Blvd
Pasadena, Ca 91107

Michael R. Fitzsimonds                                       2,074,414         2,818,940(2)                5.2%
3595 Airway Drive
Suite 405
Reno, Nevada

Steven D. Craig                                                 27,362         2,265,349(3)                2.5%
3595 Airway Drive
Reno, Nevada
David Caldwell(4)                                              127,362           240,000(4)                   *
3595 Airway Drive
Suite 405
Reno, Nevada

Allan Marter(5)                                                127,362           190,000(5)                   *
3595 Airway Drive
Suite 405
Reno, Nevada
Ronald L. Parratt                                                   --           100,000(6)                   *
3595 Airway Drive
Suite 405
Reno, Nevada

All directors and officers as a group (5 persons)            2,356,500            5,614,289                8.3%


---------------
*        Represents less than 1%.

(1) Included in Mr. Whitney's shares are 1,263,752 restricted common shares owned by Whitney & Whitney, Inc. Mr. Whitney is President of Whitney & Whitney, Inc. and a greater than 10% shareholder of its parent company, Itronics Inc. Mr. Whitney's options and warrants are exercisable at $0.10 per share.

(2) Mr. Fitzsimonds has conversion rights on options for 1,670,000 common shares exercisable at $0.22, and options for 1,148,940 common shares exercisable at $0.147.
(3) Mr. Craig holds options for 1,281,049 common shares exercisable at $0.22 per share and options for 984,300 common shares exercisable at $0.147.
(4) Mr. Caldwell holds options for 240,000 common shares exercisable at $0.22 per share.
(5) Mr. Marter holds options for 190,000 common shares exercisable at $0.22 per share.
(6) Mr. Parratt holds options for 100,000 common shares exercisable at $0.22 per share.

                 DESCRIPTION OF CAPITAL STOCK


GENERAL


         We have authorized 200,000,000 shares of stock. Under the Minnesota Business Corporation Act, these shares are common shares unless the Board of Directors otherwise designates the class and preferences of these shares. Accordingly, we currently have 150,000,000 shares of common stock, no par value per share, authorized. As of August 25, 2003, 90,905,892 shares of common stock, no par value per share, were issued and outstanding and 100,000 shares of preferred stock were issued and outstanding.


         Each holder of common stock has one vote per share on all matters voted upon by the shareholders. Holders of preferred stock do not have voting rights until shares of preferred stock are converted into shares of our common stock. Under our Articles of Incorporation, voting rights are non-cumulative so that shareholders holding more than 50% of the outstanding shares of common stock are able to elect all members of the Board of Directors. Our Articles also provide that there are no preemptive rights or other rights of subscription.

         Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation after all creditors and holders, if any, of stock with a liquidation preference have been paid in full. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.


WARRANTS AND OPTIONS

         We currently have options outstanding for 4,266,715 shares of common stock, which are exercisable at prices ranging from $0.15 per share to $0.69 per share. We currently have warrants for 19,167,439 shares of common stock, which are exercisable at prices ranging from $0.10 per share to $0.20 per share.


PREFERRED STOCK

         We currently have 100,000 shares of preferred stock outstanding, which are convertible into 1,000,000 shares of common stock at $0.10 per share.


UNDESIGNATED STOCK


         We currently have 200,000,000 shares of capital stock authorized, of which 150,000,000 shares are deemed common stock and 50,000,000 shares are designated preferred stock. As August 25, 2003, 90,905,892 shares of common stock are outstanding and 100,000 shares of preferred stock are outstanding. All of the shares of stock not yet issued are deemed to be common shares under the Minnesota Business Corporations Act, unless our Board of Directors otherwise designates the class and preferences of these unissued shares. Accordingly, the Board of Directors, without shareholder approval, may designate and cause to be issued one or more series of preferred stock having rights, preferences, privileges or restrictions, including dividend rights, rights and terms of redemption, liquidation preferences and voting rights, that may be greater than the rights of holders of common stock. The effect of an issuance of preferred shares might include, among other things, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change of control of our Company.



BOARD OF DIRECTORS

         Under our Bylaws, the number of directors to Our Board of Directors is determined from time to time by our shareholders. We currently have 5 directors. Our directors hold office for a term not to exceed five years. Our Board of Directors or shareholders may remove a director at any time, with or without cause.

AMENDMENT OF OUR BYLAWS

         Our Bylaws may be amended or repealed by our Board of Directors, provided that the Board may not amend or repeal a bylaw fixing a quorum for meetings of our shareholders, prescribing procedures for removing directors or filing vacancies in the Board. Our Board may adopt or amend a bylaw to increase the number of our directors.


LIMITATION OF DIRECTOR LIABILITY, INDEMNIFICATION

         The Minnesota Business Corporations Act provides that we may be required to indemnify certain persons who become, or are threatened to be made, a party to a legal proceeding because they are or were at the time of the matter giving rise to the proceeding our officer, director employee or agent acting on our behalf. Under this provision of the Minnesota Statute, we are required to indemnify such persons against judgments, penalties, fines, settlements and reasonable expenses, including attorney's fees and disbursements incurred by the person. Upon request by the covered person, we may be required to advance that person's reasonable expenses, including attorneys' fees and disbursements upon written affirmation by the person that he or she is entitled to indemnification under the Minnesota Statute and that he or she will repay all amounts advanced if it is determined that the criteria for reimbursement is not satisfied. We are only required to provide such indemnification if the person (i) is not otherwise indemnified by another organization or employee benefit plan for the same costs and expenses incurred in connection with the proceeding with respect to the same acts or omissions, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) with respect to a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) generally believed that the conduct was in the best interests of the corporation.

         Determinations as to whether the foregoing criteria for indemnification have been satisfied is to be made (i) by a majority of a quorum of the Board if the directors counted in establishing a quorum are not parties to the proceeding or (ii) if a quorum cannot be established, by a majority of a committee of the Board consisting of two or more members who are not parties to the proceeding or if such committee cannot be established, (iii) by special counsel selected by the Board or committee of the Board satisfying the criteria of clauses (i) or
(ii) or, if a special counsel is not appointed, (iv) by affirmative vote of a majority of the shares entitled to vote, provided that the shares held by parties to the proceeding are not to be counted for purposes of establishing a quorum.


MINNESOTA ANTI-TAKEOVER LAW

         We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 restricts the voting of certain percentages of voting control to be acquired in a control share acquisition of our voting stock (in excess of 20%, 33.3% or 50%) until after shareholder approval of the acquisition is obtained. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 203A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved by a majority of disinterested directors prior to the date the shareholder becomes an interested shareholder. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

         In the event of certain tender offers for capital stock Section 302A.675 precludes the tender offeror from acquiring additional shares of capital stock (including acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of such an offer unless the selling shareholders are given the opportunity to sell the shares of capital stock on terms that are substantially equivalent to those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of the Board of Directors consisting of all of its disinterested directors (excluding present and former officers) approves the subsequent acquisition before shares are acquired pursuant to the earlier tender offer.

         These provisions of the Minnesota law could delay and make more difficult a business combination, particularly one opposed by the board of directors, even if the business combination could be beneficial, in the short term, to the interests of shareholders. These statutory provisions could also depress the price certain investors might be willing to pay in the future for shares of our common stock (because it may make hostile takeovers more difficult and costly, and therefore, less attractive to the potential pursuer).

         In addition, as described above, all of the shares of our stock authorized but not yet issued are deemed to be common shares under the Minnesota Business Corporations Act, unless our Board of Directors otherwise designates the class and preferences of these unissued shares. The ability of the Board to designate and issue these shares as shares with a preference over the common shares may have the effect of discouraging unsolicited attempts to acquire control of us. Also, because our Board has the power to determine the voting, dividends, liquidation preference or other rights of any preferred stock designated by the Board, the issuance of a series of preferred stock to persons friendly to the Board could effectively discourage or preclude the consummation of a change of control transaction.

                         SHARES ELIGIBLE FOR FUTURE SALE


         Upon completion of this offering, we will have 112,493,194 shares of common stock outstanding. Of these shares, the 23,624,604 sold in this offering will not be deemed to be restricted shares under the Securities Act of 1933. The remaining 88,868,590 shares were issued and sold in private transactions and in reliance on the private placement exemption of the Securities Act.


         The restricted shares will be eligible for sale pursuant to Rule 144 of the Securities Act at the expiration of the one-year holding period from their date of acquisition. The one-year holding period for some shares has ended.

         Prior to this offering there has been a limited market for the common stock and no predictions can be made of the effect, if any, that market sales of restricted shares or the availability of restricted shares for sale will have on the market price of the shares if a market for the shares develops. Nevertheless, sales of substantial amounts of the restricted shares in the public market could adversely affect such market prices.

                                                      Percentage of                      Percentage of
                                                       Outstanding                        Outstanding
                                        Shares           Shares                             Shares
                                     Beneficially     Beneficially      Shares to be     Beneficially
                                     Owned Before     Owned Before      Sold in the       Owned After
Selling Shareholder(1) (2)             Offering        Offering(1)        Offering         Offering
--------------------------             --------        -----------        --------         --------
Fusion Capital Fund II, LLC           2,037,302             2.3%        23,624,604               0%



         As of August 25, 2003, 1,837,302 shares of our common stock have been acquired by Fusion Capital in connection with the common stock purchase agreement. Fusion Capital has also purchased 200,000 restricted shares of our common stock. Fusion Capital may acquire up to an additional 21,587,302 shares under the common stock purchase agreement. Percentage of outstanding shares is based on 90,905,892 shares of common stock outstanding as of August 25, 2003, together with such additional shares of common stock that may be acquired by Fusion Capital from us under the common stock purchase agreement after the date hereof. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $15,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Absent these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement, which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.


         Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this Prospectus.

                              PLAN OF DISTRIBUTION

         The common stock offered by this Prospectus is being offered by Fusion Capital Fund II, LLC, the selling shareholder. The common stock may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

         o        ordinary brokers' transactions;

         o        transactions involving cross or block trades;

         o through brokers, dealers, or underwriters who may act solely as agents

         o        "at the market" into an existing market for the common stock;

         o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         o        in privately negotiated transactions; or

         o        any combination of the foregoing.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         Fusion Capital is an "underwriter" within the meaning of the Securities Act.

         Neither we, nor Fusion Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a Prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder and any other required information.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

         We have advised Fusion Capital that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

         This offering will terminate on the date that Fusion Capital has sold all shares offered by this Prospectus.


                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP has passed upon the validity of the shares offered.


                                     EXPERTS

         The audited financial statements of Golden Phoenix Minerals, Inc., included in this Prospectus and elsewhere in the registration statement have been audited by Albright, Persing & Associates, Ltd., independent public accountants for the fiscal year ended December 31, 2001, and HJ & Associates, LLC, independent public accountants for the fiscal year ended December 31, 2002, as indicated in their respective reports, and are included in reliance on the authority of the firms as experts giving reports.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed, with the Securities and Exchange Commission, Washington, DC, a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered. This Prospectus does not contain all of the information set forth in the Registration Statement, the exhibits and schedules. For further information, about our common stock and us, please refer to the Registration Statement, exhibits and schedules. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

         The Securities and Exchange Commission maintains a web site that contains registration statements, reports, proxy and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address for the web site is http://www.sec.gov.

                        GLOSSARY OF CERTAIN MINING TERMS


         ALTERATION -- Any physical or chemical change in a rock or mineral subsequent to its formation. Milder and more localized than metamorphism.

         ASSAY -- A chemical test performed on a sample of ores or minerals to determine the amount of valuable metals contained.

         BRECCIA -- A rock in which angular fragments are surrounded by a mass of fine-grained minerals.

         CERCLA  --  Comprehensive  Environmental  Response,   Compensation  and
Liability Act

         DEVELOPMENT -- Work carried out for the purpose of opening up a mineral deposit and making the actual ore extraction possible.

         DEVELOPMENT DRILLING -- Drilling to establish accurate estimates of mineral reserves.

         DEVELOPMENT STAGE -- includes all issuers engaged in the preparation of an established commercially minable deposit (reserves) for its extraction, which are not in the production stage.

         DILUTION (mining) -- Rock that is, by necessity, removed along with the ore in the mining process, subsequently lowering the grade of the ore.

         DISSEMINATED ORE -- Ore carrying small particles of valuable minerals spread more or less uniformly through the host rock.

         DUE DILIGENCE -- The degree of care and caution required before making a decision; loosely, a financial and technical investigation to determine whether an investment is sound.

         ENVIRONMENTAL IMPACT STUDY -- A written report, compiled prior to production decision that examines the effects proposed mining activities will have on the natural surroundings.

         EPA -- Environmental Protection Agency.

         EPITHERMAL DEPOSIT -- A mineral deposit consisting of veins and replacement bodies, usually in volcanic or sedimentary rocks, containing precious metals, or, more rarely, base metals.

         EXPLORATION -- Work involved in searching for ore, usually by drilling or driving a drift.

         EXPLORATION STAGE -- Includes all issuers engaged in the search for mineral deposits (reserves) which are not in either the development or production stage

         FISSURE -- An extensive crack, break or fracture in rocks.

         GRADE -- The average assay of a ton of ore, reflecting metal content.

         HEAP LEACHING -- A process involving the percolation of a cyanide solution through crushed ore heaped on an impervious pad or base to dissolve minerals or metals out of the ore.

         HIGH GRADE -- Rich ore. As a verb, it refers to selective mining of the best ore in a deposit.

         HYDROTHERMAL -- An adjective applied to heated or hot magmatic emanations rich in water, to the processes in which they are concerned, and to the rocks, ore deposits, alteration products, and springs produced by them.

         INTRUSIVE -- A body of igneous rock formed by the consolidation of magma intruded into other rocks, in contrast to lavas, which are extruded upon the surface.

         MINERAL -- A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.


         MINERALIZATION -- The act or process of mineralizing.

         MINERALIZED MATERIAL OR DEPOSIT -- A mineralized body which has been delineated by appropriate drilling and/or underground sampling to support a sufficient tonnage and average grade of metal(s). Under SEC standards, such a deposit does not qualify as a reserve until a comprehensive evaluation, based upon unit cost, grade, recoveries, and other factors, conclude economic feasibility.


         NET PROFIT INTEREST -- A portion of the profit remaining after all charges, including taxes and bookkeeping charges (such as depreciation) have been deducted.


         NET SMELTER RETURN -- A share of the net revenues generated from the sale of metal produced by a mine.

         OPEN PIT -- A mine that is entirely on surface. Also referred to as an open-cut or open-case mine.

         ORE -- Mineralized material that can be mined and processed at a positive cash flow.


         OREBODY -- A natural concentration of valuable material that can be extracted and sold at a profit.



         PARTICIPATING INTEREST -- A company's interest in a mine, which entitles it to a certain percentage of profits in return for putting up an equal percentage of the capital cost of the project.


         PATENT -- The ultimate stage of holding a mineral claim, after which no more assessment work is necessary because all mineral rights have been earned.

         PATENTED MINING CLAIM -- A parcel of land originally located on federal lands as an unpatented mining claim under the General Mining Law, the fee simple title of which has been conveyed from the federal government to a private party pursuant to the patenting requirements of the General Mining Law.


         PROBABLE (INDICATED) RESERVES -- Reserves for which quantity and grade and/or quality are computed form information similar to that used for proven (measure) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

         PRODUCTION STAGE -- Includes all issuers engaged in the exploitation of a mineral deposit (reserve).

         PROVEN (MEASURED) RESERVES -- Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established


         RCRA -- Resource Conservation and Recovery Act

         RECLAMATION -- The restoration of a site after mining or exploration activity is completed.


         RESERVES -- That parts of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves are customarily stated in terms of "Ore" when dealing with metalliferous minerals. Reserves are further classified by SEC guidelines as "Proven Reserves" or "Probable Reserves" according to the degree of assurance in the reserve determination data.


         ROYALTY -- An amount of money paid at regular intervals by the lessee or operator of an exploration or mining property to the owner of the ground. Generally based on a certain amount per ton or a percentage of the total production or profits. Also, the fee paid for the right to use a patented process.


         SAMPLE -- A small portion of rock or a mineral deposit, taken so that the metal content can be determined by assaying.

         SILICIFICATION -- The introduction of or replacement by silica.

         SKARN -- Name for the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolostone formation.


         SOLVENT EXTRACTION-ELECTROWINNIG (SX/EW) -- A metallurgical technique, so far applied only to copper ores, in which metal is dissolved from the rock by organic solvents and recovered from solution by electrolysis.


         TROY OUNCE -- Unit of weight measurement used for all precious metals. The familiar 16-ounce avoirdupois pound equals 14.583 Troy Ounces.


         UNPATENTED MINING CLAIM -- A parcel of property located on federal lands pursuant to the General Mining Law and the requirements of the state in which the unpatented claim is located, the paramount title of which remains with the federal government. The holder of a valid, unpatented lode mining claim is granted certain rights including the right to explore and mine such claim under the General Mining Law.

         USD -- United States Dollars

         VEIN -- A mineralized zone having a more or less regular development in length, width and depth, which clearly separates it from neighboring rock.


         WASTE -- Barren rock in a mine, or mineralized material that is too low in grade to be mined and milled at a profit.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                          RESTATED FINANCIAL STATEMENTS


                                DECEMBER 31, 2002

                                 C O N T E N T S



Independent Auditors' Reports............................................ F-3

Balance Sheet............................................................ F-5

Statements of Operations and Other Comprehensive Income (Loss)........... F-7

Statements of Stockholders' Equity (Deficit)............................. F-9

Statements of Cash Flows................................................. F-27

Notes to the Financial Statements........................................ F-29

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Golden Phoenix Minerals, Inc.
(A Development Stage Company)
Reno, Nevada


We have audited the accompanying balance sheet of Golden Phoenix Minerals, Inc. (a development stage company) as of December 31, 2002, and the related statements of operations and other comprehensive income (loss), stockholders' equity (deficit), and cash flows for the year ended December 31, 2002 and from inception on June 2, 1997 through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The related statements of operations and other comprehensive income (loss), stockholders' equity (deficit), and cash flows of Golden Phoenix Minerals, Inc. (a development stage company) from inception on June 2, 1997 through December 31, 2001, were audited by other auditors whose report, dated April 13, 2002, on those financial statements before they were restated for the matters discussed in Note 15 to the financial statements, included an explanatory paragraph that expressed substantial doubt about the Company's ability to continue as a going concern. Our opinion on the statements of operations and other comprehensive income
(loss), stockholders' equity (deficit) and cash flows from inception on June 2, 1997 through December 31, 2001, insofar as it relates to amounts for prior periods through December 31, 2001, is based solely on the report of other audits.


We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Phoenix Minerals, Inc (a development stage Company). at December 31, 2002 and from inception (June 2,
1997) to December 31, 2002 and the results of its operations and other comprehensive income (loss) and its cash flows for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United Stated of America.


The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has generated significant losses from operations, has an accumulated deficit of $14,044,406 and has a working capital deficit of $4,192,682 at December 31, 2002, which together raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ HJ & Associates, LLC
------------------------
HJ & Associates, LLC
Salt Lake City, Utah
May 12, 2003

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Golden Phoenix Minerals, Inc.
(A Development Stage Company)
Reno, Nevada

We have audited the accompanying statements of operations and other comprehensive income (loss), stockholders' equity (deficit) and cash flows of Golden Phoenix Minerals, Inc. (a development stage company) as of and for the year ended December 31, 2001 and from inception of the development stage on (June 2, 1997) through December 31, 2001. These financial statements are the responsibility of Golden Phoenix Minerals, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of Golden Phoenix Minerals, Inc.'s (a development stage company) operations and other comprehensive income (loss), changes in stockholders' equity (deficit) and its cash flows for the year ended December 31, 2001 and from inception of the development stage on June 2, 1997 through December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company's ability to generate sufficient cash flows to meet its obligations and sustain its operations, either through future revenues and /or additional debt or equity financing, cannot be determined at this time. These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As more fully described in Note 15, subsequent to the issuance of the company's December 31, 2001, financial statements and our report thereon dated April 13, 2002, we became aware that those financial statements did not reflect certain lease liabilities, common stock transactions, and deferred compensation, among other items. In our original report, we expressed an unqualified opinion on the December 31, 2001, financial statements and our opinion on the revised statements, as expressed herein, remains unqualified.



/s/ Albright, Persing & Associates, Ltd.
--------------------------------------------
Albright, Persing & Associates, Ltd.
Reno, Nevada
April 13, 2002, except as to the fifth paragraph above and Note 15, which are as of May 19, 2003.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                     ASSETS
                                                                  December 31,
                                                                     2002
                                                                  -----------

CURRENT ASSETS

  Cash and cash equivalents                                       $    28,614
  Prepaid expenses                                                     42,434
                                                                  -----------
    Total Current Assets                                               71,048
                                                                  -----------

PROPERTY AND EQUIPMENT (Note 1)

  Land                                                                 57,600
  Buildings                                                           100,000
  Vehicles                                                            142,521
  Computer equipment                                                   91,975
  Office furniture and equipment                                       16,516
  Mining equipment                                                    605,067
  Accumulated depreciation                                           (316,395)
                                                                  -----------

    Total Property and Equipment, Net                                 697,284
                                                                  -----------

OTHER ASSETS

  Restricted cash - reclamation obligation (Note 3)                 1,821,817
  Mineral properties and claims (Note 3)                            1,650,000
  Deferred mineral property development costs (Note 3)                 98,878
  Deposits                                                             15,611
                                                                  -----------

    Total Other Assets                                              3,586,306
                                                                  -----------

    TOTAL ASSETS                                                  $ 4,354,638
                                                                  ===========


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET (CONTINUED)

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)



                                                                                                     December 31,
                                                                                                         2002
                                                                                                     ------------
CURRENT LIABILITIES
  Accounts payable                                                                                   $    385,138
  Accrued liabilities (Note 6)                                                                          3,404,854
  Current portion of long term debt (Note 8)                                                              101,945
  Capital lease obligations-current portion (Note 7)                                                       40,102
  Amounts due to related parties (Note 5)                                                                 331,691
                                                                                                     ------------
    Total Current Liabilities                                                                           4,263,730
                                                                                                     ------------
LONG-TERM LIABILITIES
  Accrued reclamation obligation (Note 3)                                                               1,819,874
  Convertible notes payable and related accrued interest (Note 9)                                         621,430
  Capital lease obligations (Note 7)                                                                       83,131
  Long-term debt (Note 8)                                                                                  16,163
    Total Long-Term Liabilities                                                                         2,540,598
                                                                                                     ------------
    Total Liabilities                                                                                   6,804,328
                                                                                                     ------------
COMMITMENTS AND CONTINGENCIES (NOTE 10)

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, no par value, 50,000,000 shares authorized, no shares issued and outstanding                --
  Common stock, no par value, 150,000,000 shares authorized, 76,881,842 issued and outstanding         12,385,173
  Stock subscription receivable                                                                          (490,457)
  Deferred costs                                                                                         (300,000)
  Deficit accumulated during the development stage                                                    (14,044,406)
                                                                                                     ------------
    Total Stockholders' Equity (Deficit)                                                               (2,449,690)
                                                                                                     ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                             $  4,354,638
                                                                                                     ============


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
         STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)



                                                                                                                 From
                                                                                                               Inception
                                                                     For the Years Ended                       On June 2,
                                                                         December 31,                         1997 through
                                                            -------------------------------------             December 31,
                                                                2002                     2002                     2002
                                                            ------------             ------------             ------------
                                                                                      (Restated)               (Restated)

REVENUES
  Metal sales                                               $    118,007             $    309,796             $    462,948
  Other revenue                                                       --                   33,242                   96,053
                                                            ------------             ------------             ------------
    Total Revenues                                               118,007                  343,038                  559,001
                                                            ------------             ------------             ------------
COST OF SALES                                                    282,149                  286,601                  595,800
                                                            ------------             ------------             ------------
GROSS MARGIN (DEFICIT)                                          (164,142)                  56,437                  (36,799)
                                                            ------------             ------------             ------------
EXPENSES
  Exploration, mineral property leases, and
    minimum work commitment expenses                           1,762,553                1,175,923                6,643,120
  General and administrative                                     847,902                  686,792                3,182,296
  Investor relations and professional fees                       662,110                  309,833                1,852,591
  Salaries and wages                                             273,477                  269,876                1,294,286
  Depreciation                                                   129,714                  121,065                  329,265
                                                            ------------             ------------             ------------
    Total Expenses                                             3,675,756                2,563,489               13,301,558
                                                            ------------             ------------             ------------
LOSS FROM OPERATIONS                                          (3,839,898)              (2,507,052)             (13,338,357)
                                                            ------------             ------------             ------------
OTHER INCOME (EXPENSE)
  Interest income                                                 40,092                   19,277                   61,235
  Interest expense                                              (253,231)                (232,142)                (830,166)
  Gain on sale of fixed assets                                        --                       --                    2,551
  Gain on settlement of debt                                          --                       --                   22,331
  Realized gain on available-for-sale securities                     523                       --                      523
  Loss on impairment of investments                              (10,742)                      --                  (10,742)
  Other income (expense), net                                     (1,803)                    (102)                  48,219
                                                            ------------             ------------             ------------
    Total Other Income (Expense)                                (225,161)                (212,967)                (706,049)
                                                            ------------             ------------             ------------
LOSS BEFORE INCOME TAXES                                    $ (4,065,059)            $ (2,720,019)            $(14,044,406)
                                                            ------------             ------------             ------------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
   STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS) (CONTINUED)



                                                                                                               From
                                                                                                             Inception
                                                                                                             On June 2,
                                                                  For the Years Ended                       1997 through
                                                                       December 31,                         December 31,
                                                              2002                     2001                    2002
                                                          ------------             ------------             ------------
                                                                                    (Restated)               (Restated)
LOSS BEFORE INCOME TAXES                                  $ (4,065,059)            $ (2,720,019)            $(14,044,406)
                                                          ------------             ------------             ------------
INCOME TAXES                                                        --                       --                       --
                                                          ------------             ------------             ------------
NET LOSS                                                    (4,065,059)              (2,720,019)             (14,044,406)
                                                          ------------             ------------             ------------
OTHER COMPREHENSIVE INCOME (LOSS)
  Unrealized gain (loss) on available-for-sale
    securities (Note 4)                                         (1,437)                   1,437                       --
    Total Other Comprehensive Income (Loss)                     (1,437)                   1,437                       --
                                                          ------------             ------------             ------------
COMPREHENSIVE LOSS                                        $ (4,066,496)            $ (2,718,582)            $(14,044,406)
                                                          ============             ============             ============
BASIC LOSS PER SHARE
  Basic loss per share                                    $      (0.07)            $      (0.07)
                                                          ============             ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING               61,842,556               40,497,175
                                                          ============             ============



   The accompanying notes are an integral part of these financial statements.

                                                                                                                       Deficit
                                                                                                                     Accumulated
                                                 Preferred Stock             Common Shares           Stock            During the
                                             ------------------------    ---------------------- Subscription Deferred Development
                                               Shares        Amount        Shares       Amount    Receivable  Costs     Stage
                                             ----------    ----------    ----------   ---------    --------  --------  --------
Balance at inception, June 2, 1997                  --    $       --            --   $       --   $     --  $     --  $     --

Issuance of common stock for services
  at $0.001 per share, June 18, 1997                --            --     2,000,000        2,000         --        --        --

Issuance of preferred stock for
  services at $0.004 per share,
  June 18, 1997                                500,000         2,000            --           --         --        --        --

Issuance of common stock for cash at
  $0.005 per share, June 18, 1997                   --            --    10,000,000       50,000         --        --        --


Issuance of common stock for services
  at $2.00 per share, July 23, 1997                 --            --       370,000      740,000         --        --        --

Issuance of common stock for joint
  venture option purchase at $2.00
  per share, August 14, 1997                        --            --        50,000      100,000         --        --        --

Issuance of common stock for
  conversion of debt at $4.35 per
  share, October 16, 1997                           --            --        54,480      236,988         --        --        --

Issuance of common stock for cash at
  $3.00 per share, October 16 to 22, 1997           --            --       165,000      495,000         --        --        --

Issuance of common stock for cash at
  $2.10 per share, November 25, 1997                --            --       300,000      680,669         --        --        --

Cancellation of preferred shares at
  $0.004, December 8, 1997                    (275,000)       (1,100)           --           --         --        --        --
                                             ---------    ----------    ----------   ----------   --------  --------  --------
Balance Forward                                225,000    $      900    12,939,480   $2,304,657   $     --  $     --  $     --
                                             ---------    ----------    ----------   ----------   --------  --------  --------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                         Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                             225,000   $       900    12,939,480   $ 2,304,657    $        --    $  --   $        --

Stock offering costs                             --            --            --       (80,000)            --       --            --

Net loss for the period from
  June 2, 1997
  through December 31, 1997                      --            --            --            --             --       --    (1,602,876)

Balance, December 31, 1997                  225,000           900    12,939,480     2,224,657             --       --    (1,602,876)

Issuance of common stock for cash at
  $2.00 per share, January 8 to
  February 2, 1998                               --            --       171,500       343,000             --       --            --

Issuance of common stock for joint
  venture agreement at $1.19 per share,
  January 12, 1998                               --            --        80,000        95,000             --       --            --

Issuance of common stock for stock
  options and warrants exercised at
  $0.20 per share, February 6 to
  September 29, 1998                             --            --       930,000       186,000        (60,000)      --            --

Issuance of common stock for joint
  venture agreement at $0.75 per share,
  February 10 to April 15, 1998                  --            --       184,140       133,750             --       --            --

Issuance of common stock for joint
  venture agreement at $0.74 per share,
  February 10, 1998                              --            --        25,000        20,133             --       --            --
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                             225,000   $       900    14,330,120   $ 3,002,540    $   (60,000)   $  --   $(1,602,876)
                                            -------   -----------    ----------   -----------    -----------    -----   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                              225,000   $       900    14,330,120   $ 3,002,540   $   (60,000)   $  --   $(1,602,876)

Issuance of common stock for joint
  venture agreement at $2.00 per share,
  February 10, 1998                               --            --        23,890        47,780            --       --            --

Issuance of common stock for stock
  options and warrants exercised at
  $2.00 per share, February 26, 1998              --            --        75,000       150,000            --       --            --

Issuance of common stock for joint
  venture agreement at $0.78 per share,
  March 10, 1998                                  --            --       123,456        96,450            --       --            --

Issuance of common stock for
  conversion of debt at $0.56 per
  share, March 23, 1998                           --            --       346,667       229,667            --       --            --

Issuance of common stock for services
  at $0.10 per share, March 23 to
  September 14, 1998                              --            --       325,000        50,000            --       --            --

Issuance of common stock for services
  at $0.50 per share, April 30 to
  May 22, 1998                                    --            --       136,000        68,000            --       --            --
                                             -------   -----------    ----------   -----------   -----------    -----   -----------
Balance Forward                              225,000   $       900    15,360,133   $ 3,644,432   $   (60,000)   $  --   $(1,602,876)
                                             -------   -----------    ----------   -----------   -----------    -----   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                             225,000   $       900    15,360,133   $ 3,644,437   $   (60,000)   $  --   $(1,602,876)

Issuance of common stock for stock
  options and warrants exercised at
  $0.25 per share, May 21, 1998                  --            --       200,000        50,000            --       --            --

Issuance of common stock for stock
  options and warrants exercised at
  $0.20 per share, May 21 to
  June 22, 1998                                  --            --       230,000        53,315            --       --            --

Issuance of common stock for joint
  venture agreement at $0.26 per
  share, June 15, 1998                           --            --       100,000        26,000            --       --            --

Issuance of common stock for stock
  options and warrants exercised at
  $0.17 per share, June 26, 1998                 --            --        60,606        10,000            --       --            --

Issuance of common stock for stock
  options and warrants exercised at
  $0.14 per share, June 29, 1998                 --            --       500,000        71,000            --       --            --

Issuance of common stock for stock
  options and warrants exercised
  at $0.16 per share, July 13, 1998              --            --       125,679        20,000            --       --            --
                                            -------   -----------    ----------   -----------   -----------    -----   -----------
Balance Forward                             225,000   $       900    16,576,418   $ 3,874,752   $   (60,000)   $  --   $(1,602,876)
                                            -------   -----------    ----------   -----------   -----------    -----   -----------

   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                             225,000   $    900    16,576,418    $ 3,874,752      $ (60,000)   $   --   $(1,602,876)

Issuance of common stock for stock
  options and warrants exercised
  at $0.27 per share,
  October 5, 1998                                --         --        44,036         11,890             --        --            --

Issuance of common stock for services at
  $0.27 per share, November 10, 1198             --         --        50,000         13,500             --        --            --

Contributed capital from sale of
  investment in affiliate                        --         --            --         10,016             --        --            --

Cancellation of stock subscription
  receivable, December 31, 1998                  --         --      (300,000)       (60,000)        60,000        --            --

Net loss for the year ended
  December 31, 1998                              --         --            --             --             --        --    (1,907,850)

Balance, December 31, 1998                  225,000        900    16,370,454      3,805,475             --        --    (3,510,726)

Issuance of common stock for joint
  venture agreement at $0.13 per
  share, January 1 to 28, 1999                   --         --     1,784,615        224,000             --        --            --

Issuance of common stock for services
  at $0.27 per share, January 22, 1999           --         --       200,000         25,016             --        --            --
                                            -------   --------    ----------    -----------      ---------    ------   -----------
Balance Forward                             225,000   $    900    18,355,069    $ 4,099,174      $      --    $   --   $(3,510,726)
                                            -------   --------    ----------    -----------      ---------    ------   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                             225,000   $       900    18,355,069   $ 4,099,174     $    --     $    --   $(3,510,726)

Issuance of common stock for
  conversion of debt at $0.10
  per share March 3 to
  December 15, 1999                              --            --     2,271,960       220,384          --          --            --

Issuance of common stock for
  conversion of debt at $0.09
  per share, March 5, 1999                       --            --        25,000         2,204          --          --            --

Issuance of common stock for services
  at $0.09 per share March 10 to
  December 1, 1999                               --            --       320,792        28,581          --          --            --

Issuance of common stock for joint
  venture agreement for $0.09 per
  share, March 19 to
  November 21, 1999                              --            --       419,260        37,750          --          --            --

Issuance of common stock for cash at
  $0.10 per share, March 5 to
  December 30, 1999                              --            --     2,425,000       242,500          --          --            --

Issuance of common stock for services
  at $0.11 per share, May 27 to
  October 15, 1999                               --            --       326,069        35,584          --          --            --
                                            -------   -----------    ----------   -----------     -------     -------   -----------
Balance Forward                             225,000   $       900    24,143,150   $ 4,666,177     $    --     $    --   $(3,510,726)
                                            -------   -----------    ----------   -----------     -------     -------   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                            225,000   $       900    24,143,150   $ 4,666,177   $    --   $        --   $(3,510,726)

Issuance of common stock for services
  at $0.08 per share, October 29 to
  December 30, 1999                             --            --       284,885        23,136        --            --            --

Net loss for the year ended
  December 31, 1999                             --            --            --            --        --            --    (1,323,437)

Balance, December 31, 1999                 225,000           900    24,428,035     4,689,313        --            --    (4,834,163)

Issuance of common stock for
  cash at $0.10 per share, January 7
  to December 11, 2000                          --            --     2,900,000       290,000        --            --            --

Beneficial conversion feature on
  convertible notes, January 11 to
  April 19, 2000                                --            --            --        92,666        --            --            --

Issuance of common stock for services
  at $0.19 per share, January 31, 2000          --            --        10,886         2,052        --            --            --

Issuance of common stock for services
  at $0.15 per share, January 31 to
  October 27, 2000                              --            --       326,008        48,880        --            --            --

Issuance of common stock for services
  at $0.17 per share, January 31 to
  November 10, 2000                             --            --       371,830        63,380        --            --            --
                                        ----------   -----------   -----------   -----------   -------   -----------   -----------
Balance Forward                            225,000   $       900    28,036,759   $ 5,186,291   $    --   $        --   $(4,834,163)
                                        ----------   -----------   -----------   -----------   -------   -----------   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                             225,000    $     900     28,036,759   $ 5,186,291      $    --      $    -- $(4,834,163)

Issuance of common stock for services
  at $0.23 per share, February 29, 2000          --           --        138,285        31,695           --           --          --

Issuance of common stock for conversion of
  debt at $0.25 per share, March 1, 2000         --           --         33,207         8,302           --           --          --

Issuance of common stock for services
  at $0.27 per share, March 31, 2000             --           --         87,268        23,212           --           --          --

Preferred stock converted to common
  shares at $0.10 per share,
  April 5 to December 2, 2000               (58,300)        (233)       583,000        58,533           --           --          --

Issuance of common stock for services
  at $0.20 per share, April 30, 2000             --           --         46,638         9,694           --           --          --

Issuance of common stock for services
  at $0.18 per share, May 31, 2000               --           --         59,856        10,766           --           --          --

Issuance of common stock for services
  at $0.16 per share, June 30 to
  November 10, 2000                              --           --      1,163,223       185,854           --           --          --

Issuance of common stock for stock options
  and warrants exercised at $0.10 per
  share, June 30, 2000                           --           --         55,000         5,500           --           --          --
                                            -------    ---------     ----------   -----------      -------      ------- -----------
Balance Forward                             166,700    $     667     30,203,236   $ 5,519,847      $    --      $    -- $(4,834,163)
                                            -------    ---------     ----------   -----------      -------      ------- -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                             166,700   $       667    30,203,236   $ 5,519,847     $    --     $    --  $(4,834,163)

Issuance of common stock for services
  at $0.13 per share, July 31 to
  August 31, 2000                                --            --       136,967        17,467          --          --           --

Issuance of common stock for services
  at $0.12 per share, September 30 to
  October 31, 2000                               --            --       167,463        20,705          --          --           --

Issuance of common stock for purchase of
  mining properties and claims at $0.20
  per share, October 17, 2000                    --            --     3,000,000       600,000          --          --           --

Issuance of common stock for cash at
  $0.20 per share, October 17, 2000              --            --     3,000,000       600,000          --          --           --

Issuance of common stock for services
  at $0.11 per share, November 30, 2000          --            --       146,550        16,413          --          --           --

Issuance of common stock for services
  at $0.10 per share, November 30 to
  December 11, 2000                              --            --       358,299        34,992          --          --           --

Stock offering costs                             --            --            --       (77,800)         --          --           --

Net loss for the year ended
  December 31, 2000                              --            --            --            --          --          --   (2,425,165)
                                            -------   -----------    ----------   -----------     -------     -------  -----------
Balance, December 31, 2000                  166,700   $       667    37,012,515   $ 6,731,624     $    --     $    --  $(7,259,328)
                                            -------   -----------    ----------   -----------     -------     -------  -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance, December 31, 2000                  166,700    $     667     37,012,515   $ 6,731,624     $    --     $    --   $(7,259,328)

Issuance of common stock for services
  at $0.17 per share, January 11 to
  May 10, 2001                                   --           --        175,000        29,750          --          --            --

Issuance of common stock for services
  at $0.16 per share, January 11 to
  December 4, 2001                               --           --        800,000       128,000          --          --            --

Issuance of common stock for services
  at $0.15 per share, January 26 to
  July 27, 2001                                  --           --        300,000        45,000          --          --            --

Issuance of common stock for services
  at $0.10 per share, February 28 to
  December 4, 2001                               --           --        531,637        52,251          --          --            --

Issuance of common stock for services
  at $0.09 per share, March 31 to
  November 30, 2001                              --           --        543,186        47,914          --          --            --

Preferred stock converted to common
  shares at $0.10 per share,
  March 31 to June 30, 2001                 (15,400)         (62)       154,000        15,462          --          --            --
                                            -------    ---------     ----------   -----------     -------     -------   -----------
Balance Forward                             151,300    $     605     39,516,338   $ 7,050,001     $    --     $    --   $(7,259,328)
                                            -------    ---------     ----------   -----------     -------     -------   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                              151,300   $      605    39,516,338   $ 7,050,001     $    --     $    --   $(7,259,328)

Issuance of common stock for services
  at $0.14 per share, April 5 to
  June 30, 2001                                   --           --       169,110        23,222          --          --            --

Issuance of common stock for cash at
  $0.10 per share, April 10 to
  December 14, 2001                               --           --     4,200,000       420,000          --          --            --

Issuance of common stock for purchase
  of mining properties and claims at $0.10
  per share, June 12, 2001                        --           --       434,747        41,710          --          --            --

Issuance of common stock for services
  at $0.13 per share, July 31, 2001               --           --       111,690        15,000          --          --            --

Fair value of warrants issued as
  additional consideration for
  promissory note, August 28, 2001                --           --            --         2,750          --          --            --

Issuance of common stock for conversion
  of debt at $0.10 per share,
  August 29, 2001                                 --           --        50,000         5,000          --          --            --

Issuance of common stock for services
  at $0.11 per share, August 31, 2001             --           --       131,962        14,245          --          --            --
                                             -------   ----------    ----------   -----------     -------     -------   -----------
Balance Forward                              151,300   $      605    44,613,847   $ 7,571,928     $    --     $    --   $(7,259,328)
                                             -------   ----------    ----------   -----------     -------     -------   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                              151,300   $    605      44,613,847   $ 7,571,928    $        --    $  --   $(7,259,328)

Issuance of common stock for stock
  subscription receivable at $0.09 per
  share, December 28, 2001                        --         --         500,000        44,500        (44,500)      --            --

Issuance of common stock for services
  at $0.08 per share, December 31, 2001           --         --          71,209         5,811             --       --            --

Stock offering costs                              --         --              --       (23,900)            --       --            --

Net loss for the year ended
  December 31, 2001                               --         --              --            --             --       --    (2,720,019)

Balance, December 31, 2001(Restated)         151,300        605      45,185,056     7,598,339        (44,500)      --    (9,979,347)

Issuance of common stock for services
  at $0.15 per share, January 1 to
  June 4, 2002                                    --         --         553,600        82,614             --       --            --

Cash received on stock subscription
  receivable, January 8 to 25, 2002               --         --              --            --         44,500       --            --

Issuance of common stock for cash at $0.10
  per share, January 18 to June 14, 2002          --         --       7,495,002       739,500             --       --            --

Issuance of common stock for services
  at $0.19 per share, February 1 to
  October 30, 2002                                --         --         655,000       121,200             --       --            --
                                             -------   --------      ----------   -----------    -----------    -----   -----------
Balance Forward                              151,300   $    605      53,888,658   $ 8,541,653    $        --    $  --   $(9,979,347)
                                             -------   --------      ----------   -----------    -----------    -----   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                              151,300   $    605     53,888,658   $ 8,541,653    $        --     $  --   $(9,979,347)

Issuance of common stock for services
  at $0.16 per share, February 4 to
  October 28, 2002                                --         --      1,414,006       224,871             --        --            --

Issuance of common stock for joint venture
  agreement at $0.09 per share, February
  7, 2002                                         --         --        328,235        27,900             --        --            --

Issuance of common stock for cash at $0.12
per
  share, February 21, 2002                        --         --        160,000        19,170             --        --            --

Issuance of common stock for services
  at $0.17 per share, February 28 to
  March 31, 2002                                  --         --        174,228        28,932             --        --            --

Issuance of common stock for services
  at $0.10 per share, March 1 to
  August 29, 2002                                 --         --        230,198        22,449             --        --            --

Issuance of common stock for services
  at $0.12 per share, March 5 to
  April 19, 2002                                  --         --        407,625        47,974             --        --            --

Issuance of common stock for stock options
  and warrants exercised at $0.15
  per share, March 11
  to September 3, 2002                            --         --        983,833       147,575         (5,625)       --            --
                                             -------   --------     ----------   -----------    -----------     -----   -----------
Balance Forward                              151,300   $    605     57,586,783   $ 9,060,524    $    (5,625)    $  --   $(9,979,347)
                                             -------   --------     ----------   -----------    -----------     -----   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                               151,300    $    605     57,586,783   $ 9,060,524   $    (5,625)   $  --   $(9,979,347)

Issuance of common stock for cash at $0.15
  per share, March 22 to October 18, 2002          --          --      5,126,669       768,500            --       --            --

Issuance of common stock for services
  at $0.20 per share, April 3 to
  December 23, 2002                                --          --        117,973        23,325            --       --            --

Issuance of common stock for stock options
  and warrants exercised at $0.10 per share,
  April 29 to November 26, 2002                    --          --      2,925,063       292,506            --       --            --

Preferred stock converted to common shares
  at $0.10 per share, May 13 to
  December 18, 2002                          (151,300)       (605)     1,513,000       151,905            --       --            --

Issuance of common stock for services
  at $0.35 per share, May 31, 2002                 --          --        100,000        35,000            --       --            --

Issuance of common stock for conversion of
  debt at $0.15 per share,
  June 3 to 4, 2002                                --          --        733,333       110,000            --       --            --

Issuance of common stock for services
  at $0.13 per share, June 4, 2002                 --          --         50,333         6,550            --       --            --
                                             --------    --------     ----------   -----------   -----------    -----   -----------
Balance Forward                                    --    $     --     68,153,154   $10,448,310   $    (5,625)   $  --   $(9,979,347)
                                             --------    --------     ----------   -----------   -----------    -----   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)


                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                                 --     $     --      68,153,154   $10,448,310    $  (5,625)  $      --  $(9,979,347)

Issuance of common stock for services
  at $0.40 per share, June 6 to
  September 6, 2002                             --           --         139,448        55,713           --          --           --

Issuance of common stock for services
  at $0.45 per share, June 7, 2002              --           --         300,000       135,000           --          --           --

Issuance of common stock for conversion of
  debt at $0.30 per share, June 12, 2002        --           --          86,133        25,840           --          --           --

Issuance of common stock for conversion of
  debt at $0.20 per share, June 20, 2002        --           --          65,930        13,186           --          --           --

Issuance of common stock for cash at $0.20
  per share, June 23, 2002                      --           --         100,002        20,000           --          --           --

Issuance of common stock for services
  at $0.29 per share, June 30 to
  November 22, 2002                             --           --          65,435        19,072           --          --           --

Cash received on stock subscription
  receivable, July 9, 2002                      --           --              --            --        5,625          --           --

Issuance of common stock for deferred
  stock offering costs at $0.19 per
  share, July 12, 2002                          --           --       1,587,302       300,000           --    (300,000)          --
                                           -------     --------      ----------   -----------    ---------   ---------  -----------
Balance Forward                                 --     $     --      70,497,404   $11,017,121    $      --   $(300,000) $(9,979,347)
                                           -------     --------      ----------   -----------    ---------   ---------  -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                                --      $     --    70,497,404   $11,017,121    $        --  $(300,000)  $(9,979,347)

Issuance of common stock for stock
  subscription receivable at $0.25
  per share, July 12, 2002                     --            --        50,000        12,500        (12,500)        --            --

Issuance of common stock for cash at
  $0.30 per share, August 29, 2002             --            --       180,000        53,261             --         --            --

Issuance of common stock for stock
  subscription receivable at $0.28
  per share, August 29, 2002                   --            --        50,000        14,000        (14,000)        --            --

Issuance of common stock for stock
  options and warrants exercised at
  $0.26 per share, September 3 to 10, 2002     --            --        50,000        13,000             --         --            --

Issuance of common stock for services
  at $0.18 per share, September 6 to
  October 18, 2002                             --            --       397,180        71,242             --         --            --

Issuance of common stock for services
  at $0.32 per share, September 20, 2002       --            --       110,582        35,294             --         --            --

Issuance of common stock for services
  at $0.33 per share, September 23, 2002       --            --         5,000         1,650             --         --            --
                                          -------      --------    ----------   -----------    -----------  ---------   -----------
Balance Forward                                --      $     --    71,340,166   $11,218,068    $   (26,500) $(300,000)  $(9,979,347)
                                          -------      --------    ----------   -----------    -----------  ---------   -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                              Preferred Stock             Common Shares             Stock               During the
                                            ---------------------    ------------------------    Subscription  Deferred Development
                                            Shares      Amount         Shares       Amount        Receivable    Costs      Stage
                                            -------   -----------    ----------   -----------    -----------    -----   -----------
Balance Forward                               --      $     --       71,340,166   $11,218,068   $   (26,500) $(300,000) $(9,979,347)

Vehicle received as payment for stock
  subscription receivable,
  September 20, 2002                          --            --               --            --         5,865         --           --

Issuance of common stock for conversion
  of debt at $0.30 per share,
  October 3, 2002                             --            --           44,323        13,297            --         --           --

Issuance of common stock for services
  at $0.22 per share, October 3, 2002         --            --            5,000         1,100            --         --           --

Issuance of common stock for services
  at $0.26 per share, October 3, 2002         --            --           28,651         7,550            --         --           --

Issuance of common stock for services
  at $0.28 per share, October 3
  to 30, 2002                                 --            --           81,679        22,788            --         --           --

Issuance of common stock for joint
  venture agreement at $0.16 per
  share, October 18, 2002                     --            --        2,753,623       450,000            --         --           --

Issuance of common stock for cash and
  stock subscription receivable at
  $0.19 per share, October 21 to
  November 6, 2002                            --            --          250,000        48,500       (23,000)        --           --
                                          ------      --------       ----------   -----------   -----------  ---------  -----------
Balance Forward                               --      $     --       74,503,442   $11,761,303   $   (43,635) $(300,000) $(9,979,347)
                                          ------      --------       ----------   -----------   -----------  ---------  -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
            Statements of Stockholders' Equity (Deficit) (Continued)



                                                                                                                          Deficit
                                                                                                                        Accumulated
                                          Preferred Stock             Common Shares             Stock                   During the
                                        ---------------------    ------------------------    Subscription  Deferred     Development
                                        Shares      Amount         Shares       Amount        Receivable    Costs          Stage
                                        -------   -----------    ----------   -----------    -----------    -----       -----------
Balance Forward                         $   --     $      --      74,503,442 $ 11,716,303   $   (43,635) $ (300,000)   $ (9,979,347)

Issuance of common stock for services
  at $0.25 per share, December 3, 2002      --            --        200,000        49,000            --            --            --

Issuance of common stock for cash and
  stock subscription receivable at
  $0.18 per share, December 4, 2002         --            --        100,000        17,722        (6,822)           --            --

Issuance of common stock for stock
  subscription receivable at $0.27
  per share, December 17, 2002              --            --      2,000,000       540,000      (540,000)           --            --

Cash received on stock subscription
  receivable, December 20, 2002             --            --             --            --       100,000            --            --

Issuance of common stock for joint
  venture agreement at $0.15
  per share, December 23, 2002              --            --         78,400        11,760            --            --            --

Fair value of options granted for
  services, March 11 to
  December 4, 2002                          --            --             --        44,168            --            --            --

Stock offering costs                        --            --             --       (38,780)           --            --            --

Net loss for the year ended
  December 31, 2002                         --            --             --            --            --            --    (4,065,059)

Balance, December 31, 2002                  --     $      --     76,881,842   $12,385,173    $ (490,457) $   (300,000) $(14,044,406)
                                        ======     =========     ==========   ===========    ==========  ============  ============


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                                                From
                                                                                                              Inception
                                                                                                              On June 2,
                                                                         For the Years Ended                 1997 through
                                                                              December 31,                   December 31,
                                                                         2002                  2001              2002
                                                                       ------------       ------------       ------------
                                                                                          (Restated)            (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                             $ (4,065,059)      $ (2,720,019)      $(14,044,406)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                           129,714            121,065            329,265
    Bad debt expense                                                         52,203                 --             52,203
    Realized gain on available-for-sale securities                             (523)                --               (523)
    Gain on sale of fixed assets                                                 --                 --             (2,551)
    Gain on extinguishment of debt                                               --                 --             22,331
    Fixed assets exchanged for goods  and services                               --                 --             55,982
    Common stock issued for goods
    and services                                                            992,969            381,635          2,982,139
    Preferred stock issued for goods
    and services                                                                 --                 --              2,000
    Beneficial conversion feature                                                --                 --             92,666
    Fair value of options and warrants granted                               44,168              2,750             46,918

  Changes in operating assets and liabilities:
    (Increase) in restricted cash                                            (1,177)                --             (1,177)
    (Increase) in accounts and other receivables                             (6,492)           (56,956)           (83,127)
    (Increase) decrease in prepaid expenses                                  (6,558)             8,377            (42,435)
    (Increase) in employee advances                                              --             (3,526)            (2,371)
    (Increase) in deposits                                                  (10,000)           393,623            (16,377)
    (Increase) in deferred exploration and
    development costs                                                       (15,033)           (12,772)           (98,880)
    Increase in accounts payable                                            113,141            180,744            600,401
    Increase in accrued liabilities                                       1,219,369          1,177,975          4,057,218
                                                                       ------------       ------------       ------------
      Net Cash Used by Operating Activities                              (1,553,278)          (527,104)        (6,050,724)
                                                                       ------------       ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                        (54,482)           (65,201)          (719,646)
  Proceeds from fixed asset sales                                                --                 --             34,965
  Proceeds from sale of investments                                           2,223                 --              2,223
  Purchase of mining properties and claims                                       --                 --            (51,700)
  Purchase of joint venture                                                      --                 --           (550,000)
                                                                       ------------       ------------       ------------
    Net Cash Used by Investing Activities                              $    (52,259)      $    (65,201)      $ (1,284,158)
                                                                       ------------       ------------       ------------



   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                                                   From
                                                                                                                 Inception
                                                                                   For the Years                 On June 2,
                                                                                      Ended                     1997 through
                                                                                    December 31,                 December 31,
                                                                               2002              2001               2002
                                                                            -----------       -----------       -----------
                                                                                              (Restated)         (Restated)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from convertible notes payable                                   $        --       $        --       $   485,000
  Principal payments on capital lease obligations                               (32,702)           (7,229)          (48,688)
  Proceeds from notes payable - stockholders                                         --           105,500           728,900
  Payments on notes payable - stockholders                                           --           (10,000)          (16,300)
  Payments on notes payable and long-term debt                                 (456,281)         (384,859)         (958,027)
  Proceeds from notes payable and long-term debt                                 12,000           220,100           744,756
  Cash receipts on stock subscription receivable                                150,125                --           150,125
  Proceeds from exercise of options and warrants                                318,585                --           816,290
  Proceeds from the conversion of preferred stock                                51,300            15,400           125,000
  Stock offering costs                                                          (38,780)          (23,900)         (220,480)
  Net proceeds from sale of common stock                                      1,629,561           639,000         5,556,920
                                                                            -----------       -----------       -----------
    Net Cash Provided by Financing Activities                                 1,633,808           554,012         7,363,496
                                                                            -----------       -----------       -----------
NET INCREASE (DECREASE) IN CASH                                                  28,271           (38,293)           28,614

CASH AT BEGINNING OF YEAR                                                           343            38,636                --

CASH AT END OF YEAR                                                         $    28,614       $       343       $    28,614

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Paid for Interest                                                    $   239,681       $   219,480       $   532,293
                                                                            ===========       ===========       ===========
  Cash Paid for Income Taxes                                                $        --       $        --       $        --

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Reduction in debt due to renegotiation of joint venture contract          $        --       $        --       $   200,000
  Common stock issued for debt payment and related interest                 $   651,983       $    10,000       $ 1,053,398
  Common stock issued for amounts due to related parties                    $        --       $        --       $   195,000
  Common stock issued for joint venture purchase                            $        --       $        --       $   100,000
  Common stock issued for mining property purchase                          $        --       $        --       $   600,000
  Property plant and equipment purchased through debt assumed               $        --       $        --       $   382,400
  Common stock issued for services                                          $   992,969       $   381,635       $ 2,982,139
  Common stock issued for deferred costs                                    $   300,000       $        --       $   300,000
  Debt applied for the exercise of stock options and warrants               $   134,496       $        --       $   134,496
  Debt applied to the conversion of preferred stock into common stock       $   100,000       $        --       $   100,000
  Conversion of preferred stock into common stock                           $       605       $        62       $       900
  Common stock issued for stock subscription receivable                     $   601,947       $    44,500       $   646,447
  Asset received and applied to stock subscription receivable               $     5,865       $        --       $     5,865
  Contributed capital from sale of stock in affiliate                       $        --       $        --       $    10,016


   The accompanying notes are an integral part of these financial statements.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION

Golden Phoenix Minerals. Inc. (the Company) was incorporated under the laws of the state of Minnesota on June 2, 1997. The Company is engaged in the exploration and development of mineral properties in Nevada and other parts of the western United States. The Company controls its mineral property interests through ownership, leases, and mining claims. The Company is planning exploration and development of selected properties with the intent of conducting precious and base mining and production operations. The Company is continually investigating new mineral properties for potential exploration, development and operation. The Company will also provide joint venture opportunities to other large mining companies to work with the Company in these activities.

The Company is in the development stage since it has generated little revenue and has not commenced its principal revenue generating operations. With respect to the Extractive Industry, the Company is also considered to be in the development stage with two of the Company's three mineral properties containing proven and probable mineral reserves. The Company has been funded primarily through equity funding, debt offerings, and loans from officers and shareholders. The Company's prospects are subject to the risks, expenses and uncertainties frequently encountered in the mining industry. These risks include the volatility of mineral prices and the ability to explore and develop profitable mining properties.


PRESENTATION

Certain  2001   balances  have  been   reclassified   to  conform  to  the  2002
presentation.


ACCOUNTING METHOD

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31, year-end.


CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash balances and instruments with maturities of three months or less at the time of purchase.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CONCENTRATIONS

Concentration of Credit Risk - Financial instruments which potentially subject the Company to credit risk consist primarily of cash in bank. The Company maintains its cash in a bank deposit account insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's account at times, may exceed federally insured limits.

Concentration of Operations - The Company's operations are all related to the minerals and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on the Company's operations.

During 2002, 94% (36% in 2001) of revenues consisted of gold sales to one party.


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.


BASIC LOSS PER SHARE

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.


                                                         For the Years Ended
                                                             December 31,
                                                    -------------------------------
                                                        2002               2001
                                                    ------------       ------------
         Numerator - loss                           $ (4,065,059)      $ (2,720,019)

         Denominator -
           weighted average shares outstanding        61,842,556         40,497,175
                                                    ------------       ------------
         Basic loss per share                       $      (0.07)      $      (0.07)
                                                    ============       ============



The Company's outstanding common stock options and warrants have been excluded from the basic loss per share calculation as they are anti-dilutive. The Company has excluded 24,034,750 of common stock equivalents at December 31, 2002.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


MARKETABLE SECURITIES


The Company follows the provisions of SFAS 115 regarding marketable securities. The Company `s securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.


Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets. Securities investments not classified as either held-to-maturity or trading securities are classifies as available-for-sale securities. Available-for-sale securities are recorded at fair value in investments and other assets on the balance sheet, with the change in fair value during the period excluded from earnings and recorded net of tax as a separate component of equity. All marketable securities held by the Company have been classified as available-for-sale securities.


PROVISION FOR TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2002 and 2001:



                                           2002              2001
                                        -----------       -----------
         Deferred tax assets:
           NOL Carryover                $ 3,660,100       $ 2,521,900

         Deferred tax liabilities:               --                --
           Depreciation                     (18,100)          (52,400)

         Valuation allowance             (3,642,000)       (2,469,500)
                                        -----------       -----------

         Net deferred tax asset         $        --       $        --
                                        ===========       ===========

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)



PROVISION FOR TAXES (CONTINUED)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2002 and 2001 due to the following:


                                                     2002              2001
                                                 -----------       -----------
         Book loss                               $(1,585,370)      $(1,060,800)
         Accrued compensation                         29,660            43,480
         Depreciation                                 21,497           (37,020)
         Other                                         5,200             1,000
         Stock for services/options expense          387,260           148,830
         Valuation allowance                       1,141,753           904,510
                                                 -----------       -----------
                                                 $        --       $        --
                                                 ===========       ===========


At December 31, 2002, the Company had net operating loss carryforwards of approximately $8,609,000 that may be offset against future taxable income from the year 2002 through 2022. No tax benefit has been reported in the December 31, 2002 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation, which includes amortization of assets recorded under capital leases, is calculated using the straight line method over estimated useful lives as follows:

         Mining equipment                                        5-7 years
         Computer equipment                                      3-5 years
         Furniture and equipment                                 5-7 years
         Vehicles                                                  5 years
         Buildings                                                40 years


For  the  years  ended  December  31,  2002  and  2001,  the  Company   recorded
depreciation expense of $129,714 and $121,065, respectively.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


REVENUE RECOGNITION AND COST OF SALES

As previously discussed, the Company has not begun its principal revenue generating business operations of conducting mining extraction and production. Revenue that is realized is as a result of maintenance activities associated with the Mineral Ridge mineral property as discussed in Note 3. Revenue from those activities is recognized at the time of delivery of the precious metals. The Company receives immediate payment. Cost of sales presently includes all costs associated with the maintenance of the Mineral Ridge mineral property consisting principally of personnel costs, utilities, maintenance parts and supplies.

At the time the Company establishes formal mining extraction and production, a formal and comprehensive revenue recognition policy will be adopted.


VALUATION AND MEASUREMENT OF EQUITY INSTRUMENTS

Except for transactions with employees that are within the scope of APB Opinion 25, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Additionally, in accordance with EITF 96-18, the Company has determined that the dates used to value the transaction are either (1) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a "performance commitment"); or (2) The date at which the counterparty's performance is complete.


STOCK OPTIONS

As permitted by FASB Statement 123 "Accounting for Stock Based Compensation" (SFAS No. 123), the Company has elected to measure and record compensation cost relative to employee stock option costs in accordance with Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations and make proforma disclosures of net income and earnings per share as if the fair value method of valuing stock options had been applied. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less that the market price of the underlying common stock on the date of grant.


PROPERTY ACQUISITION AND DEFERRED MINERAL PROPERTY DEVELOPMENT COSTS

Property acquisition and deferred mineral property development costs are recorded at cost. On the commencement of commercial production, depletion of each mineral property and associated accumulated costs will be provided on the units of production basis using estimated proven and probable reserves as the depletion basis.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


PROVEN AND PROBABLE ORE RESERVES

On a periodic basis, management reviews the reserves that reflect estimates of the quantities and grades of ore at our mineral properties which management believes can be recovered and sold at prices in excess of the total cost associated with extraction and processing the ore. Management's calculations of proven and probable ore reserves are based on, along with independent consultant evaluations, in-house engineering and geological estimates using current operating costs, metals prices and demand for our products. Periodically, management obtains external determinations of reserves.

Reserve estimates will change as existing reserves are depleted through production, as well as changes in estimates caused by changing production costs and/or metals prices. Reserves may also be revised based on actual production experience once production commences.

Declines in the market price of metals, as well as increased production or capital costs or reduced recovery rates, may render ore reserves uneconomic to exploit. Should that occur, restatements or reductions in reserves and asset write-downs in the applicable accounting periods may be required. Reserves should not be interpreted as assurances of mine life or of the profitability of current or future operations. No assurance can be given that the estimate of the amount of metal or the indicated level of recovery of these metals will be realized.


PROPERTIES UNDER DEVELOPMENT

Upon determination that a mineral property can be economically developed and proven and probable reserves have been determined, costs incurred are capitalized until the assets are put in service, at which time the capitalized costs are depreciated and depleted in accordance with the policies previously described.

Financing costs, including interest, are capitalized on the basis of expenditures incurred for the acquisition and development of projects, without restriction to specific borrowings for these projects, while the projects are actively being prepared for proposed production. Capitalization is discontinued when the asset is ready for its intended use.


EXPLORATION PROPERTIES

Mineral exploration expenditures are expensed as incurred. Property acquisition costs relating to exploration properties are also expensed until the economic viability of the project is determined and proven and probable reserves quantified. Costs associated with economically viable projects are depreciated and amortized in accordance with the policies described above. If a project is not viable, the accumulated project costs are charged to operations in the period in which that determination is made.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


RECLAMATION AND REMEDIATION COSTS

When it is probable that such costs will be incurred and they are reasonably estimable, we accrue costs associated with environmental remediation obligations at the most likely estimate. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study for the mineral property and are expensed when probable of being incurred. We periodically review our accrued liabilities for such remediation costs as evidence becomes available indicating that our remediation liability has potentially changed. Such costs are based on management's current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations.


Future closure, reclamation and environment-related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature and extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretations by regulatory authorities and the possible participation of other potentially responsible parties. Reserves for closure costs, reclamation and environmental matters totaled approximately $1,820,000 at December 31, 2002. We anticipate that expenditures relating to these reserves will be made over the next five to ten years. It is reasonably possible the ultimate cost of remediation could change in the future and that changes to these estimates could have a material effect on future operating results as new information becomes known.


In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement will be adopted January 1, 2003, when the Company will record the estimated present value of reclamation liabilities and increase the carrying amount of the related asset. Subsequently, the reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or amount of the original present value estimate. The Company is in the process of quantifying the effect of adoption.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


PROPERTY EVALUATIONS

The Company reviews and evaluates the recoverability of its properties when events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Estimated future net cash flows, on an undiscounted basis, from a property are calculated using estimated recoverable ounces of minerals (considering current proven and probable reserves and mineralization expected to be classified as reserves); estimated future mineral price realization (considering historical and current prices, price trends and related factors); and operating, capital and reclamation costs. Reduction in the carrying value of property, plant and equipment, with a corresponding charge to earnings, are recorded to the extent that the estimated future net cash flows are less than the carrying value.

Estimates of future cash flows are subject to risks and uncertainties. It is reasonably possible that changes in circumstances could occur which may affect the recoverability of the Company's properties.


IMPAIRMENT OF LONG-LIVED ASSETS

Management reviews the net carrying value of all property and equipment and other long-lived assets, including mineral properties, on a periodic basis. We estimate the net realizable value of asset based on the estimated undiscounted future cash flows that will be generated from operations at each property, the estimated salvage value of the surface plant and equipment and the value associated with property interests. These estimates of undiscounted future cash flows are dependent upon the estimates of metal to be recovered from proven and probable ore reserves, future production cost estimates and future metals price estimates over the estimated remaining life of the mineral property. If undiscounted cash flows are less than the carrying value of a property, an impairment loss will be recognized based upon the estimated expected future cash flows from the property discounted at an interest rate commensurate with the risk involved.

Management's estimates of metals prices, recoverable proven and probable ore reserves, and operating, capital and reclamation costs are subject to risks and uncertainties of change affecting the recoverability of our investment in various projects. Although management believes it has made a reasonable estimate of these factors based on current conditions and information, it is reasonably possible that changes could occur in the near term which could adversely affect management's estimate of net cash flows expected to be generated from our mineral properties and the need for asset impairment write-downs.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS

New accounting pronouncements that have a current or future potential impact on our financial statements are as follows:

SFAS NO. 145 -- On April 30, 2002,  the FASB issued FASB Statement No. 145 (SFAS
145), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS 145 rescinds both FASB Statement No. 4 (SFAS 4), "Reporting Gains and Losses from Extinguishment of Debt," and the amendment to SFAS 4, FASB Statement No. 64 (SFAS 64),
"Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." Through this rescission, SFAS 145 eliminates the requirement (in both SFAS 4 and SFAS
64) that gains and losses from the extinguishment of debt be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. However, an entity is not prohibited from classifying such gains and losses as extraordinary items, so long as it meets the criteria in paragraph 20 of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. Further, SFAS 145 amends paragraph 14(a) of FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the accounting for sale-leaseback transactions and certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The amendment requires that a lease modification (1) results in recognition of the gain or loss in the 9 financial statements, (2) is subject to FASB Statement No. 66, "Accounting for Sales of Real Estate," if the leased asset is real estate (including integral equipment), and (3) is subject (in its entirety) to the sale-leaseback rules of FASB Statement No. 98, "Accounting for Leases: Sale-Leaseback Transactions Involving Real Estate, Sales-Type Leases of Real Estate, Definition of the Lease Term, and Initial Direct Costs of Direct Financing Leases." Generally, FAS 145 is effective for transactions occurring after May 15, 2002. The Company does not expect that the adoption of SFAS 145 will have a material effect on its financial performance or results of operations.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS NO. 146 -- In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities" (SFAS 146). SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002 and early application is encouraged. The provisions of EITF No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF No. 94-3 prior to the adoption of SFAS 146. The effect on adoption of SFAS 146 will change on a prospective basis the timing of when the restructuring charges are recorded from a commitment date approach to when the liability is incurred. The Company does not expect that the adoption of SFAS 146 will have a material effect on its financial performance or results of operations.

SFAS NO. 148 -- In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure"(SFAS 148"). SFAS 148 amends SFAS No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


NEWLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

SFAS NO. 149 - In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), Amendment of Statement 133 on Derivative Instruments and Hedging Activities, to provide clarification on the meaning of an underlying, the characteristics of a derivative that contains financing components and the meaning of an initial net investment that is smaller than would be required for other types of contracts that would be expected to have a similar response to changes in market factors. This statement will be applied prospectively and is effective for contracts entered into or modified after June 30, 2003. The statement will be applicable to existing contracts and new contracts relate to forward purchases or sales of when-issued securities or other securities that do not yet exist. The Company does not expect that the adoption of SFAS 149 will have a material effect on the Company's financial statements.


PREFERRED STOCK

The Company has authorized 50,000,000 shares of no par value non-voting convertible preferred stock. In 1997, the Company's board of directors authorized the designation of a class of preferred stock convertible into ten shares of common stock for each share of preferred stock at a conversion rate of $0.10 per common share for a period of ten years from June 12, 1997. The Company did not determine any dividend rights, dividend rates, liquidation preferences, redemption provisions, and other rights, preferences, privileges and restrictions. At December 31, 2002, the Company had no shares of preferred stock issued and outstanding.


ADVERTISING EXPENSE

The Company expenses advertising expenses as incurred in accordance with SOP 93-7. The Company had no advertising expense for the years ended December 31, 2002 and 2001.



NOTE 2 - GOING CONCERN


The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has experienced losses since its inception in 1997, and it has not generated revenues sufficient to cover its operating costs, has an accumulated deficit of $13,999,723 and a working capital deficit of $4,192,682 at December 31, 2002, which raises substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 2 - GOING CONCERN (CONTINUED)


It is the intent of management to obtain debt and equity financing to fund the Company's activities until sufficient revenues can be generated from operations. The Company has a common stock purchase agreement for a commitment to purchase up to $12 million of common stock by Fusion Capital, which will commence once a registration statement filed with the Securities Exchange Commission is declared effective. The Company also plans to obtain funds through the exercise of outstanding stock warrants which would provide additional working capital to cover the costs of its mineral property and other corporate expenses.

The Company will continue to seek joint ventures for its properties with third parties in order to alleviate some of the costs associated with it's current and future exploration, development and mining operation activities. Finally, the Company expects to receive the final permits from the state of Nevada and the Bureau of Land Management for its Mineral Ridge Mine after which the Company plans to post the required reclamation bond which will then allow the Company to begin operation and recovery of gold at that property. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.



NOTE 3 - MINERAL PROPERTIES



MINERAL RIDGE PROPERTY

On November 7, 2000 the Company purchased the Mineral Ridge gold mine and related land, property and equipment located near Silver Peak, Nevada. The Company purchased the property for $225,000 in cash, assumed debt of approximately $382,400 and incurred $67,444 of additional costs associated with the acquisition.

The most recent mining operations on the property have used a cyanide heap leaching process to extract the precious metals, principally gold with some silver by-product.

Existing permits associated with the Mineral Ridge mining operations had either expired or were under review by the State of Nevada and the Bureau of Land Management (BLM) with the obtaining of new permits dependent upon the Company's proposed plan of mining operations. Accordingly, the Mineral Ridge mine has not been in operation since it was acquired with minimum maintenance activities being conducted subsequently. Those maintenance operations have yielded certain amounts of precious metal product that has been sold resulting in revenues of $35,145 in 2000, $309,796 in 2001 and $118,007 in 2002.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 3 - MINERAL PROPERTIES (CONTINUED)



MINERAL RIDGE PROPERTY (CONTINUED)

In connection with this acquisition, the Company assumed reclamation cash deposits of $900,000 and $19,874 for future reclamation and has made additional cash deposits of $900,000 for a total of $1,821,000, including $1,750 of accrued interest on the $19,874 deposit. These funds are restricted to be used only for reclamation of the Mineral Ridge mine as specified by the existing permits associated with the mine. These funds have been reflected as restricted cash in the accompanying financial statements and are not expected to be utilized in the current period. A corresponding liability has been included in the accompanying financial statements reflecting this obligation.

Based on the Company's proposed mine operating plan, the Company has been in the process of obtaining new mine operation permits, including a current reclamation permit. Subsequent to December 31, 2002, the new reclamation permit was granted, subject to BLM approval, specifying an increase in the amount of the dedicated reclamation funds to $2,692,932 (see Note 14). The Company has received verbal approval from the BLM and is awaiting formal written notice.

The Company has determined, with the assistance of independent and qualified consultants, that the Mineral Ridge mine and related mineral property has economically feasible proven and probable ore reserves of 2,600,000 tons averaging 0.076 troy ounces of gold per ton for 172,000 ounces of recoverable gold at an 81 percent recovery.


BOREALIS PROPERTY

The Company entered into an agreement on August 21, 1997 with J. D. Welsh & Associates to purchase an interest in a mineral property, situated in Mineral County, Nevada, known as the Borealis Property ("Borealis Property"). The Welsh interest in the Borealis Property was in a joint venture with Cambior Exploration USA, Inc. ("Cambior"). Cambior has elected to terminate the joint venture due to budgetary constraints on their US exploration program. The Company had the option to purchase all of Welsh's interest in Borealis over three years for a total of $1,250,000 in payments. The purchase price for 65% ownership in the joint venture was reduced to $1,050,000 in December of 1998 and the balance has been paid in full.

The Company, along with J. D. Welsh and Associates, Inc. signed a simple joint operating agreement on December 31, 1999 which also increased the Company's interest to 68%. On October 25, 2000 J. D. Welsh assigned it's 32% interest in Borealis to Newmex Nevada, Inc. In October 2000 Golden Phoenix Minerals, Inc. acquired from Newmex Nevada Inc. it's 32% interest in the Borealis project for $60,000 by issuing 3,000,000 shares of Golden Phoenix Minerals Inc. common stock, and 3,000,000 of two year warrants to purchase one additional share at a strike price of $0.13 per share.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 3 - MINERAL PROPERTIES (CONTINUED)


BOREALIS PROPERTY (CONTINUED)

As part of the agreement Newmex has purchased an additional 3,000,000 common shares and 3,000,000 two year $0.13 warrants for $600,000. The agreement requires that the $600,000 be used for the purchase and operation of the Mineral Ridge Mine. $600,000 was deposited in escrow account which the Company subsequently received prior to December 31, 2001.

The Company has determined with the assistance of independent and qualified consultants, that the Borealis Mineral Property has economically feasible probable ore reserves of 860,000 tons averaging 0.126 troy ounces of gold per ton for 81,000 ounces of recoverable gold at a 75 percent recovery.

Accordingly, the Borealis Mineral Property is considered to be in the development stage. Acquisition costs totaling $1,650,000 and deferred mineral development costs of $98,878 have been capitalized in the accompanying financial statements.


CONTACT COPPER PROPERTY

On January 28, 1998 the Company entered into a joint venture agreement with International Enexco Ltd. ("Enexco"). The Company has the option to purchase 60% of the rights to Enexco's interest in the Contact Copper Property for a total of $2,600,000 in Work Requirements and $313,000 in lease payments over a six-year period. During 1999, the Company incurred $387,820 in work requirements and $24,000 in cash and issued 24,000 shares of stock for mining lease payments. During 2000, the Company incurred $177,349 in work requirements and $48,000 in mining lease payments. During 2001, the Company incurred $50,006 in work requirements and $32,000 in mining lease payments.


On July 10, 1998, the Company entered into an Exploration License Agreement (the Agreement) with F.W. Lewis, Inc. granting the Company the exclusive right and license to explore the Contact Copper Property terminating December 31, 2002. The agreement requires stock distributions of $2,200,000 of Golden Phoenix, Inc. common stock and minimum work requirements totaling $1,650,000 through December 31, 2002. Through December 31, 2002, the Company has distributed $650,000 in Golden Phoenix, Inc. common stock and has incurred approximately $533,000 of work commitment related expenditures. F.W. Lewis has suspended the required stock distributions for the current time. During February 2003, the parties signed a first amendment extending the term of the exploration license to December 31, 2007. The Company is to continue making exploration license payments of $2,500 per month, stock distributions of 350,000 shares of the Company's common stock on January 1 and July 1 of each year and yearly minimum work commitment of $100,000. On May 7, 2003, the parties signed a second amendment that clarified that expenditures for work performed by the Company on either the Lewis property or the adjoining International Enexco, Ltd. property shall be applied to Lewis' minimum work commitment. Additionally, the second amendment clarified that Lewis holds a Production Royalty with respect to the Enexco Property.


The Contact Copper Property currently does not have proven probable ore reserves. Accordingly, this property is considered to be in the exploration stage with all related costs and expenditures expensed as incurred.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 4 - MARKETABLE SECURITIES

At December 31, 2001, the Company had marketable securities having a fair market value of $3,138 which had an unrealized gain of $1,437 recorded as other comprehensive income for the year ended December 31, 2001. During the year ended December 31, 2002, the Company liquidated the marketable securities realizing a gain of $523 with the $1,437 previously recognized unrealized gain offset as other comprehensive loss. Since the cumulative effect of these events has no net impact on the Company's financial statements at December 31, 2002, and the Company has no other marketable securities, no other comprehensive gain or loss account has been reflected as part of stockholders' equity in the accompanying financial statements. The Company follows the provisions of SFAS No. 115 (See
Note 1).



NOTE 5 - AMOUNTS DUE TO RELATED PARTIES

At various times officers and shareholders of the Company have advanced funds to pay operating, general and administration costs. As of December 31, 2002, a total of $282,329 was payable to these related parties. Interest has been imputed at a rate of 8% on amounts outstanding in excess of twelve months. As of December 31, 2002, total accrued interest of $49,362 has been recognized. These advances along with the imputed accrued interest are unsecured and due on demand.


The Company incurred related party interest expense of $32,351 and $28,140 for the years ended December 31, 2002 and 2001, respectively.


NOTE 6 - ACCRUED LIABILITIES


Accrued liabilities consisted of the following at December 31, 2002:

         Officers accrued salaries and deferred compensation             $  445,000
         Accrued payroll and related expenses                               108,050
         Contact Property lease payable (Note 10)                         1,628,000
         Contact Property exploration license payable (Note 10)              43,000
         Contact Property minimum work commitment payable (Note 10)       1,117,000
         Other accrued liabilities                                           63,804
                                                                         ----------
                                                                         $3,404,854
                                                                         ==========

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 7 - CAPITAL LEASES

The Company leases certain computer equipment with lease terms through July 2006. Obligations under these capital leases have been recorded in the accompanying financial statements at the present value of future minimum lease payments.

Obligations under capital leases at December 31, 2002 consisted of the following:

                    Capital  lease  payable  to IKON  Capital  Resources,  dated
                    October  15,  1997  payable  at $250  per  month,  including interest  imputed  at 15.2% per  annum,  maturity  November,
                    2002,  secured by  certain  computer  equipment,  personally guaranteed by a
                    shareholder.                                                         $     397

                    Capital lease payable to Compaq  Financial  Services,  dated
                    August 1, 2001, payable at $1,596 per month, including taxes and fees and interest imputed at 17.18% per annum, maturity
                    August 1, 2005, secured partially by certain computer equipment         40,504

                    Capital  lease  payable  to CIT  Financial  Services,  dated
                    August 21,  2001,  payable  at $1,409  per month,  including interest  imputed at 20.48% per  annum,  maturity  August 5,
                    2005, secured
                    partially by certain computer equipment                                 35,332

                    Capital lease  payable to Heller  Financial  Leasing,  dated
                    July  5,  2001,  payable  at  $1,195  per  month,  including interest imputed at 18.9% per annum,  maturity July 5, 2006,
                    secured by certain computer equipment                                   47,000
                                                                                        ----------

                                               Total                                       123,233
                                                                                        ----------
                                               Less: Current Portion                      (40,102)
                                                                                        ----------
                                               Long-term portion                        $   83,131
                                                                                        ==========

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 7 - CAPITAL LEASES (CONTINUED)

          The future minimum lease payments under these capital leases and the net present value of the future minimum lease payments are as follows:

           Year Ended
           December 31,

           2003                                                     $  57,832
           2004                                                        49,413
           2005                                                        37,724
           2006                                                         8,368
           2007 and thereafter                                             --
                                                                    ---------

           Total future minimum lease payments                        153,337

           Less: Amount representing interest                        (30,104)
                                                                    ---------
           Present value of future minimum lease payments           $ 123,233
                                                                    =========

          The Company recorded depreciation expense $8,039 and $4,549 for the years ended December 31, 2002 and 2001 for equipment under capital leases.


NOTE 8 - LONG TERM DEBT

          Long term debt consisted of the following at December 31, 2002:

          Note payable to GMAC,  dated  November 17, 2000,  payable at
          $672 per month including interest at 3.9% per annum through
          December, 2004, secured by a 2001 GMC Sierra truck.              $  17,690

          Note payable to GMAC,  dated  November 17, 2000,  payable at
          $672 per month including interest at 3.9% per annum through
          December, 2004, secured by a 2001 GMC Sierra truck.                 17,690

          Note payable to GMAC,  dated  November 17, 2000,  payable at
          $599 per month including interest at 3.9% per annum through
          December, 2004, secured by a 2001 GMC Sierra truck.                 15,628

          Note payable to GMAC,  dated  November 17, 2000,  payable at
          $598 per month including interest at 3.9% per annum through
          December, 2004, secured by a 2000 GMC Sierra truck.                 15,587
                                                                           ---------
          Balance Forward                                                  $  66,595
                                                                           ---------

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 8 - LONG TERM DEBT (Continued)

         Balance Forward                                                     $   66,595

         Note payable to and individual, dated August 28, 2001, payable
         upon demand, including interest at 15% per annum, unsecured.            40,000

         Note payable to an individual, dated November 15, 2002, payable
         upon demand, including interest at 4.5% per annum, unsecured             4,513

         Note payable to an individual, dated September 30, 2002, payable
         upon demand, including interest at 10% per annum, unsecured.             7,000
                                                                             ----------
         Total                                                                  118,108

         Less: Current portion of long term debt                              (101,945)
                                                                             ----------
         Total Long-term debt                                                   $16,163
                                                                             ==========
         Maturities on long term debt are as follows:

         Year Ended
         December 31,

         2003                                                                $  101,945
         2004                                                                    16,163
         2005                                                                         -
         2006                                                                         -
         2007 and thereafter                                                          -
                                                                             ----------
         Total                                                               $  118,108
                                                                             ==========

NOTE 9 - CONVERTIBLE NOTES PAYABLE

At December 31, 2002, the Company had twelve convertible notes payable totaling $455,000. These notes originated in April 2000 and accrue interest at 12% per annum. Principle and interest are due in 2005, five years from the date of issue. The principal and interest on the notes are convertible into common stock of the Company at $0.20 to $0.30 per share. As of December 31, 2002, accrued interest on these convertible notes totaled $166,430.

The Company recognized a beneficial conversion feature expense of $92,666 during the year ended December 31, 2000 because the notes were convertible immediately. The beneficial conversion feature expense was calculated by subtracting the conversion price from the closing market price on the note date multiplied by the convertible number of shares. If the principal and interest on the notes were converted as of December 31, 2002, the Company would have been required to issue 2,993,200 shares of common stock to the holders of the convertible notes.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 10 - COMMITMENTS AND CONTINGENCIES



LEASES


The Company leased its facilities under a non-cancelable operating lease which expired July 31, 2002. During July 2002, a lease extension was signed for an additional 24 months through July 31, 2004. The monthly rent remains at $2,389 per month. The following is a schedule, by years, of the future minimum lease payments under operating leases, as of December 31, 2002.


             Year Ended
             DECEMBER 31,

             2003                                        $ 28,662
             2004                                          16,720

             Total                                       $ 45,382
                                                         ========

Rental expense for all operating leases was $31,967 and $26,274 for the years ended December 31, 2002 and 2001, respectively.

EMPLOYMENT AGREEMENTS

Effective May 15, 1998, the Company entered into an Employment Agreement with Michael Fitzsimonds. Pursuant to the Employment Agreement, Mr. Fitzsimonds serves as President of the Company. The initial term of the Employment Agreement was for one (1) year and automatically renews for an additional one (1) year term on each successive annual anniversary of the Employment Agreement, unless terminated pursuant to the terms of the Employment Agreement. Mr. Fitzsimonds' Employment Agreement provides for $95,000 in total annual salary, of which $60,000 is to be paid in bi-monthly installments, with the remaining $35,000 deferred. In the event the Board of Directors elects to terminate the Employment Agreement without cause, the Company must pay a severance to Mr. Fitzsimonds equal to one (1) year's then-current salary and one (1) year's then-current benefits. The Board of Directors must provide Mr. Fitzsimonds thirty (30) days' notice of its intent to terminate Mr. Fitzsimonds' employment without cause. In lieu of thirty (30) days' notice, the Board of Directors may elect to provide Mr. Fitzsimonds an additional thirty (30) days of salary and benefits. In the event 40% or more of the outstanding shares of the Company are acquired by someone other than the Company or Mr. Fitzsimonds, the Employment Agreement terminates immediately. Upon this type of termination, the Company must pay a severance to Mr. Fitzsimonds equal to two (2) years' then-current salary and two
(2) years' then-current benefits. Mr. Fitzsimonds may elect to take a cash payment in lieu of his two (2) years' then-current benefits.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 10- COMMITMENTS AND CONTINGENCIES (CONTINUED)



EMPLOYMENT AGREEMENTS (CONTINUED)

Effective May 15, 1998, the Company entered into an Employment Agreement with Steven Craig. Pursuant to the Employment Agreement, Mr. Craig serves as Vice-President of Corporate Development of the Company. The initial term of the Employment Agreement was for one (1) year and automatically renews for an additional one (1) year term on each successive annual anniversary of the Employment Agreement, unless terminated pursuant to the terms of the Employment Agreement. Mr. Craig's Employment Agreement provides for $85,000 in total annual salary, of which $60,000 is to be paid in bi-monthly installments, with the remaining $25,000 deferred. In the event the Board of Directors elects to terminate the Employment Agreement without cause, the Company must pay a severance to Mr. Craig equal to one (1) year's then-current salary and one (1) year's then-current benefits. The Board of Directors must provide Mr. Craig thirty (30) days' notice of its intent to terminate Mr. Craig's employment without cause. In lieu of thirty (30) days' notice, the Board of Directors may elect to provide Mr. Craig an additional thirty (30) days of salary and benefits. In the event 40% or more of the outstanding shares of the Company are acquired by someone other than the Company or Mr. Craig, the Employment Agreement terminates immediately. Upon this type of termination, the Company must pay a severance to Mr. Craig equal to two (2) years' then-current salary and two (2) years' then-current benefits. Mr. Craig may elect to take a cash payment in lieu of his two (2) years' then-current benefits.

Effective September 1, 2002, the Company entered into an Employment Agreement with Joe Risley. Pursuant to the Employment Agreement, Mr. Risley serves as Junior Mining Engineer of the Company at the Mineral Ridge Mine. Mr. Risley's Employment Agreement provides for $40,000 in total annual salary, which is to be paid at regular payroll periods. In the event the Company elects to terminate the Employment Agreement without cause, the Company must provide Mr. Risley fifteen (15) days' written notice. If the Company requests, Mr. Risley will continue to perform his duties and be paid his regular salary up to the date of the termination. If Mr. Risley terminates, without cause, his employment upon fifteen (15) days' written notice to the Company, Mr. Risley may be required to perform his duties and will be paid the regular salary to the date of termination but shall not receive a severance allowance.

MINERAL PROPERTY LEASE - BOREALIS PROPERTY

The Company leases mineral property in Mineral County, Nevada, known as the Borealis Property. The lease is cancelable within 90 days. Future lease payments are at a rate of $8,000 per month with adjustments based upon the consumer price index, with no expiration of the lease specified.


As discussed in Note 11, Dr. John W. Whitney a shareholder of the Company, is one of the individual lessors of the Borealis Property.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 10- COMMITMENTS AND CONTINGENCIES (CONTINUED)


MINERAL PROPERTY LEASE - F.W. LEWIS CONTACT PROPERTY

The Company leases mining property in Elko County, Nevada, known as the Contact Property, as part of a exploration license agreement (See Note 3). During February 2003, the parties signed a first amendment extending the term of the exploration license to December 31, 2007. The Company is to continue making exploration license payments of $2,500 per month, stock distributions of 350,000 shares of the Company's common stock on January 1 and July 1 of each year and yearly minimum work commitment of $100,000. On May 7, 2003, the parties signed a second amendment that clarified that expenditures for work performed by the Company on either the Lewis property or the adjoining International Enexco, Ltd. property shall be applied to Lewis' minimum work commitment. Additionally, the second amendment clarified that Lewis holds a Production Royalty with respect to the Enexco Property.

At December 31, 2002, the Company had a total liability of $2,710,000 on the lease which consists of $1,550,000 of property lease payments, $1,117,000 of minimum work commitment expenditures and $43,000 in monthly exploration license payments. The minimum work commitment liability includes $1,049,000 of required expenditures for the adjoining International Enexco, Ltd property and may be applied to Lewis' minimum work commitment. The lease is cancelable within thirty days.

Future minimum lease payments are as follows:

                       December 31,
                       ------------

                           2003                    $    130,000
                           2004                         130,000
                           2005                         130,000
                           2006                         130,000
                   2007 and thereafter                  130,000
                                                   ------------
                          Total                    $    650,000
                                                   ============

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 10- COMMITMENTS AND CONTINGENCIES (CONTINUED)



MINERAL PROPERTY LEASE - INTERNATIONAL ENEXCO LIMITED - CONTACT PROPERTY

The Company also leases mineral property in Elko County, Nevada, known as the Contact Property as part of a joint venture agreement with International Enexco (See Note 3). The lease includes monthly payments of $4,000 and minimum work in qualifying expenses ranging from $550,000-$650,000 for exploration, development, or mining. At December 31, 2002, the Company had a total liability of $1,127,000 on the lease which includes $78,000 in monthly payments and $1,049,000 in minimum work commitment liability. The lease is cancelable within thirty days. Future lease payments as of December 31, 2002 were as follows:

                         Years Ended
                         December 31,
                         ------------
                             2003                         $      598,000
                             2004                                698,000
                                                          --------------
                            Total                         $    1,296,000
                                                          ==============

ROYALTY AGREEMENT - MARY MINING COMPANY, INC.

As part of the purchase of the Mineral Ridge Mine, the Company assumed a net smelter returns royalty agreement with Mary Mining Company, Inc. The agreement calls for a production royalty of the net smelter returns. The royalty percentage rate is based on the price of gold per troy ounce.

                                                                        Royalty
                                                                     Percentage
          Price of Gold per Troy Ounce                                     Rate
          ----------------------------                                     ----
          Less than or equal to $300 U.S.                                  2.5%
          Greater than $300, but less than or equal to $325                  3%
          Greater than $325, but less than or equal to $350                3.5%
          Greater than $350, but less than or equal to $375                  4%
          Greater than $375, but less than or equal to $400                4.5%
          Greater than $400, but less than or equal to $500                  5%
          Greater than $500, but less than or equal to $600                5.5%
          Greater than $600, but less than or equal to $800                  6%
          Greater than $800, but less than or equal to $1,000                7%
          Greater than $1,000                                                8%

The Company is required to pay a minimum advance royalty of $60,000 per year due July of each year, which shall be credited cumulatively against the production royalty payments.

The minimum advance royalty for 2002/2003 is currently outstanding, of which $30,000 was accrued and an additional $8,500 in penalties and interest as of December 31, 2002.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 10- COMMITMENTS AND CONTINGENCIES (CONTINUED)


ENVIRONMENTAL OBLIGATIONS

As part of the purchase of the Mineral Ridge Mine and related assets, the Company is responsible for future reclamation costs (See Note 3). The Company has prepared a reclamation plan for $1.8 million dollars which was approved by the Nevada Department of Environmental Protection and the Bureau of Land
Management in March of 2001. The estimated future reclamation and remediation cost are accrued and will be charged over the expected operating life of the mine using the unit-of-production method.

In April 2002, the Company obtained a new letter of credit with Sunwest Bank for $1.8 million which is fully collateralized by cash (See Note 3). This letter of credit is security against the new bond obtained from the Department of the Interior's Bureau of Land Management. The bond relates to the reclamation and remediation costs.


COMMON STOCK PURCHASE AGREEMENT

On November 12, 2002, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC. Under the common stock purchase agreement, Fusion Capital committed to purchase up to $12.0 million of our common stock over a forty-month period that commences when a registration statement filed with the U.S. Securities and Exchange Commission becomes effective. Once the registration statement is declared effective, Fusion Capital is to purchase $15,000 of the Company's common stock on each trading day during the term of the agreement, subject to the Company's right to increase, decrease or suspend purchases by Fusion Capital. The purchase price for each purchase of shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. However, Fusion Capital does not have the right and is not obligated to purchase the Company's stock in the event that the purchase price per share of common stock is below $0.10. The Company intends to use the proceeds from the sale of the common stock to Fusion Capital, if any, for working capital and general corporate purposes. In connection with the common stock purchase agreement, the Company issued 1,587,302 restricted shares of common stock valued at $300,000 to Fusion Capital as a commitment fee and 250,000 restricted shares of stock valued at $46,250 as reimbursement for certain expenses incurred by Fusion Capital. Additionally, Fusion Capital paid cash of $37,000 for 200,000 restricted shares of stock in November 2002.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 10- COMMITMENTS AND CONTINGENCIES (CONTINUED)


LITIGATION

As discussed further in Note 14, On March 5, 2003, William F. Matlack filed a complaint in the Second Judicial District Court in and for Washoe County, Nevada against Golden Phoenix. The complaint alleges, among other things, breach of contract, dealing in bad faith, fraud, fraudulent misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty and breach of covenant of dealing fairly and in good faith. The complaint seeking (i) economic damages in excess of $10,000, (ii) compensatory damages in excess of $10,000, (iii) punitive damages at the amount of $500,000, (iv) interest on economic damages at the rate established by law and (v) reasonable fees and costs related to the action. On April 16, 2003, Golden Phoenix served on Mr. Matlack a motion to quash service of process. Golden Phoenix intends to vigorously defend this matter. The likelihood of an unfavorable outcome or the extent of any potential loss is not presently determinable.



NOTE 11- RELATED

                  PARTY
                  TRANSACTIONS

During 1998, various employees and shareholders exercised 1,095,642 of options for $118,405. Notes payable to stockholders at December 31, 2002, consisted of unsecured short-term notes at 8% interest in the amount of $282,329.


During 1998 and in connection with the dissolution of Golden Phoenix Alaska, Inc., the Company issued a total of 500,000 shares of common stock per the related separation arrangement to an individual and two former officers and directors of the Company. Golden Phoenix Alaska, Inc. is a former subsidiary of the Company. The cash portion of the transaction was done at $0.10 per share. Accordingly, in accounting for the satisfaction of the accounts payable at the same price per share, a resulting gain of $10,016 on the forgiveness of the obligation, which was recognized as contributed capital.

During the years ended December 31, 2002 and 2001 and the period from inception through December 31, 2002, the Company made precious metal sales of $-0-, $115,453, and $150,598, respectively to Itronics Metallurgical, Inc. (Itronics). Itronics acted as a intermediary for the sale of the Company's precious metals with an outside refinery acquiring the metals based on their quoted price. Itronics is a company owned by Dr. John W. Whitney, who is a significant shareholder of the Company.

The Company leases mineral property known as the Borealis Property from the Borealis Partnership, which consists of three separate individuals who combined their separate properties to facilitate leasing the entire mineralized zone covered by the three properties. Dr. Whitney is an underlying owner of the Borealis project. During the years ended December 31, 2002 and 2001 and the period from inception through December 31, 2002, the Company has made payments of $18,620, $30,290, and $133,485, respectively to Dr. Whitney for a portion of its lease obligation on the Borealis property. (See Note 10).

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 11- RELATED PARTY TRANSACTIONS (CONTINUED)


The Company sub-leased part of its office space to Whitney & Whitney, Inc. The sublease expired in July, 2000. The Company has a consulting agreement with Whitney & Whitney which has a term of three years beginning March 1, 1999 and may be extended for an additional three years. The consulting agreement calls for Whitney & Whitney to provide metallurgical, geological and plant design services related to the Company's projects along with assistance related to general business and financial matters. The agreement also calls for payments the Company of a minimum of $2,500 per month in restricted shares of common stock. The agreement may be terminated by either party upon 90 days written notice. The amount of services provided by Whitney & Whitney were $239,268 for 2002 and $120,776 for 2001.

The President of Whitney & Whitney, Inc., Dr. Whitney, is a significant shareholder of the Company. At December 31, 2002, he owned directly or beneficially approximately 6% of the Company's outstanding common stock.


NOTE 12 - OUTSTANDING STOCK OPTIONS

The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during 2002, respectively; dividend yield of zero percent for all years; expected volatility of 76.58% thru 237.34%; risk-free interest rates of 1.15 percent thru 4.31 percent; and expected lives of 0.019 thru 3.0 years. As a result of applying SFAS No. 123, the Company incurred an additional expense of $44,168 for services rendered by non-employees, which is included in investor relations and professional fees on the income statement for the year ended December 31, 2002.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 12 - OUTSTANDING STOCK OPTIONS (Continued)

Had compensation cost for the Company's stock options granted to employees been determined based on the fair value at the grant date under the accounting provisions of SFAS No. 123, the Company would have recorded an additional expense of $195,301. Also under these same provisions, the Company's net loss would have been changed by the pro forma amounts indicated below:


                                                        December 31,
                                             ---------------------------------
                                                  2002                2001
                                             -------------       -------------
         Net loss:
           As reported                       $  (4,065,059)      $  (2,720,019)
           Pro forma                         $  (4,260,360)      $  (2,720,019)

         Basic income (loss) per share:
           As reported                       $       (0.07)      $       (0.07)
           Pro forma                         $       (0.07)      $       (0.07)


A summary of the status of the Company's stock option plans as of December 31, 2002 and changes during the year is presented below:

                                                              Weighted
                                                               Average
                                               Shares       Exercise Price
                                              ---------       --------
         Outstanding, December 31, 2001       4,395,764       $   0.18

           Granted                            2,469,000           0.20
           Canceled                                  --             --
           Exercised                           (668,000)          0.16
                                              ---------       --------

         Outstanding, December 31, 2002       6,196,764       $   0.19
                                              =========       ========

         Exercisable, December 31, 2002       6,196,764       $   0.19
                                              =========       ========


                                              Outstanding                              Exercisable
                          -----------------------------------------------      ------------------------------
                                               Weighted
                                               Average          Weighted                           Weighted
                             Number           Remaining          Average           Number          Average
                          Outstanding        Contractual        Exercise         Exercisable       Exercise
      Exercise Prices     at 12/31/02            Life             Price          at 12/31/02        Price
      ---------------     -----------            ----             -----          -----------        -----
            $    0.15      2,465,715               (a)        $    0.15          2,465,715         $   0.15
                 0.22      3,731,049              1.26             0.22          3,731,049             0.22
                           ---------              ----        ---------          ---------         --------
        $ 0.15 - 0.22      6,196,764              1.26        $    0.19          6,196,764         $   0.19
                           =========              ====        =========          =========         ========


(a) The term of these options is from the grant date until six months after all loans, advances or other debts due to employees granted these options have been paid in full.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 12 - OUTSTANDING STOCK OPTIONS (CONTINUED)


During the year ended December 31, 2002, the Company granted 668,000 stock options to various outside consultants for services rendered. These options were issued with exercise prices ranging from $0.15 - $0.26 per share. All of these options vest immediately and were exercised within two months of the grant date.

On March 30, 2002, the Company granted 1,701,000 stock options to officers and directors of the Company. These options were issued with an exercise price of $0.22 per share. All of these options vest immediately and have a maturity of three years from the grant date.

On September 14, 2002, the Company granted 100,000 stock options to a director of the Company. These options were issued with an exercise price of $0.22 per share. All of these options vest immediately and expire on June 9, 2003.


NOTE 13 - OUTSTANDING STOCK WARRANTS

A summary of the status of the Company's stock warrants as of December 31, 2002 and changes during the year is presented below:

                                                                   Weighted
                                                                    Average
                                                Shares           Exercise Price
                                                ------           --------------
         Outstanding, December 31, 2001       14,359,747              $0.10

           Granted                            14,784,172               0.12
           Canceled / Expired                   (450,000)              0.10
           Exercised                          (2,810,063)              0.10
                                              ----------              -----
         Outstanding, December 31, 2002       25,883,856              $0.12
                                              ==========              =====


The following summarizes the exercise price per share and expiration date of the Company's outstanding warrants to purchase common stock at December 31, 2002:

               Expiration Date             Price                    Number
               ---------------             -----                    ------
          2003                         $       0.100               10,357,037
          2003                                 0.150                  175,000
          2004                                 0.085                  117,647
          2004                                 0.100                8,380,000
          2004                                 0.150                6,652,839
          2005                                 0.150                  201,333
                                                                   ----------
                                                                   25,883,856
                                                                   ==========

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001



NOTE 14 - SUBSEQUENT EVENTS

STOCKHOLDERS' EQUITY

Subsequent to December 31, 2002 through May 10, 2003, the Company issued 9,740,805 shares of common stock for stock options and warrants exercised for $996,414, 462,379 shares of common stock for services rendered valued at $99,153, and 253,800 shares of common stock for joint venture agreement valued at $42,600.

Subsequent to December 31, 2002 through May 10, 2003, the Company granted 925,352 warrants. These warrants were granted as inducement to exercise warrants previously outstanding. For every five warrants exercised, the warrant holder received one warrant exercisable for three years with an exercise price of $0.25 per share. The warrant holders exercised 9,740,805 warrants for cash process of $938,914 and application of $7,000 in debt as a result of this inducement.


LITIGATION

On March 5, 2003, William F. Matlack filed a complaint in the Second Judicial District Court in and for Washoe County, Nevada against Golden Phoenix. The complaint alleges, among other things, breach of contract, dealing in bad faith, fraud, fraudulent misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty and breach of covenant of dealing fairly and in good faith. The complaint seeking (i) economic damages in excess of $10,000, (ii) compensatory damages in excess of $10,000, (iii) punitive damages at the amount of $500,000, (iv) interest on economic damages at the rate established by law and (v) reasonable fees and costs related to the action. On April 16, 2003, Golden Phoenix served on Mr. Matlack a motion to quash service of process. Golden Phoenix intends to vigorously defend this matter. The likelihood of an unfavorable outcome or the extent of any potential loss is not presently determinable.


AGREEMENT IN PRINCIPLE

On May 8, 2003, the Company signed an Agreement in Principle for the assignment of a 50% interest in its Borealis Gold Property to Gryphon Gold Corporation ("Gryphon"), a Nevada Corporation. To earn a 50% interest in the Borealis Gold Property, Gryphon must incur qualified expenditures on the property or make payments to the Company in the aggregate of $5,000,000 during the first forty-eight months from the date of the Agreement. Gryphon also has an option to acquire an additional 20% interest by incurring additional qualified expenditures of $4,000,000 on the property (or paying the amount to the Company) or producing a qualifying feasibility study.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001




NOTE 14 - SUBSEQUENT EVENTS (CONTINUED)


MINERAL PROPERTY LEASE - F.W. LEWIS CONTACT PROPERTY

Subsequent to December 31, 2002, the Company entered into two additional amendments to the Exploration License with Option to Purchase Agreement with F.W. Lewis, Inc. that extended the term of the exploration license and clarified certain minimum work commitments of the Company. See Note 10 for additional details.

NEW RECLAMATION PERMIT

Subsequent to December 31, 2002, the Company received a reclamation permit from the State of Nevada. The permit authorizes the company to reclaim the Mineral
Ridge mine consistent with the conditions of the permit and the reclamation plans as filed. The permit becomes effective upon receipt or verification that acceptable funds and surety have been posted for the reclamation costs (See Note
3).

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 15 - PRIOR PERIOD ADJUSTMENTS

Subsequent to the original issuance of the December 31, 2001 financial statements, the Company determined that accrued liabilities, depreciation expense and common stock issued for services were not properly recorded for the years ended December 31, 1997 thru December 31, 2001. The Company also determined that there was an incorrect recording of organization costs, deferred development costs, mining properties and claims and additional paid in capital along with a cancellation of preferred stock not previously recorded. Correction of these errors had the following effect on the previously reported Assets, Liabilities, Stockholders' Equity and Net Loss of the Company as of and for the year ended December 31, 2001 and has an equal overstatement of the retained deficit as of December 31, 2001. These corrections have been reflected in the accompanying statements of operations and other comprehensive loss for the year ended December 31, 2001.


                                    Originally           As
                                     Reported         Restated            Difference
                                     --------         --------            ----------
Organizational costs, net         $       115       $        --       $      (115)  (1)
Options                                25,000                --           (25,000)  (2)
Fixed assets, net                     738,771           766,651            27,880   (3)
Mining properties and claims        1,860,591         1,650,000          (210,591)  (4)
Deferred development costs            462,709            83,845          (354,309)  (5)
                                                                          (24,555)  (6)
Accrued liabilities                   207,341         2,646,291          (240,000)  (7)
                                                                       (2,090,500)  (8)
                                                                          (30,000)  (9)
                                                                          (78,450) (10)
Accrued interest                      296,207           317,648           (21,441) (11)
Capital lease obligations             118,228           158,228           (40,000) (12)
Preferred stock                         1,708               605             1,103  (13)
Common stock                        7,281,637         7,598,339            78,450  (10)
                                                                           (1,103) (13)
                                                                          (73,700) (14)
                                                                           43,250  (15)
                                                                         (283,500) (16)
                                                                           60,000  (16)
                                                                           (2,750) (17)
                                                                           10,016  (21)
                                                                           34,667  (22)
Additional paid in capital            123,700                --            50,000   (4)
                                                                           73,700  (14)
Accumulated deficit                (6,700,367)       (9,979,367)        2,221,723  (19)
                                                                        1,057,257  (20)
Net loss                           (1,662,762)       (2,720,019)        1,057,257  (20)
Loss per share                    $     (0.04)      $     (0.07)      $     (0.03) (21)

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 15 - PRIOR PERIOD ADJUSTMENTS (CONTINUED)

(1) To expense organization costs in the period incurred which was prior to December 31, 2000. Results in a net increase of $346 in accumulated deficit and decrease of $231 in net loss for the year ended December 31, 2001.

(2) To expense a mineral property acquisition option payment that was applied to the purchase price prior to December 31, 2000 with a corresponding increase in accumulated deficit at December 31, 2000.

(3) To recognize errors in calculation of depreciation expense resulting in a decrease in accumulated deficit of $3,283 and a decrease in net loss of $24,597 for the year ended December 31, 2001.

(4) To expense capitalized value of the Cirque Alaska project abandoned in 2000 with a corresponding increase in accumulated deficit of $160,591 and a reduction of $50,000 incorrectly charged to additional paid in capital.

(5) Expense costs incorrectly capitalized associated with the Contact mineral property that is in the exploration stage resulting in an increase in accumulated deficit of $304,304 and an increase in net loss of $50,005 for the year ended December 31, 2001.

(6) Expense costs associated with the Borealis mineral property not qualifying for capitalization resulting in an increase in accumulated deficit of $11,225 and an increase in net loss of $13,330 for the year ended December 31, 2001.

(7) Recognized deferred compensation obligation to two officers of the Company not previously recorded resulting in a $180,000 increase in accumulated deficit and a $60,000 increase in net loss for the year ended December 31, 2001.

(8) Recognize lease, exploration and minimum work commitment obligations to FW Lewis related to the Contact mineral property not previously recorded resulting in a $1,170,500 increase in accumulated deficit and a $920,000 increase in net loss for the year ended December 31, 2001.

(9) Recognize unrecorded lease obligations to International Enexco related to the Contact mineral property resulting in a $18,000 increase in accumulated deficit and a $12,000 increase in net loss for the year ended December 31, 2001.

(10) Recognize unrecorded liability for finders fees and account for as stock offering costs and charged as a reduction in common stock.

(11) Recognize additional accrued interest on debt obligations calculated incorrectly resulting in an increase in accumulated deficit of $21,441.

(12) Recognize an error in recording the Heller capital lease obligation resulting in an increase of $40,000 in the net loss for the year ended December 31, 2001.

(13) Recognize book value of shares of convertible preferred stock converted to common stock prior to December 31, 2000.

(14) Reclassify amount incorrectly charged to additional paid in capital for no par common stock with a corresponding change to the value of common stock.

(15) Recognize finders fees and stock offering costs as a reduction of common stock that were incorrectly expensed. Results in a decrease of $43,250 in accumulated deficit.

                     GOLDEN PHOENIX MINERALS, INC.
                     (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE FINANCIAL STATEMENTS
                       DECEMBER 31, 2002 AND 2001


NOTE 15 - PRIOR PERIOD ADJUSTMENTS (CONTINUED)

(16) To correct valuation of common stock issued for services resulting in an increase of $60,000 in stock offering costs recognized as a reduction in common stock along with an increase in accumulated deficit of $239,500 and a reduction of $16,000 of the net loss for the year ended December 31, 2001.

(17) Recognize the fair value of warrants issued with a debt instrument with a corresponding increase in net loss for the year ended December 31, 2001.

(18) Recognize charges related to the beneficial conversion feature of convertible debt issued in 2000 with a corresponding charge to accumulated deficit.

(19)     Cumulative affect of Items (1) through (18) on accumulated deficit.


(20) Cumulative affect of Items (1) through (18) on net loss for the year ended December 31, 2001.

(21)     Contributed capital from gain on sale of stock in affiliate.

(22) Additional expense recognized on value of common stock issued in satisfaction of debt to a related party. (23) Loss per share increased by $0.03 per share.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)


                          RESTATED FINANCIAL STATEMENTS
                       JUNE 30, 2003 AND DECEMBER 31, 2002

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                                 Balance Sheets

                                     ASSETS


                                                    June 30,        December 31,
                                                      2003              2002
                                                   -----------       -----------
                                                   (Unaudited)       (Restated)
                                                   (Restated)
CURRENT ASSETS
  Cash and cash equivalents                        $   203,607       $    28,614
  Prepaid expenses                                      32,841            42,434
    Total Current Assets                               236,448            71,048

PROPERTY AND EQUIPMENT
  Land                                                  57,600            57,600
  Buildings                                            100,000           100,000
  Vehicles                                             142,521           142,521
  Computer equipment                                    93,048            91,975
  Office furniture and equipment                        16,516            16,516
  Mining equipment                                     638,036           605,067
  Accumulated depreciation                            (379,921)         (316,395)
                                                   -----------       -----------
    Total Property and Equipment, Net                  667,800           697,284
                                                   -----------       -----------
OTHER ASSETS
  Restricted cash - reclamation obligation              22,315         1,821,817
  Mineral properties and claims                      1,650,000         1,650,000
  Deferred mineral property development costs          126,356            98,878
  Deposits                                              15,611            15,611
                                                   -----------       -----------
    Total Other Assets                               1,814,282         3,586,306
                                                   -----------       -----------
    TOTAL ASSETS                                   $ 2,718,530       $ 4,354,638
                                                   ===========       ===========


   The accompanying notes are an integral part of these financial statements.

                             GOLDEN PHOENIX MINERALS, INC.
                             (A Development Stage Company)
                               Balance Sheets (Continued)

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                              June 30,         December 31,
                                                                                                2003              2002
                                                                                            ------------       ------------
                                                                                             (Unaudited)        (Restated)
                                                                                             (Restated)
CURRENT LIABILITIES
  Accounts payable                                                                          $    289,880       $    385,138
  Accrued liabilities                                                                          4,052,790          3,404,854
  Current portion of long-term debt                                                               85,068            101,945
  Capital lease obligations-current portion                                                       35,950             40,102
  Amounts due to related parties                                                                 335,718            331,691
                                                                                            ------------       ------------
    Total Current Liabilities                                                                  4,799,406          4,263,730
                                                                                            ------------       ------------
LONG-TERM LIABILITIES
  Accrued reclamation obligation                                                                      --          1,819,874
  Convertible notes payable and related accrued interest                                         658,409            621,430
  Capital lease obligations                                                                       62,371             83,131
  Long-term debt                                                                                  11,924             16,163
                                                                                            ------------       ------------
    Total Long-Term Liabilities                                                                  732,704          2,540,598
                                                                                            ------------       ------------
    Total Liabilities                                                                          5,532,110          6,804,328
                                                                                            ------------       ------------
COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, no par value, 50,000,000 shares authorized, no shares issued and
    outstanding                                                                                       --                 --
  Common stock, no par value, 150,000,000 shares authorized, 89,555,862 and 76,881,842
    issued and outstanding, respectively                                                      13,788,834         12,385,173
  Stock subscription receivable                                                                 (174,027)          (490,457)
  Deferred costs                                                                                (300,000)          (300,000)
  Deficit accumulated during the development stage                                           (16,128,387)       (14,044,406)
                                                                                            ------------       ------------
    Total Stockholders' Equity (Deficit)                                                      (2,813,580)        (2,449,690)
                                                                                            ------------       ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                    $  2,718,530       $  4,354,638
                                                                                            ============       ============


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
         Statements of Operations and Other Comprehensive Income (Loss)
                                   (Unaudited)


                                                                                                                   From Inception
                                                   For the                                For the                  On June 2, 1997
                                              Three Months Ended                     Six Months Ended                  through
                                                    June 30,                              June 30,                    June 30,
                                             2003               2002               2003               2003              2003
                                          (Restated)         (Restated)         (Restated)         (Restated)         (Restated)
                                         ------------       ------------       ------------       ------------       ------------
REVENUES
  Metal sales                            $         --       $     34,449       $         --       $     42,920       $    462,948
                                         ------------       ------------       ------------       ------------       ------------
  Other revenue                                    --                 --                 --                 --             96,053
                                         ------------       ------------       ------------       ------------       ------------
    Total Revenues                                 --             34,449                 --             42,920            559,001
                                         ------------       ------------       ------------       ------------       ------------
COST OF SALES                                 122,759             69,253            202,931            125,027            798,731
                                         ------------       ------------       ------------       ------------       ------------
GROSS MARGIN (DEFICIT)                       (122,759)           (34,804)          (202,931)           (82,107)          (239,730)
                                         ------------       ------------       ------------       ------------       ------------
EXPENSES
  Exploration, mineral property
    lease, minimum work commitment
    expenses                                  168,238            525,682            388,537          1,045,454          5,231,657
  Reclamation bond and related
    expenses                                  537,836                 --            537,836                 --          2,337,836
  General and administrative                  207,206            414,494            422,605            640,239          3,604,901
  Investor relations and
    professional fees                         150,804            142,436            273,160            153,422          2,125,751
  Salaries and wages                           68,532             63,340            135,901            120,627          1,430,187
  Depreciation                                 32,044             32,180             63,526             64,361            392,791
    Total Expenses                          1,164,660          1,178,132          1,821,565          2,024,103         15,123,123
                                         ------------       ------------       ------------       ------------       ------------
LOSS FROM OPERATIONS                       (1,287,419)        (1,212,936)        (2,024,496)        (2,106,210)       (15,362,853)
                                         ------------       ------------       ------------       ------------       ------------
OTHER INCOME (EXPENSE)
  Interest income                               6,325             10,552             20,814             10,845             82,049
  Interest expense                            (35,472)          (121,873)           (82,209)          (186,330)          (912,375)
  Gain (loss) on sale of fixed
    assets                                         --                 --                 --                 --              2,551
  Gain on settlement of debt                       --                 --                 --                 --             22,331
  Realized gain on
    available-for-sale securities                  --                 --                 --                523                523
  Loss on impairment of investments                --                 --                 --            (10,742)           (10,742)
  Other income (expense)                          740             (2,373)             1,910             (2,046)            50,129
                                         ------------       ------------       ------------       ------------       ------------
    Total Other Income (Expense)              (28,407)          (113,694)           (59,485)          (187,750)          (765,534)
                                         ------------       ------------       ------------       ------------       ------------
LOSS BEFORE INCOME TAXES                 $ (1,315,826)      $ (1,326,630)      $ (2,083,981)      $ (2,293,960)      $(16,128,387)
                                         ============       ============       ============       ============       ============



   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
   Statements of Operations and Other Comprehensive Income (Loss) (Continued)
                                   (Unaudited)


                                                                                                                 From Inception
                                                 For the                                For the                  On June 2, 1997
                                            Three Months Ended                     Six Months Ended                  through
                                                  June 30,                              June 30,                    June 30,
                                           2003               2002               2003               2003              2003
                                       ------------       ------------         ----------         ----------       ------------
                                        (Restated)         (Restated)         (Restated)         (Restated)         (Restated)
LOSS BEFORE INCOME TAXES               $ (1,315,826)      $ (1,326,630)      $ (2,083,981)      $ (2,293,960)      $(16,128,387)
                                       ------------       ------------         ----------         ----------       ------------
INCOME TAXES                                     --                 --                 --                 --                 --
                                       ------------       ------------         ----------         ----------       ------------
NET LOSS                                 (1,315,826)        (1,326,630)        (2,083,981)        (2,293,960)       (16,128,387)
                                       ------------       ------------         ----------         ----------       ------------
OTHER COMPREHENSIVE INCOME (LOSS)
  Unrealized loss on
    available-for-sale securities                --             (1,437)                --             (1,437)                --
                                       ------------       ------------         ----------         ----------       ------------
    Total Other Comprehensive
      Income (Loss)                              --             (1,437)                --             (1,437)                --
                                       ------------       ------------         ----------         ----------       ------------
COMPREHENSIVE LOSS                     $ (1,315,826)      $ (1,328,067)      $ (2,083,981)      $ (2,295,397)      $(16,128,387)
                                       ============       ============         ==========         ==========       ============

BASIC LOSS PER SHARE
  Basic loss per share                 $      (0.01)      $      (0.03)      $      (0.02)      $      (0.04)
                                       ============       ============         ==========         ==========

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING                            87,973,916         52,615,584         84,787,936         51,785,604
                                       ============       ============         ==========         ==========



   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
             Statements of Stockholders' Equity (Deficit) (Restated)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance, December 31, 2001        151,300   $       605    45,185,056   $ 7,598,339   $   (44,500)   $     --        $(9,979,347)

Issuance of common
  stock for services at
  $0.15 per share,
  January 1 to June 4, 2002            --            --       553,600        82,614            --          --                 --

Cash received on stock
  subscription
  receivable, January 8
  to 25, 2002                          --            --            --            --        44,500          --                 --

Issuance of common
  stock for cash at
  $0.10 per share,
  January 18 to June
  14, 2002                             --            --     7,495,002       739,500            --          --                 --

Issuance of common
  stock for services at
  $0.19 per share,
  February 1 to October
  30, 2002                             --            --       655,000       121,200            --          --                 --

Issuance of common
  stock for services at
  $0.16 per share,
  February 4 to October
  28, 2002                             --            --     1,414,006       224,871            --          --                 --

Issuance of common
  stock for joint
  venture agreement at
  $0.09 per share,
  February 7, 2002                     --            --       328,235        27,900            --          --                 --

Issuance of common
  stock for cash at
  $0.12 per share,
  February 21, 2002                    --            --       160,000        19,170            --          --                 --
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                   151,300   $       605    55,790,899   $ 8,813,594   $        --    $     --        $(9,979,347)
                                  -------   -----------    ----------   -----------   -----------    --------        -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                    151,300   $       605    55,790,899   $ 8,813,594   $        --    $     --       $(9,979,347)

Issuance of common
  stock for services
  at $0.17 per share,
  February 28 to
  March 31, 2002                        --            --       174,228        28,932            --          --                --

Issuance of common
  stock for services at
  $0.10 per share,
  March 1 to August 29, 2002            --            --       230,198        22,449            --          --                --

Issuance of common
  stock for services at
  $0.12 per share,
  March 5 to April 19, 2002             --            --       407,625        47,974            --          --                --

Issuance of common
  stock for stock
  options and warrants
  exercised at $0.15
  per share, March 11
  to September 3, 2002                  --            --       983,833       147,575        (5,625)         --                --

Issuance of common
  stock for cash at
  $0.15 per share,
  March 22-October 18, 2002             --            --     5,126,669       768,500            --          --                --

Issuance of common
  stock for services at
  $0.20 per share,
  April 3 to December
  23, 2002                              --            --       117,973        23,325            --          --                --
                                   -------   -----------    ----------   -----------   -----------    --------       -----------
Balance Forward                    151,300   $       605    62,831,425   $ 9,852,349   $    (5,625)   $     --       $(9,979,347)
                                   -------   -----------    ----------   -----------   -----------    --------       -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                   151,300    $       605     62,831,425   $ 9,852,349   $  (5,625)   $   --         $(9,979,347)

Issuance of common stock
  for stock options and
  warrants exercised at
  $0.10 per share, April
  29 to November 26, 2002              --             --      2,925,063       292,506          --        --                  --

Preferred stock
  converted to common
  shares at $0.10 per
  share, May 13 to
  December 18, 2002              (151,300)          (605)     1,513,000       151,905          --        --                  --

Issuance of common stock
  for services at $0.35
  per share, May 31, 2002              --             --        100,000        35,000          --        --                  --

Issuance of common stock
  for conversion of debt
  at $0.15 per share,
  June 3 and 4, 2002                   --             --        733,333       110,000          --        --                  --

Issuance of common stock
  for services at $0.13
  per share, June 4, 2002              --             --         50,333         6,550          --        --                  --

Issuance of common stock
  for services at $0.40
  per share, June 6 to
  September 6, 2002                    --             --        139,448        55,713          --        --                  --

Issuance of common stock
  for services at $0.45
  per share, June 7, 2002              --             --        300,000       135,000          --        --                  --

Issuance of common stock
  for conversion of debt
  at $0.30 per share,
  June 12, 2002                        --             --         86,133        25,840          --        --                  --
                                 --------    -----------     ----------   -----------   ---------    ------         -----------
Balance Forward                        --    $        --     68,678,735   $10,664,863   $  (5,625)   $   --         $(9,979,367)
                                 --------    -----------     ----------   -----------   ---------    ------         -----------



   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)




                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                       --       $    --      68,678,735   $10,664,863   $    (5,625)   $      --      $(9,979,347)

Issuance of common
  stock for conversion
  of debt at $0.20 per
  share, June 20, 2002                --            --          65,930        13,186            --           --               --

Issuance of common
  stock for cash at
  $0.20 per share,
  June 23, 2002                       --            --         100,002        20,000            --           --               --

Issuance of common
  stock for services
  at $0.29 per share,
  June 30 to November
  22, 2002                            --            --          65,435        19,072            --           --               --

Cash received on stock
  subscription
  receivable, July 9, 2002            --            --              --            --         5,625           --               --

Issuance of common
  stock for deferred
  stock offering costs
  at $0.19 per share,
  July 12, 2002                       --            --       1,587,302       300,000            --     (300,000)              --

Issuance of common
  stock for stock
  subscription
  receivable at $0.25
  per share, July 12, 2002            --            --          50,000        12,500       (12,500)          --               --

Issuance of common
  stock for cash at
  $0.30 per share,
  August 29, 2002                     --            --         180,000        53,261            --           --               --

Issuance of common
  stock for stock
  subscription
  receivable at $0.28
  per share, August
  29, 2002                            --            --          50,000        14,000       (14,000)          --               --
                                --------       -------      ----------   -----------   -----------    ---------      -----------
Balance Forward                       --       $    --      70,777,404   $11,096,882   $   (26,500)   $(300,000)     $(9,979,347)
                                --------       -------      ----------   -----------   -----------    ---------      -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                      --         $    --    70,777,404   $11,096,882   $   (26,500)   $  (300,000)   $(9,979,347)

Issuance of common
  stock for stock
  options and warrants
  exercised at $0.26
  per share,
  September 3 to 10, 2002            --              --        50,000        13,000            --             --             --

Issuance of common
  stock for services
  at $0.18 per share,
  September 6 to
  October 18, 2002                   --              --       397,180        71,242            --             --             --

Issuance of common
  stock for services
  at $0.32 per share,
  September 20, 2002                 --              --       110,582        35,294            --             --             --

Issuance of common
  stock for services
  at $0.33 per share,
  September 23, 2002                 --              --         5,000         1,650            --             --             --

Vehicle received as
  payment for stock
  subscription
  receivable,
  September 20, 2002                 --              --            --            --         5,865             --             --

Issuance of common
  stock for conversion
  of debt at $0.30 per
  share, October 3, 2002             --              --        44,323        13,297            --             --             --

Issuance of common
  stock for services
  at $0.22 per share,
  October 3, 2002                    --              --         5,000         1,100            --             --             --
                                -------         -------    ----------   -----------   -----------    -----------    -----------
Balance Forward                      --         $    --    71,389,489   $11,232,465   $   (20,635)   $  (300,000)   $(9,979,347)
                                -------         -------    ----------   -----------   -----------    -----------    -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                        --   $     --      71,389,489   $11,232,465   $   (20,635)   $  (300,000)     $(9,979,347)

Issuance of common stock
  for services at $0.26
  per share, October 3, 2002           --         --          28,651         7,550            --             --               --

Issuance of common stock
  for services at $0.28
  per share, October 3
  to 30, 2002                          --         --          81,679        22,788            --             --               --

Issuance of common stock
  for joint venture
  agreement at $0.16 per
  share, October 18, 2002              --         --       2,753,623       450,000            --             --               --

Issuance of common stock
  for cash and stock
  subscription
  receivable at $0.19
  per share, October 21
  to November 6, 2002                  --         --         250,000        48,500       (23,000)            --               --

Issuance of common stock
  for services at $0.25
  per share, December 3, 2002          --         --         200,000        49,000            --             --               --

Issuance of common stock
  for cash and stock
  subscription
  receivable at $0.18
  per share, December 4, 2002          --         --         100,000        17,722        (6,822)            --               --

Issuance of common stock
  for stock subscription
  receivable at $0.27
  per share, December
  17, 2002                             --         --       2,000,000       540,000      (540,000)            --               --
                                  -------   --------      ----------   -----------   -----------    -----------      -----------
Balance Forward                        --   $     --      76,803,442   $12,368,025   $  (590,457)   $  (300,000)     $(9,979,347)
                                  -------   --------      ----------   -----------   -----------    -----------      -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                       --      $   --        76,803,442 $ 12,368,025    $   (590,457)  $ (300,000)   $ (9,979,347)

Cash received on stock
  subscription
  receivable, December
  20, 2002                            --          --                --           --         100,000           --              --

Issuance of common stock
  for joint venture
  agreement at $0.15 per
  share, December 23, 2002            --          --            78,400       11,760              --           --              --

Fair value of options
  granted for services,
  March 11 to December
  4, 2002                             --          --                --       44,168              --           --              --

Stock offering costs                  --          --                --      (38,780)             --           --              --

Net loss for the year
  ended December 31, 2002             --          --                --           --              --           --      (4,065,059)
                                --------      ------        ---------- ------------    ------------   ----------    ------------
Balance, December 31, 2002            --          --        76,881,842   12,385,173        (490,457)    (300,000)    (14,044,406)

Issuance of common stock
  for joint venture
  agreement at $0.15 per
  share, January 2,2003
  (unaudited)                         --          --           163,200       24,480              --           --              --

Issuance of common stock
  for services at $0.22
  per share, January 7,
  2003 (unaudited)                    --          --            51,308       11,083              --           --              --
                                --------      ------        ---------- ------------    ------------   ----------    ------------
Balance Forward                       --      $   --        77,096,350 $ 12,420,736    $   (490,457)  $ (300,000)   $(14,044,406)
                                --------      ------        ---------- ------------    ------------   ----------    ------------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                        --   $     --       77,096,350   $ 12,420,736   $   (490,457)   $(300,000)   $(14,044,406)

Issuance of common stock
  for services at $0.23
  per share, January 7,
  2003 to June 10, 2003
 (unaudited)                           --         --          133,210         30,500             --           --              --

Issuance of common stock
  for services at $0.20
  per share, January 7
  to March 11, 2003
  (unaudited)                          --         --           55,404         11,162             --           --              --

Issuance of common stock
  for warrants exercised
  at $0.10 per share,
  January 13 to June
  27, 2003 (unaudited)                 --         --       11,084,137      1,108,414        (60,000)          --              --

Issuance of common stock
  for services at $0.31
  per share, January 20,
  2003 to June 10, 2003
  (unaudited)                          --         --          200,000         62,000             --           --              --

Issuance of common stock
  for warrants exercised
  at $0.15 per share,
  February 10 to  June
  10, 2003 (unaudited)                 --         --          695,168        101,775             --           --              --

Issuance of common stock
  for joint venture
  agreement at $0.20 per
  share, February 13,
  2003 (unaudited)                     --         --           90,600         18,120             --           --              --

Issuance of common stock
  for services at $0.17
  per share, March 6,
  2003 (unaudited)                     --         --           23,534          4,095             --           --              --
                                  -------   --------       ----------   ------------   ------------    ---------    ------------
Balance Forward                        --   $     --       89,378,403   $ 13,756,802   $   (550,457)   $(300,000)   $(14,044,406)
                                  -------   --------       ----------   ------------   ------------    ---------    ------------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.

                          (A Development Stage Company)
       Statements of Stockholders' Equity (Deficit) (Restated) (Continued)



                                                                                                                       Deficit
                                                                                                                     Accumulated
                                    Preferred Stock             Common Shares           Stock                         During the
                                  ----------------------   ------------------------  Subscription   Deferred         Development
                                  Shares       Amount       Shares         Amount     Receivable      Costs             Stage
                                  -------   -----------    ----------   -----------   -----------    --------        -----------
Balance Forward                        --   $      --       89,378,403   $ 13,756,802   $ (550,457) $(300,000)     $(14,044,406)

Issuance of common
  stock for services
  at $0.18 per share,
  March 6 to 12, 2003
  (unaudited)                          --          --          132,133         23,812           --         --                --

Issuance of common
  stock for services
  at $0.16 per share,
  April 17, 2003
  (unaudited)                          --          --           15,605          2,573           --         --                --


Issuance of common
  stock for services
  at $0.19 per share,
  May 13, 2003
  (unaudited)                          --          --           29,721          5,647           --         --                --

Cash received on stock
  subscription receivable,
  January 6 to June 30,
  2003 (unaudited)                     --          --               --             --      376,430         --                --

Net loss for the three
  months ended
  March 31, 2003
  (unaudited)                          --          --               --             --           --         --        (2,083,981)
                                  -------   ---------       ----------   ------------   ----------  ---------      ------------
Balance, March 31,
  2003 (unaudited)                     --   $      --       89,555,862   $ 13,788,834   $ (174,027) $(300,000)     $(16,128,387)
                                  =======   =========       ==========   ============   ==========  =========      ============


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)


                                                                                                      From Inception
                                                                             For the                  On June 2, 1997
                                                                        Six Months Ended                 through
                                                                             June 30,                     June 30,
                                                                      2003               2002               2003
                                                                  ------------       ------------       ------------
                                                                   (Restated)         (Restated)          (Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                        $ (2,083,981)      $ (2,293,960)      $(16,128,387)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation                                                        63,526             64,361            392,791
    Bad debt expense                                                        --             51,576             52,203
    Realized gain on available-for-sale securities                          --               (523)              (523)
    Gain on sale of fixed assets                                            --                 --             (2,551)
    Gain on extinguishment of debt                                          --                 --             22,331
    Fixed assets exchanged for services                                     --                 --             55,982
    Common stock issued for services                                   150,872            467,220          3,133,010
    Preferred stock issued for services                                     --                 --              2,000
    Beneficial conversion feature                                           --                 --             92,667
    Fair value of options and warrants granted                              --                 --             46,918
  Changes in operating assets and liabilities:
    Decrease in restricted cash                                      1,799,502                 --          1,798,325
    (Increase) in accounts and other receivables                            --            (18,627)           (83,127)
    (Increase) decrease in prepaid expenses                              9,593            (25,430)           (32,842)
    (Increase) in employee advances                                         --            (11,593)            (2,371)
    (Increase) in deposits                                                  --            (11,177)           (16,377)
    (Increase) in deferred exploration and development costs           (27,478)              (318)          (126,358)
    Increase (decrease) in accounts payable                            (52,658)          (109,542)           469,293
    Increase (decrease) in accrued liabilities                      (1,130,932)           500,098          3,004,736
                                                                  ------------       ------------       ------------
      Net Cash Used by Operating Activities                         (1,271,556)        (1,387,915)        (7,322,280)
                                                                  ------------       ------------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                   (34,042)            (3,399)          (753,688)
  Proceeds from fixed asset sales                                           --                 --             34,965
  Proceeds from sale of investments                                         --              2,223              2,223
  Purchase of mining properties and claims                                  --                 --            (51,700)
  Purchase of joint venture                                                 --                 --           (550,000)
                                                                  ------------       ------------       ------------
    Net Cash Used by Investing Activities                         $    (34,042)      $     (1,176)      $ (1,318,200)
                                                                  ------------       ------------       ------------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                      Statements of Cash Flows (Continued)
                                   (Unaudited)


                                                                                                              From Inception
                                                                           For the Six Months Ended              On June 2,
                                                                                  June 30,                        June 30,
                                                                          2003                2002                 2003
                                                                      -----------          -----------          -----------
                                                                       (Restated)           (Restated)           (Restated)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from convertible notes payable                             $        --          $        --          $   485,000
  Principal payments on capital lease obligations                         (24,912)             (21,227)             (73,600)
  Proceeds from notes payable - stockholders                                   --                   --              728,900
  Payments on notes payable - stockholders                                     --              (31,080)             (16,300)
  Payments on notes payable and long-term debt                            (14,116)            (488,177)            (972,143)
  Proceeds from notes payable and long-term debt                               --                2,853              744,756
  Cash receipts on stock subscription receivable                          376,430               44,500              526,555
  Proceeds from exercise of options and warrants                        1,143,189              228,010            1,755,204
  Stock offering costs                                                         --              (38,780)            (220,480)
  Proceeds from conversion of preferred stock                                  --                   --              125,000
  Net proceeds from sale of common stock                                       --            1,933,918            5,761,195
                                                                      -----------          -----------          -----------
    Net Cash Provided by Financing Activities                           1,480,591            1,630,017            8,844,087
                                                                      -----------          -----------          -----------
NET INCREASE IN CASH                                                      174,993              240,926              203,607

CASH AT BEGINNING OF PERIOD                                                28,614                  343                   --
                                                                      -----------          -----------          -----------
CASH AT END OF PERIOD                                                 $   203,607          $   241,269          $   203,607
                                                                      ===========          ===========          ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash Paid for Interest                                              $    38,189          $   183,470          $   570,482
  Cash Paid for Income Taxes                                          $        --          $        --          $        --

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Reduction in debt due to renegotiation of joint venture
    contract                                                          $        --          $        --          $   200,000
  Common stock issued for debt payment and related interest .         $    42,600          $   149,026          $ 1,095,998
  Common stock issued for amounts due to related parties              $        --          $        --          $   195,000
  Common stock issued for joint venture purchase                      $        --          $        --          $   100,000
  Common stock issued for mining property purchase                    $        --          $        --          $   600,000
  Property plant and equipment purchased through debt assumed         $        --          $        --          $   382,400
  Common stock issued for services                                    $   150,872          $   467,220          $ 3,133,010
  Common stock issued for deferred costs                              $        --          $        --          $   300,000
  Debt applied for the exercise of stock options and warrants         $     7,000          $    69,496          $   141,496
  Conversion of preferred stock into common stock                     $        --          $        --          $       900
  Common stock issued for stock subscription receivable               $        --          $        --          $   706,447
  Asset received and applied to stock subscription receivable         $        --          $        --          $     5,865
  Debt applied to the conversion of preferred stock into
    common stock                                                      $        --          $        --          $   100,000
  Contributed capital from sale of stock in affiliate                 $        --          $        --          $    10,016
                                                                      -----------          -----------          -----------


   The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements

                       June 30, 2003 and December 31, 2002


NOTE 1 - BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2002 Annual Report on Form 10-KSB. Operating results for the three and six months ended June 30, 2003 are not indicative of the results that may be expected for the year ending December 31, 2003.

The statement of operations for the three and six months ended June 30, 2002, has been restated to give effect to the prior period adjustments disclosed in
Note 15 to the December 31, 2002 financial statements included in the Company's 10-KSB filing. The net effect of those prior period adjustments increased net loss for the six months ended June 30, 2002 from $1,471,562 to $2,293,960 for an increase of $822,398 with an increase in the loss per share from $0.03 to $0.04.


NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has experienced losses since its inception in 1997, and it has not generated revenues sufficient to cover its operating costs, has an accumulated deficit of $16,128,387 and a working capital deficit of $4,562,958 at June 30, 2003, which raises substantial doubt about its ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

It is the intent of management to obtain debt and equity financing to fund the Company's activities until sufficient revenues can be generated from operations. The Company has a common stock purchase agreement for a commitment to purchase up to $12 million of common stock by Fusion Capital, which will commence once a registration statement filed with the Securities and Exchange Commission is declared effective. The Company also plans to obtain funds through the exercise of outstanding stock warrants which would provide additional working capital to cover the costs of its mineral properties and other corporate expenses. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                       June 30, 2003 and December 31, 2002



NOTE 2 - GOING CONCERN (CONTINUED)

The Company will continue to seek joint ventures for its properties with third parties in order to alleviate some of the costs associated with it's current and future exploration, development and mining operation activities. Finally, the Company has to received the final permits from the State of Nevada and the Bureau of Land Management for its Mineral Ridge Mine and has posted the required reclamation bond which has allowed the Company to begin operation and recovery of gold at that property from which the Company expects to generate consistent revenues. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.


NOTE 3 - MATERIAL AND SUBSEQUENT EVENTS



LITIGATION

On March 5, 2003, William F. Matlack filed a complaint in the Second Judicial District Court in and for Washoe County, Nevada against Golden Phoenix. The complaint alleges, among other things, breach of contract, dealing in bad faith, fraud, fraudulent misrepresentation, negligence, negligent misrepresentation, breach of fiduciary duty and breach of covenant of dealing fairly and in good faith. The complaint seeking (i) economic damages in excess of $10,000, (ii) compensatory damages in excess of $10,000, (iii) punitive damages at the amount of $500,000, (iv) interest on economic damages at the rate established by law and (v) reasonable fees and costs related to the action. On April 16, 2003, Golden Phoenix served on Mr. Matlack a motion to quash service of process. Golden Phoenix intends to vigorously defend this matter. The likelihood of an unfavorable outcome or the extent of any potential loss is not presently determinable.


MINERAL PROPERTY LEASE - F.W. LEWIS CONTACT PROPERTY


During February 2003, the Company entered into a first amendment agreement with F.W. Lewis, Inc. (Lewis) extending the term of the existing exploration license to December 31, 2007. The Company is to continue making exploration license payments of $2,500 per month, stock distributions of 350,000 shares of the Company's common stock on January 1 and July 1 of each year and yearly minimum work commitment of $100,000. On May 7, 2003, the parties signed a second amendment that clarified that expenditures for work performed by the Company on either the Lewis property or the adjoining International Enexco, Ltd. (Enexco) property shall be applied to Lewis' minimum work commitment. Additionally, the second amendment clarified that Lewis holds a Production Royalty with respect to the Enexco property.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                       June 30, 2003 and December 31, 2002



NOTE 3 - MATERIAL AND SUBSEQUENT EVENTS


BOREALIS MINING VENTURE AGREEMENT

On May 8, 2003, the Company signed an Agreement in Principle for the assignment of a 50% interest in its Borealis Gold Property to Borealis Mining Company ("Borealis Mining"), a wholly-owned subsidiary of Gryphon Gold Corporation, a Nevada Corporation.

On July 21, 2003 ("Effective Date"), the Company signed a joint venture agreement with Borealis Mining for the right to acquire up to an undivided 70% interest in the Company's leased claims located on the Borealis property in Mineral County, Nevada for consideration of $125,000. The agreement shall continue for the period of time allowed herein for Borealis Mining to complete the actions for earning a 70% interest in the property, which is forty-eight months. In order to earn an initial undivided 50% right, title, and interest in the properties, Borealis Mining must incur a total of $5 million in qualified expenditures or make payments to the Company as follows:

        Within 12 months of Effective Date                     $         800,000
        Within 24 months of Effective Date an additional               1,000,000
        Within 36 months of Effective Date an additional               1,500,000
        Within 48 months of Effective Date an additional               1,700,000
                                                                ----------------
        Total                                                  $       5,000,000
                                                               =================

Borealis Mining also has an option to acquire an additional 20% interest in the property by incurring additional qualified expenditures of $4,000,000 during the following twelve month period after earning the 50% interest on the property (or paying the amount to the Company) or producing a qualifying feasibility study.

If Borealis Mining earns the 50% interest in the property, the Company and Borealis Mining shall execute a Mining Venture Agreement, which agreement shall thereafter govern the parties' rights and obligations with respect to the properties.



NEW RECLAMATION PERMIT


In May 2003, the Company received a reclamation permit from the Bureau of Land Management and the State of Nevada. The permit authorizes the company to reclaim the Mineral Ridge mine consistent with the conditions of the permit and the reclamation plans as filed. The permit becomes effective upon receipt or verification that acceptable funds and surety have been posted for the reclamation costs. During June 2003, the Company filed a $2.7 million reclamation bond through an insurance backed financial assurance program and the Company began formal mining operations at the Mineral Ridge Mine.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                       June 30, 2003 and December 31, 2002



NOTE 3 - MATERIAL AND SUBSEQUENT EVENTS (CONTINUED)

RECLAMATION SURETY BOND

During May 2003, The Company entered into an insurance backed financial assurance program for a surety bond, to secure the $2.7 million reclamation bond for the Mineral Ridge property. The program structure includes an insurance policy that will pay reclamation expenses as they occur. During June 2003, the Company transferred approximately $1,800,000 of the reclamation cash deposits that had been presented as restricted cash for the reclamation of the Mineral Ridge property to the insurance company and has removed the accrued reclamation obligation due to the insurance policy entered into that will pay the future reclamation costs during the term of the policy. The Company paid an additional $200,000 of premiums on the reclamation bond policy in June 2003 with an obligation to pay an additional $167,000 within six months of the inception of the policy and an additional $170,000 within nine months of the inception of the policy. The Company is obligated to pay an additional $11,311 annually thereafter.

The insurance enables the Company to acquire the necessary reclamation bond at a fixed and discounted rate for a term of twelve years. It also allows the Company the flexibility to increase its bond in the future to an aggregate limit of $4 million as it moves into Phase 2 of its operations at Mineral Ridge. With the filing of the reclamation bond, the Company has begun Phase 1 of its operating plan to produce gold from the mine. This includes the restart of the leaching of gold from the existing leach pad.


ADOPTION OF NEW ACCOUNTING PRONOUNCEMENT - SFAS 143

Effective January 1, 2003, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which established a uniform methodology for accounting for estimated reclamation and abandoned costs. As of December 31, 2002, the Company had recognized a reclamation liability of approximately $1,800,000 with corresponding restricted cash collateral required by the interim reclamation bond on the Mineral Ridge mining property. The Company had determined that the recorded liability was adequate to cover the estimated costs of reclaiming the Mineral Ridge mining property in accordance with existing permits and regulatory requirements. With the issuance of the new reclamation permits in June 2003 associated with the Mineral Ridge mining property and the new operating plan submitted as part of the permitting process, along with other factors, the estimated reclamation costs were increased to approximately $2.7 million which obligation has been covered by a surety bond of a corresponding amount. The Company has paid approximately $2,000,000 in premiums on the surety bond with an additional $337,000 due prior to March 2004 with annual premiums thereafter of approximately $11,311 decreasing annually as the surety limits decrease. This resulted in additional reclamation expense recognized by the Company in the amount of approximately $537,000 for the six months ended June 30, 2003. The Company has no other reclamation obligations or liabilities related to an of its other mineral properties.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                       June 30, 2003 and December 31, 2002




NOTE 4 - OUTSTANDING STOCK OPTIONS


The Company applies Accounting Principles Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for all stock option plans. Under APB Opinion 25, compensation cost is recognized for stock options granted to employees when the option price is less than the market price of the underlying common stock on the date of grant.

FASB Statement 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), requires the Company to provide proforma information regarding net income and net income per share as if compensation costs for the Company's stock option plans and other stock awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each stock award at the grant date by using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during 2002, respectively; dividend yield of zero percent for all years; expected volatility of 76.58%; risk-free interest rate of 4.31 percent; and expected life of 3.0 years.


Had compensation cost for the Company's stock options granted to employees been determined based on the fair value at the grant date under the accounting provisions of SFAS No. 123, the Company would have recorded an additional expense of $164,064 for six months ended June 30, 2002. Also under these same provisions, the Company's net loss would have been changed by the pro forma amounts indicated below:

                                                      June 30,
                                             2003                  2002
                                       -------------          -------------
                                         (Unaudited)            (Unaudited)
Net loss:
  As reported                          $  (1,746,957)         $  (2,293,960)
                                       -------------          -------------
  Pro forma                            $  (1,746,957)         $  (2,458,024)
                                       -------------          -------------
Basic income (loss) per share:
  As reported                          $       (0.02)         $       (0.04)
                                       -------------          -------------
  Pro forma                            $       (0.02)         $       (0.05)
                                       -------------          -------------



A summary of the status of the Company's stock option plans as of June 30, 2003 and changes during the year is presented below:



                                                           Weighted
                                                            Average
                                              Shares     Exercise Price
                                           -------------  ------------
Outstanding, December 31, 2002                 6,196,764         $0.19

  Granted                                             --            --
  Canceled                                            --            --
  Exercised                                           --            --
                                           -------------  ------------
Outstanding, June 30, 2003 (unaudited)         6,196,764         $0.19
                                           -------------  ------------
Exercisable, June 30, 2003 (unaudited)         6,196,764         $0.19
                                           -------------  ------------

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                       June 30, 2003 and December 31, 2002



                                    Outstanding                                  Exercisable
                   ----------------------------------------------       ------------------------------
                  Weighted
                     Number          Average          Weighted          Number
     Exercise      Outstanding      Remaining          Average      Exercisable at     Weighted Average
      Prices       at 3/31/03    Contractual Life  Exercise Price       3/31/03         Exercise Price
      ------       ----------    ----------------  --------------       -------         --------------
        $   0.15      2,465,715               (a)         $0.15        2,465,715                 $0.15
            0.22      3,731,049              1.26          0.22        3,731,049                  0.22
                      ---------              ----         -----        ---------                 -----
   $ 0.15 - 0.22      6,196,764              1.26         $0.19        6,196,764                 $0.19
                      =========              ====         =====        =========                 =====




(a) The term of these options is from the grant date until six months after all loans, advances or other debts due to employees granted these options have been paid in full.


During the year ended December 31, 2002, the Company granted 668,000 stock options to various outside consultants for services rendered. These options were issued with exercise prices ranging from $0.15 - $0.26 per share. All of these options vest immediately and were exercised within two months of the grant date.

On March 30, 2002, the Company granted 1,701,000 stock options to officers and directors of the Company. These options were issued with an exercise price of $0.22 per share. All of these options vest immediately and have a maturity of three years from the grant date.

On September 14, 2002, the Company granted 100,000 stock options to a director of the Company. These options were issued with an exercise price of $0.22 per share. All of these options vest immediately and expire on June 9, 2003.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                       June 30, 2003 and December 31, 2002


NOTE 5 - OUTSTANDING STOCK WARRANTS


A summary of the status of the Company's stock warrants as of June 30, 2003 and changes during the year is presented below:

                                                                  Weighted
                                                                  Average
                                                 Shares        Exercise Price
                                                 ------        --------------
    Outstanding, December 31, 2002              25,883,856          $   0.11

      Granted                                    1,065,352              0.25
      Canceled / Expired                          (250,000)             0.10
      Exercised                                (11,779,305)             0.10
                                                ----------          --------
    Outstanding, June 30, 2003 (unaudited)      14,919,903          $   0.13
                                                ----------          --------




The following summarizes the exercise price per share and expiration date of the Company's outstanding warrants to purchase common stock at June 30, 2003:

       Expiration Date             Price               Number
       ---------------             -----               ------
       2003                        $0.100             2,100,000
       2003                         0.150               175,000
       2004                         0.085               117,647
       2004                         0.100             5,292,900
       2004                         0.150             6,243,671
       2005                         0.150                65,333
       2006                         0.250               925,352
                               ----------            ----------
                              (unaudited)            14,919,903
                               ----------            ----------



NOTE 6 - PRIOR PERIOD ADJUSTMENT

Subsequent to the original issuance of the June 30, 2003 financial statements, the Company determined that accrued liabilities were not properly recorded as of June 30, 2003, for the two installment payments due under the new surety bond associated with the Mineral Ridge mining property reclamation permit and reclamation obligation. Accordingly, current liabilities increased by $337,024 as of June 30, 2003 with a corresponding increase in deficit accumulated during the development stage and net loss for the three and six months ended June 30, 2003.

                                     PART II


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The statutes of the State of Minnesota provide for indemnification of any officer, director or affiliated person for acts or omissions if he acted in good faith and in what he believed to be the best interests of the corporation. The registrant understands that the Securities and Exchange Commission feels that this indemnification is against public policy as to liability arising out of the Securities Act of 1933.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 Registration Fees                      $     650
                 Accounting Fees                           10,000
                 Legal Fees                                20,000
                 Miscellaneous                              4,050
                   TOTAL                                $  34,700


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         The following are all sales of unregistered securities for the past three years.

                                                                                                                  Share Price
                                    Nature of Services Performed           Shares Issued     Value Received       Per Share
                                    ----------------------------           -------------     --------------       ---------
FIRST QUARTER 2000
------------------
Private Placement For Cash $0.10                                                650,000       $   65,000          $  0.100
Harris Exploration Drilling         Drilling                                     84,330           14,505             0.172
NA Degerstrom Inc Consulting
  Services                                                                       10,886            2,051             0.188
NA Degerstrom Inc Consulting
  Services                                                                      138,285           31,695             0.229
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       53,718            8,036             0.150
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       72,290           10,844             0.150
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       87,268           23,212             0.266
Watts, Griffis & McQuat Ltd debt
  conversion                                                                     33,207            8,302             0.250
                                                                              ---------       ----------             -----
  Total First Quarter 2000                                                    1,129,984       $  163,644          $  0.145
                                                                              =========       ==========             =====

SECOND QUARTER 2000
-------------------
Private Placement For Cash $0.10                                                600,000       $   60,000          $  0.100
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       46,638            9,694             0.208
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       27,837            5,007             0.180
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       23,086            4,152             0.180
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                        8,933            1,607             0.180
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       21,769            3,393             0.156
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       26,495            4,130             0.156
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       14,959            2,332             0.156
                                                                                -------       ----------             -----
  Total Second Quarter 2000                                                     769,717       $   90,314          $  0.117
                                                                                =======       ==========             =====

THIRD QUARTER 2000
------------------
Private Placement For Cash $0.10                                              1,200,000       $  120,000          $  0.100
The Eversull Group Investor         Investor Relations
  Relations                                                                     100,000           15,000             0.150
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       66,785            8,551             0.128
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       70,182            8,916             0.127
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       82,179           10,194             0.124
                                                                              ---------       ----------             -----
  Total Third Quarter 2000                                                    1,519,146       $  162,662          $  0.107
                                                                              =========       ==========             =====

FOURTH QUARTER 2000
-------------------
Private Placement For Cash $0.10                                                450,000       $   45,000          $  0.100
Private Placement For Cash $0.20                                              3,000,000          600,000             0.200
The Eversull Group Investor         Investor Relations
  Relations                                                                     100,000           15,000             0.150
Jay Taylor Finders fee              Finder's Fee in Connection with
                                      Equity Placement                           50,000            5,000             0.100
Newmex Minerals Inc BO jv buyout                                              3,000,000          600,000             0.200
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       85,284           10,511             0.123
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      133,690           14,973             0.112
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       12,860            1,440             0.112
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      156,169           14,992             0.096
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      152,130           15,000             0.099
                                                                              ---------      -----------             -----
  Total Fourth Quarter 2000                                                   7,140,133      $ 1,321,917          $  0.185
                                                                              =========      ===========             =====

FIRST QUARTER 2001
------------------
Private placement for cash                                                            -         $      -          $      -
The Eversull Group Investor         Investor Relations
  Relations                                                                     100,000           15,000             0.150
                                                                                -------       ----------             -----
  Total First Quarter 2001                                                      100,000       $   15,000          $  0.150
                                                                                =======       ==========             =====

SECOND QUARTER 2001
Private Placement For Cash $0.10                                                900,000       $   90,000          $  0.100
Benjamin J. Viljoen lab equipment                                                10,000            1,000             0.100
Thomas Mancuso Technical consultant Geological Consulting                        63,875            9,000             0.141
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      154,799           15,000             0.097
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      150,797           13,074             0.087
                                                                              ---------       ----------             -----
  Total Second Quarter 2001                                                   1,279,471       $  128,074          $  0.100
                                                                              =========       ==========             =====

THIRD QUARTER 2001
------------------
Private Placement For Cash $0.10                                              2,050,000        $ 205,000          $  0.100
Payments For BO Lease                                                           317,100           31,710             0.100
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      105,235           14,222             0.135
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      113,760            9,824             0.086
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       90,167            8,584             0.095
The Eversull Group Investor         Investor Relations
  Relations                                                                     200,000           30,000             0.150
Jay Taylor reprint charge           In connection with reprinting of
                                      article on Golden Phoenix                  17,500            1,750             0.100
Craig Drossel & Diana Drossel debt
  conversion                                                                     50,000            5,000             0.100
                                                                              ---------       ----------             -----
  Total Third Quarter 2001                                                    2,189,455       $   23,500          $  0.011
                                                                              =========       ==========             =====

FOURTH QUARTER 2001
-------------------
Private Placement For Cash $0.10                                                650,000       $   65,000          $  0.100
Payments For BO Lease               Lease Payments                              117,647           10,000             0.085
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      111,690           15,000             0.134
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                      131,962           14,245             0.108
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       96,853            8,726             0.090
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       87,283            7,936             0.091
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       94,493            8,353             0.088
Whitney & Whitney Consulting        Business and Financial Consulting
  Services                                                                       71,209            5,811             0.082
                                                                              ---------       ----------             -----
  Total Fourth Quarter 2001                                                   1,361,137       $  135,071          $  0.099
                                                                              =========       ==========             =====

                                             NATURE                                                       SHARE PRICE
                                      OF SERVICES PERFORMED        SHARES ISSUED      VALUE RECEIVED       PER SHARE
                                      ---------------------        -------------      --------------       ---------

FIRST QUARTER 2002
------------------
Private Placement For Cash                                               4,640,000         $  464,000         $   0.10
Exchange Of Stock For Part Of
  Interim Reclamation Bond                                               1,257,862            200,000             0.16
Lease - Borealis Paid In Stock                                             328,235             27,900             0.09
Jeffrey Baclet Investor Relations  Investor Relations                      100,000             18,500             0.19
The Eversull Group Investor
  Relations                        Investor Relations                      200,000             25,000             0.13
                                                                         ---------         ----------             ----
  Total First Quarter 2002                                               6,526,097         $  735,400         $   0.11
                                                                         =========         ==========             ====

SECOND QUARTER 2002
-------------------
Private Placement For Cash $0.10                                         3,060,002         $  306,000         $   0.10
Private Placement For Cash $0.15                                         5,692,504            851,375             0.15
Warrant Exercise                                                           827,100             82,710             0.10
Directors Compensation For Board
  Meetings                                                                 109,448             17,948             0.16
Payments For BO Lease              Lease Payments                          201,333             30,200             0.15
Fusion Capital Fund II LLC                                                 250,000             46,250             0.19
Jeffrey Baclet Investor Relations  Investor Relations                      115,000             48,000             0.42
Taylor Hard Money Advisors
  Public Relations                 Public Relations                        400,000             60,000             0.15
The Eversull Group Investor
  Relations                        Investor Relations                      100,000             35,000             0.35
Thomas Mancuso Consulting
  Services                         Geological Consulting                    20,000              4,000             0.20
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                            114,198             10,849             0.10
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                            400,000             47,059             0.12
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                              4,459                700             0.16
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                            112,786             18,610             0.17
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                             61,442             10,322             0.17
Newmex Nevada Inc. Debt Service                                            392,963             39,296             0.10
Richard Cavell Family Trust Debt
  Service                                                                   86,133             25,840             0.30
Craig & Diana B Drossell Debt
  Service                                                                  399,263             63,186             0.16
                                                                         ---------         ----------             ----
  Total Second Quarter 2002                                             12,346,631        $ 1,697,346         $   0.14
                                                                         =========         ==========             ====

                                             NATURE                                                       SHARE PRICE
                                      OF SERVICES PERFORMED        SHARES ISSUED      VALUE RECEIVED       PER SHARE
                                      ---------------------        -------------      --------------       ---------
THIRD QUARTER 2002
------------------
Private Placement For Cash $0.15                                            83,334         $   12,500         $   0.15
Warrant Exercise                                                           500,000             50,000             0.10
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                             99,141             17,647             0.18
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                             98,039             17,647             0.18
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                             60,435             17,647             0.29
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                            110,582             35,294             0.32
Whitney & Whitney Debt Conversion                                          350,000             35,000             0.10
Fusion Capital LLC Commitment Fee                                        1,587,302            300,000             0.19
                                                                         ---------         ----------             ----
  Total Third Quarter 2002                                               2,888,833         $  485,735         $   0.17
                                                                         =========         ==========             ====

FOURTH QUARTER 2002
-------------------
Warrant Exercise                                                           100,000         $   10,000         $   0.10
David Caldwell Director
  Compensation                                                             100,000             17,974             0.18
Allan Marter Director
  Compensation                                                             100,000             17,974             0.18
Contact Lease Payment              Lease Payment                         2,753,623            450,000             0.16
Payments For BO Lease              Lease Payment                            78,400             11,760             0.15
Chuck DuCharme Finders Fee                                                  50,333              6,550             0.13
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                             25,570              5,031             0.20
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                             57,403             11,294             0.20
Whitney & Whitney Consulting       Business and Financial
  Services                           Consulting                             52,947             14,772             0.28
Fusion Capital Fund Debt For
  Professional Services                                                    200,000             37,000             0.19
Whitney & Whitney Debt Conversion                                          300,000             30,000             0.10
Convertible Note Conversion                                                 44,323             13,297             0.30
Fusion Capital Fund Advance
  Against Equity Line                                                    2,000,000            540,000             0.27
                                                                         ---------         ----------             ----
  Total Third Quarter 2002                                               5,862,599        $ 1,165,652         $   0.20
                                                                         =========         ==========             ====
FIRST QUARTER 2003
------------------
Warrant Exercise At $0.10                                                9,414,137          $ 941,414         $   0.10
Warrant Exercise At $0.15                                                  446,668             64,500             0.15
Payments For BO Lease                                                      253,800             42,600             0.17
                                                                         ---------         ----------             ----
  Total First Quarter 2003                                              10,114,605        $ 1,048,514         $   0.10
                                                                        ==========        ===========             ====

                                             NATURE                                                       SHARE PRICE
                                      OF SERVICES PERFORMED        SHARES ISSUED      VALUE RECEIVED       PER SHARE
                                      ---------------------        -------------      --------------       ---------
SECOND QUARTER 2003
-------------------
Warrant Exercise at $0.10                                                1,370,000         $  137,000         $   0.10
Warrant Exercise at $0.15                                                  248,500             37,275             0.15
Directors' Compensation for                                                 33,210
  Board Meetings                                                                                7,500             0.23
Whitney & Whitney Consulting       Business and Financial                   15,605
  Services                           Consulting                                                 2,573             0.24
                                                                         ---------         ----------             ----
  Total Second Quarter 2003                                              1,667,315         $  184,348         $   0.11
                                                                         =========         ==========             ====


         The registrant believes that all transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement need be in effect prior to such issuances.

ITEM 27.  EXHIBITS

EXHIBIT NO.         DESCRIPTION                                          LOCATION
-----------         -----------                                          --------
3.1                 Articles of Incorporation of Golden Phoenix          Incorporated by reference to Exhibit 2.1 to the
                    Minerals, Inc.                                       Company's Registration Statement on Form 10SB12G
                                                                         as filed with the SEC on July 30, 1997

3.2                 Bylaws of Golden Phoenix Minerals, Inc.              Incorporated by reference to Exhibit 2.1 to the
                                                                         Company's Registration Statement on Form 10SB12G
                                                                         as filed with the SEC on July 30, 1997

5.1                 Opinion re: legality                                 Provided herewith

10.1                Agreement, dated July 22, 1997, by and between       Incorporated by reference to Exhibit 10.2 to the
                    J.D. Welsh & Associates, Inc. and Golden Phoenix     Company's Registration Statement on Form
                    Minerals, Inc.                                       10SB12G/A as filed with the SEC on October 22,
                                                                         1997
10.2                Kennecott Agreement - Option to Purchase with        Incorporated by reference to Exhibit 10.3 to the
                    Exploration Rights, dated September 19,1997, by      Company's Registration Statement on Form
                    and between Kennecott Exploration Company and        10SB12G/A as filed with the SEC on October 22,
                    Golden Phoenix Minerals, Inc.                        1997

10.3                Option Agreement, dated September 1997, by and       Incorporated by reference to Exhibit 10.1 to the
                    between S.F. Lewis Trust and Golden Phoenix          Company's Quarterly Report on Form 10-Q for the
                    Minerals, Inc.                                       period ended September 30, 1997 as filed with the
                                                                         SEC on November 10, 1997

10.4                Amended Supplemental Agreement, dated November 15,   Incorporated by reference to Exhibit 10.2A to the
                    1997, by and between J. D. Welsh & Associates,       Company's Registration Statement on Form
                    Inc. and Golden Phoenix Minerals, Inc.               10SB12G/A, as filed with the SEC on December 29,
                                                                         1997

10.5                Mineral Lease Agreement and Option to Purchase, by   Incorporated by reference to Exhibit 10.4 to the
                    and between Erik Hansen and Golden Phoenix           Company's Registration Statement on Form
                    Minerals, Inc.                                       10SB12G/A, as filed with the SEC on December 29,
                                                                         1997

10.6                Mineral Lease Agreement and Option to Purchase,      Incorporated by reference to Exhibit 10.5 to the
                    dated December 1, 1997, by and between Mack Rife     Company's Registration Statement on Form
                    and Golden Phoenix Minerals, Inc.                    10SB12G/A, as filed with the SEC on December 29,
                                                                         1997

10.7                Financial Consulting Agreement, dated March, 1998,   Incorporated by reference to Exhibit 4.1 to the
                    by and between Market Survey's International, Inc.   Company's Registration Statement on Form S-8, as
                    and Golden Phoenix Minerals, Inc.                    filed with the SEC on April 27, 1998

10.8                Financial Consulting Agreement, by and between       Incorporated by reference to Exhibit 4.1 to the
                    Steven Heard and Golden Phoenix Minerals, Inc.       Company's Registration Statement on Form S-8 as
                                                                         filed with the SEC on September 1, 1998

10.9                Financial Consulting Agreement, by and between       Incorporated by reference to Exhibit 4.2 to the
                    Jason Bahnman and Golden Phoenix Minerals, Inc.      Company's Registration Statement on Form S-8 as
                                                                         filed with the SEC on September 1, 1998

EXHIBIT NO.         DESCRIPTION                                          LOCATION
-----------         -----------                                          --------
10.10               Form of General Executive Compensation Contract      Incorporated by reference to Exhibit 14.1 to the
                                                                         Company's Annual Report on Form 10-KSB for the
                                                                         year ended December 31, 1998, as filed with the
                                                                         SEC on October 27, 1999

10.11               Mineral Ridge Mine Sale Agreement, dated October     Incorporated by reference to Exhibit 2.1 to the
                    9, 2000, by and between Thomas L. Minsic (Trustee    Company's Current Report on Form 8-K for the
                    for the Chapter 11 bankruptcy estate of Mineral      period ended November 7, 2000, as filed with the
                    Ridge Resources, Inc.) and Golden Phoenix            SEC on November 22, 2000
                    Minerals, Inc.

10.12               Common Stock Purchase Agreement, dated November      Incorporated by reference to Exhibit 10.1 to the
                    12, 2002, by and between Golden Phoenix Minerals,    Company's Quarterly Report on Form 10-QSB for the
                    Inc. and Fusion Capital Fund II, Inc.                period ended September 30, 2002, as filed with
                                                                         the SEC on November 19, 2002

10.13               Agreement, dated July 21, 2003, by and between       Provided herewith
                    Golden Phoenix Minerals, Inc. and Borealis Mining
                    Company

21                  Subsidiaries of Golden Phoenix Minerals, Inc.        Incorporated by reference to Exhibit 21 to the
                                                                         Company's  Annual  Report on Form  10-KSB  for the
                                                                         year  ended December 31, 1998, as filed with the SEC on
                                                                         October 27, 1999

23.1                Consent of Independent Certified Public Accountants  Provided herewith

23.2                Consent of Independent Certified Public Accountants  Provided herewith

23.3                Consent of Kirkpatrick & Lockhart LLP                Provided herewith (contained in Exhibit 5.1 herewith)

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         4. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (iv) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(v) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on September 10, 2003.


                                        GOLDEN PHOENIX MINERALS, INC.

                                        By: /S/ MICHAEL R. FITZSIMONDS
                                            ----------------------------------
                                            Michael R. Fitzsimonds
                                            President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Fitzsimonds, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                                           DATE
---------                       -----                                           ----
/S/ MICHAEL R. FITZSIMONDS
------------------------------
Michael R. Fitzsimonds          Director, President and Chief Financial Officer September 10, 2003


/S/ STEVEN D. CRAIG
------------------------------
Steven D. Craig                 Director, Vice President and Secretary          September 10, 2003


/S/ ALLAN J. MARTER
------------------------------
Allan J. Marter                 Director                                        September 10, 2003


/S/ DAVID A. CALDWELL
------------------------------
David A. Caldwell               Director                                        September 10, 2003


/S/ RONALD L. PARRATT
------------------------------
Ronald L. Parratt               Director                                        September 10, 2003